 As filed with the Securities and Exchange Commission on May 9, 2005.
Registration No. 333- 121845

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2
To

FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INFINIUM LABS, INC.
(Name of small business issuer in its charter)

DELAWARE	7389	65-1048794
(State or other jurisdiction of	(Primary Standard Industrial	(IRS Employer
corporation or organization))	Classification Code Number))	Identification Number)

2033 MAIN STREET, SUITE 309
SARASOTA, FLORIDA 34237
(941) 556-8000
(Address and telephone number of registrant's principal executive offices)

TIMOTHY M. ROBERTS
CHAIRMAN AND CHIEF EXECUTIVE OFFICER
2033 MAIN STREET, SUITE 309
SARASOTA, FLORIDA 34237
PH: (941) 556-8000
FAX: (941) 917-0782
(Name, address and telephone number of agent for service)

Copy of all communications to:

DARRIN M. OCASIO, ESQ.
SICHENZIA ROSS FRIEDMAN FERENCE LLP
1065 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10018
PHONE: (212) 930-9700
FAX: (212) 930-9725

Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: ☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of securities to be	Amount to be	offering price	aggregate offering	Amount of
registered(1)	registered	per share	price registration	fee(2)

Common stock	3,696,130 (3)	$1.00	$3,696,130.00	$435.04
Common stock	46,656,000 (4)	$1.00	$46,656,000.00	$5,491.41
Common stock	8,699,978 (5)	$1.00	$8,699,978.00	$1,023.99
Common stock	5,437,487 (6)	$1.00	$5,437,487.00	$639.99
Common stock	5,437,487 (7)	$1.00	$5,437,487.00	$639.99
Common stock	5,787,485 (8)	$1.00	$5,787,485.00	$681.19
Common stock	1,552,000 (9)	$1.00	$1,552,000.00	$182.67
Total Registration Fee				$9,094.27*

*	Previously paid.
(1)	Includes shares of our common stock, par value $0.0001 per share, which may be offered pursuant to this registration statement, which shares are either (i) outstanding; or (ii) issuable upon conversion of convertible debentures and the exercise of warrants by the selling stockholders. We are also registering such additional shares of common stock as may be issued as a result of stock-splits, stock dividends and similar transactions pursuant to Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the convertible debentures and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated 200% of the number of shares of our common stock issuable upon conversion of the convertible debentures, including one year of interest at 8%. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.
(2)	Fee calculated in accordance with Rule 457(c) of the Securities Act. Estimated for the sole purpose of calculating the registration fee and based upon the average quotation of the high and low price of our common stock on December 30, 2004, as reported on the OTC Bulletin Board.
(3)	Represents shares of common stock that are outstanding.
(4)	Represents shares of common stock that may be issued upon the conversion of the 8% convertible debentures.
(5)	Represents shares of common stock that may be issued upon the exercise of class A common stock purchase warrants.
(6)	Represents shares of common stock that may be issued upon the exercise of class B common stock purchase warrants.
(7)	Represents shares of common stock that may be issued upon the exercise of class C common stock purchase warrants.
(8)	Represents shares of common stock that may be issued upon the exercise of class A-2 common stock purchase warrants.
(9)	Represents shares of common stock that may be issued upon the exercise of common stock purchase warrants.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed without notice. We and the selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we and the selling stockholder are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

Subject to completion, dated May 6, 2005

PROSPECTUS

77,266,567

SHARES

INFINIUM LABS, INC.

COMMON STOCK

This prospectus relates to the resale by selling stockholders of up to 77,266,567 shares of common stock of Infinium Labs, Inc.:

-	up to 46,656,000 shares of common stock issuable to certain selling stockholders upon the conversion of principal and interest under 8% convertible debentures;

-	up to 26,914,437 shares of common stock issuable to certain selling stockholders assuming the exercise of outstanding common share purchase warrants; and

-	up to 3,696,130 shares of common stock currently outstanding.

The selling stockholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. We will not receive any proceeds from the resale of shares of our common stock by the selling stockholders. The securities will be offered until all securities are sold pursuant to this prospectus or until all securities are sold under Rule 144.

Our common stock is quoted on the OTC Bulletin Board under the symbol "IFLB". On May 9, 2005 the closing bid price for one share of our common stock was $0.16.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD INVEST IN OUR COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CAREFULLY CONSIDER THE VARIOUS RISK FACTORS DESCRIBED BEGINNING ON PAGE 9 BEFORE INVESTING IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May __, 2005.

You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

TABLE OF CONTENTS

Prospectus Summary	1
Risk Factors	4
Use of Proceeds	11
Nature of Trading Market	11
Dividend Policy	12
Stock Purchase Agreements
Plan of Operation	12
Business	19
Legal Proceedings	26
Management	28
Executive Compensation	30
Security Ownership of Certain Beneficial Owners and Management	32
Certain Relationships and Related Transactions	32
Description of Securities	33
Shares Eligible for Future Sale	33
Selling Stockholders	34
Plan of Distribution	37
Legal Matters	38
Experts	38
Where You Can Find Additional Information
Financial Statements	F-1 through F-35

-i-

PROSPECTUS SUMMARY

BUSINESS

OVERVIEW

We are launching the Phantom Game Service, a broadband game delivery system designed for consumers to purchase and play games. The Phantom Game Service is a platform to deliver on-demand games, allowing consumers to search, preview and play a large selection of games online via a broadband Internet connection.

Since inception through December 31, 2004, we have incurred aggregate losses of $36,000,363. Our loss from operations for year ended December 31, 2004 was $33,131,286; our loss from operations for the two months ended December 31, 2003 was $598,948. In addition, we have an accumulated deficit as of $36,000,363 and we need approximately $22,000,000 to continue operations. Also, we do not have a firm launch date for our product.

In their report dated April 14, 2005, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in our financial statements for the year ended December 31, 2004. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations, a stockholders' deficit, and requirement for a significant amount of capital financing to proceed with our business plan.

Summary of Financial Data

The summarized financial data presented below is derived from and should be read in conjunction with our financial statements which are included elsewhere in this prospectus along with the section entitled "Management's Discussion and Analysis."

	For the Year Ended December 31,2004 (Consolidated)	For the Two Months Ended December 31, 2003	For the Period from December 9, 2002 (Inception) to October 31, 2003

Revenue	$-	$-	$-
Net Loss for the Period	$33,131,286	$598,948	$2,270,129
Loss Per Share - basic and diluted	$0.33	$0.01	$0.04

	December 31, 2004	December 31, 2003

Working Capital	$(12,223,911)	$(793,588)
Total Assets	$1,636,476	$519,455
Total Share Capital	$24,513,509	$2,545,742
Deficit	$(36,000,363)	$(2,869,077)
Total Stockholders' Equity	$(11,486,854)	$(323,335)

RECENT FINANCINGS

BRIDGE LOAN AGREEMENTS

October 20, 2004

As of October 20, 2004, we entered into a Bridge Loan Agreement with Hazinu Ltd, pursuant to which Hazinu Ltd. advanced the principal amount of $300,000 to us on October 21, 2004 in exchange for (i) a 10% secured promissory note in such principal amount, (ii) 500,000 shares of our common stock, and (iii) warrants to purchase 500,000 shares of our common stock. The warrants are exercisable until October 31, 2009 at a purchase price of $0.50 per share.

In connection with this bridge financing, we paid a finder's fee to West Hastings Limited in the amount of $30,000 and issued 60,000 warrants on the same terms as above.

This prospectus relates to the resale of the shares of common stock issued and shares underlying warrants issued in the October 20, 2004 transaction.

October 27, 2004

As of October 27, 2004, we entered into a Bridge Loan Agreement with JM Investors, LLC, Fenmore Holdings, LLC, Viscount Investments Limited and Congregation Mishkan Sholom, pursuant to which these lenders advanced an aggregate a principal amount of $300,000 to us on October 28, 2004 in exchange for (i) 10% secured promissory notes in such aggregate principal amount, (ii) 500,000 shares of our common stock multiplied by each lender's allocable share, which is defined as a fraction, of which the numerator is the lender's loan amount and the denominator is the aggregate loan amount, and (iii) warrants to purchase an aggregate of 500,000 shares of our common stock. The warrants are exercisable until October 31, 2009 at a purchase price of $0.50 per share.

In connection with this bridge financing, we paid a finder's fee to West Hastings Limited in the amount of $30,000 and issued 60,000 warrants on the same terms as above.

This prospectus relates to the resale of the shares of common stock issued and shares underlying warrants issued in the October 27, 2004 transaction.

On December 16, 2004, the October 20, 2004 and October 27, 2004 promissory notes were paid in full with the proceeds from the Series 04-02 convertible debentures dated December 13, 2004.

SECURITIES PURCHASE AGREEMENTS

A. December 13, 2004

On December 16, 2004, we closed a transaction pursuant to a Securities Purchase Agreement, dated as of December 13, 2004, with several accredited investors, identified below, pursuant to which those accredited investors lent an aggregate principal amount of $1,160,000 to us in exchange for (i) 8% convertible debentures Series 04-02 in that aggregate principal amount, and (ii) Class 2004-A warrants to purchase 5,437,487 shares of our common stock, Class 2004-B warrants to purchase 5,437,487 shares of our common stock and Class 2004-C warrants to purchase 5,437,487 shares of our common stock. The aforementioned securities were issued to the Lender by us pursuant to Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended (the "Act"), and/or Section 4(2) of the Act. The investors are as follows:

Zenny Trading Limited
Yeshiva Gedolah of Seagate
Zevi Wolmark
Liberty Supplies Corp.
Jacob Friedman
Shalom Torah Centers
JM Investors, LLC
Solomin Lesin
David Zajac
Simon Haber
Viscount Invesments, Ltd.
West Hastings Limited
More International Investments, Inc.
HEZA Holdings, Inc.
Longview Special Finance, Inc.

The debentures bear interest at 8% per annum and mature on December 16, 2005. The debentures are convertible into shares of our common stock, par value $.0001 per share. As currently in effect, the conversion price of the debentures means seventy-five percent of the lowest closing price during the five trading days ending on the trading day before the conversion date; provided, however, that in no event will such price be (x) more than $0.10 or (y) until the earlier of (I) the June 16, 2005 (II) the date after the closing date on which we file a registration statement on Form S-8 or (III) the date on which we first issue a mandatory conversion notice, lower than $0.10; provided, however, if certain events occur then the conversion price is fixed at $0.10.

Each of the warrants is exercisable until December 31, 2009, except that after the effective date of the registration statement which we have agreed to file for the resale of the lenders' shares, we may accelerate the expiration date of the Class B and Class C warrants to a date at least 3 trading days after the lender's receipt of that notice. The per share exercise prices of the warrants are: Class A - $0.10; Class B - $0.75; and Class C - $1.00.

The timely and full fulfillment of our obligations pursuant to the debentures have been personally guaranteed by Timothy M. Roberts, our chief executive officer and a director.

In connection with this financing, we paid a finder's fee to West Hastings Limited in the amount of $92,800 and issued 232,000 warrants at an exercise price of $0.50.

December 28, 2004 - Amendment to December 13, 2004 Agreements

On December 28, 2004, the Securities Purchase Agreement dated December 13, 2004 and related Class A warrants, Registration Rights Agreement and debentures were amended. The material provisions are as follows:

Securities Purchase Agreement - If we complete a financing of no less than $12 million and in connection with such financing, retire or convert our debt (other than the convertible debentures), the conversion price of the debentures will be fixed at $0.10. We currently do not have any binding commitments or agreements with any third parties for any financing. In addition, the investors received an aggregate of 250,000 shares of common stock. The exercise price of the Class A warrants and the Conversion price of the Debentures were amended as set forth above.

B. December 28, 2004

On December 28, 2004, we closed a transaction pursuant to a Securities Purchase Agreement, dated as of December 23, 2004, with several accredited investors, identified below, pursuant to which those accredited investors lent an aggregate principal amount of $1,000,000 to us in exchange for (i) 8% convertible debentures Series 04-03 in that aggregate principal amount, and (ii) Class 2004-A-2 warrants to purchase 4,687,485 shares of our common stock. We received the net proceeds of this financing on January 6, 2005. The aforementioned securities were issued to the Lender by us pursuant to Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended (the "Act"), and/or Section 4(2) of the Act. The investors are as follows:

Hazinu Limited
BL Cubed LLC
Longview Special Finance Inc.
Congregation Mishkan Sholom
JM Investors LLC
Jacob Friedman
Shalom Torah Centers
Shlomo Lesin
Fenmore Holdings LLC
West Hastings Limited
David Zajac
Zevi Wolmark
Liberty Supplies Corp.
Heza Holdings, Inc.

The debentures bear interest at 8% per annum and mature one year from issuance. The debentures are convertible into shares of our common stock, par value $.0001 per share. The conversion price of the debentures means seventy-five percent of the lowest closing price during the five trading days ending on the trading day before the conversion date; provided, however, that in no event will such price be (x) more than $0.10 or (y) until the earlier of (I) June 16, 2005, (II) the date after the closing date on which we file a registration statement on Form S-8 or (III) the date on which we first issue a mandatory conversion notice, lower than $0.10; provided, however, if certain events occur then the conversion price is fixed at $0.10.

The warrants are exercisable until December 31, 2009. The per share exercise price of the warrants is $0.10.

The timely and full fulfillment of our obligations pursuant to the debentures have been personally guaranteed by Timothy M. Roberts, our chief executive officer and a director.

In connection with this financing, we have paid a finder's fee to West Hastings Limited in the amount of $80,000 and issued 200,000 warrants at an exercise price of $0.50.

This prospectus relates to the resale of the shares of common stock issued and shares underlying warrants issued to be issued in the December 13 and 28, 2004 transaction.

December 28, 2004 - Amendment to December 23, 2004 Agreements

On December 28, 2004, the Securities Purchase Agreement dated December 23, 2004 and related warrants, Registration Rights Agreement and debentures were amended. The material provisions are as follows:

Securities Purchase Agreement - If we complete a financing of no less than $12 million and in connection with such financing, retire or convert our debt (other than the convertible debentures), the conversion price of the debentures will be fixed at $0.10. We currently do not have any binding commitments or agreements with any third parties for any financing. In addition, the investors received an aggregate of 500,000 shares of common stock. The exercise price of the Class A-2 warrants and the Conversion price of the Debentures were amended as set forth above.

NUMBER OF SHARES BEING OFFERED

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 46,656,000 shares of our common stock which may be issued to certain selling stockholders upon the conversion of principal and interest under 8% convertible debentures, and up to 26,914,437 shares of common stock which may be issued to the selling stockholders upon the exercise of outstanding common share purchase warrants issued in connection with the private placement of the 8% convertible debentures. In addition, this prospectus covers the resale of up to 3,696,130 shares of common stock owned by the selling stockholders. The selling stockholders may sell the shares of common stock in the public market or through privately negotiated transactions or otherwise. The selling stockholders may sell these shares of common stock through ordinary brokerage transactions, directly to market makers or through any other means described in the section entitled "Plan of Distribution."

NUMBER OF SHARES OUTSTANDING

As of May 2, 2005, we currently have outstanding 153,817,858 shares of our common stock and have 339 shareholders of record as confirmed by our transfer agent, Corporate Stock Transfer.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock being offered for sale by the selling stockholders. We will, however, incur all costs associated with this registration statement and prospectus.

EXECUTIVE OFFICES

Our executive offices are located at 2033 Main Street Suite 309, Sarasota, Florida 34237. Our Sarasota telephone number is (941) 556-8000 and our website is www.infiniumlabs.com. The information on our website is not part of this prospectus. Our product development / engineering offices are located at 1191 2nd Avenue, Suite 500, Seattle, Washington 98101. Our marketing offices are located at 11 Penn Plaza, 5th Floor, New York City, New York 10001. We are in the process of consolidating our Sarasota operations to our Seattle office and intend that it will serve as our executive offices when that consolidation is completed.

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the all of following material risks before purchasing shares of common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

RISKS RELATED TO SOME OF OUR OUTSTANDING SECURITIES

THE LARGE NUMBER OF SHARES UNDERLYING THE 8% CONVERTIBLE DEBENTURES AND WARRANTS MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

As of May 2, 2005, we had 153,817,858 shares of common stock issued and outstanding and an obligation to reserve 46,656,000 shares issuable upon conversion of the debentures. In addition, we have outstanding options and warrants to purchase 41,014,493 shares of common stock. Under certain circumstances described in the next risk factor, the number of shares of common stock issuable upon conversion of the outstanding debentures may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the debentures and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

IF CERTAIN CONDITIONS ARE MET, THE ADJUSTABLE CONVERSION PRICE FEATURE OF THE 8% CONVERTIBLE DEBENTURES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

The conversion price of the debentures means seventy-five percent of the lowest closing price during the five trading days ending on the trading day before the conversion date; provided, however, that in no event will such price be (x) more than $0.10 or (y) until the earlier of (I) June 16, 2005, (II) the date after the closing date on which we file a registration statement on Form SB-2 or (III) the date on which we first issue a mandatory conversion notice, lower than $0.10; provided, however, if a certain events occur then the conversion price is fixed at $0.10.

Accordingly, if one of the above triggering events occur, the conversion price will fluctuate with the market price of our common stock and the number of shares we will be required to issue will increase, perhaps substantially.

If we complete the first tranche of a financing of no less than $12 million and in connection with such financing, retire or convert our debt (other than the convertible debentures), the conversion price of the debentures will be fixed at $0.10

The following is an example of the number of shares of our common stock that are issuable, upon conversion of the debentures, based on market prices 25%, 50% and 75% below the current conversion price of $0.10.

		With	Number of
Percentage of % Below Market	Price Per Share	Discount of 25%	Shares Issuable	Outstanding Stock

25%	$0.075	$0.056	38,571,428	24.30%
50%	$0.050	$0.037	58,378,378	32.70%
75%	$0.025	$0.018	120,000,000	49.97%

As illustrated, upon a triggering event described above, the number of shares of common stock issuable upon conversion of the debentures will increase if the market price of our stock declines below $0.10, which will cause dilution to our existing stockholders and require us to file a new registration statement to cover the additional shares of common stock because there is no limit on the number of shares that may be issued in connection with a downward spiraling market.

IF TRIGGERED, THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF THE 8% CONVERTIBLE DEBENTURES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

The conversion price of the debentures is $0.10 per share, however, upon certain triggering events described above, the debentures are convertible into shares of our common stock at a 25% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholders could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, even prior to the time of actual conversions, exercises, and public resales, the market "overhang" resulting from the mere existence of our obligation to honor such conversions or exercises could depress the market price of our common stock.

THE ISSUANCE OF SHARES UPON ANY CONVERSION OF THE 8% CONVERTIBLE DEBENTURES OR EXERCISE OF OUTSTANDING WARRANTS WILL CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

The issuance of shares upon conversion of the debentures and exercise of warrants will result in substantial dilution to the interests of other stockholders since the selling stockholders would likely thereafter sell the shares issued upon such conversion. Although, pursuant to their terms, each selling stockholder individually may not convert their debentures and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock at a given point in time, this restriction does not prevent each selling stockholder from converting and/or exercising some of their holdings seriatim. In this way, the selling stockholders could sell more than the 4.99% limit while never owning at any time more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY THE 8% CONVERTIBLE DEBENTURES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE DEBENTURES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

The debentures are due and payable, with 8% interest, one year from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default as described in the debentures could require the early repayment of the debentures, including a default interest rate of 18% on the outstanding principal balance of the debentures if the default is not cured with the specified grace period. We anticipate that the full amount of the debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the debentures. If we are required to repay the debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

Future sales of our common stock may cause our stock price to decline.

Our stock price may decline by future sales of our shares or the perception that such sales may occur. If we issue additional shares of common stock in private financings under an exemption from the registration laws, then those shares will constitute "restricted shares" as defined in Rule 144 under the Securities Act. The restricted shares may only be sold if they are registered under the Securities Act, or sold under Rule 144, or another exemption from registration under the Securities Act.

Some of our outstanding restricted shares of common stock are either eligible for sale pursuant to Rule 144 or have been registered under the Securities Act for resale by the holders. We are unable to estimate the amount, timing, or nature of future sales of outstanding common stock. Sales of substantial amounts of our common stock in the public market may cause the stock's market price to decline. See "Description of Securities."

Our stock price can be extremely volatile.

Our common stock is traded on the OTC Bulletin Board. There can be no assurance that an active public market will continue for the common stock, or that the market price for the common stock will not decline below its current price. Such price may be influenced by many factors, including, but not limited to, investor perception of us and our industry and general economic and market conditions. The trading price of the common stock could be subject to wide fluctuations in response to announcements of our business developments or our competitors, quarterly variations in operating results, and other events or factors. In addition, stock markets have experienced extreme price volatility in recent years. This volatility has had a substantial effect on the market prices of companies, at times for reasons unrelated to their operating performance. Such broad market fluctuations may adversely affect the price of our common stock.

We do not expect to pay dividends.

We have not paid dividends since inception on our common stock, and we do not contemplate paying dividends in the foreseeable future on our common stock in order to use all of our earnings, if any, to finance expansion of our business plans.

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our common stock is subject to the "Penny Stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

RISKS RELATED TO OUR BUSINESS AND COMPANY

The following factors, among others, could cause actual results to differ materially from those contained in forward-looking statements in this annual report. The risks described below are not the only ones facing our Company. Additional risks not presently known to us may also impair our business operations.

WE REQUIRE ADDITIONAL FINANCING IN ORDER TO CONTINUE IN BUSINESS AS A GOING CONCERN, THE AVAILABILITY OF WHICH IS UNCERTAIN. WE MAY BE FORCED BY BUSINESS AND ECONOMIC CONDITIONS TO ACCEPT FINANCING TERMS WHICH WILL REQUIRE US TO ISSUE OUR SECURITIES AT A DISCOUNT, WHICH COULD RESULT IN FURTHER DILUTION TO OUR EXISTING STOCKHOLDERS.

As discussed under the heading, "Management's Discussion and Analysis - Liquidity and Capital Resources," we require additional financing to fund our operations. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. In addition, any additional equity financing may involve substantial dilution to our stockholders. If we fail to raise sufficient financing to meet our immediate cash needs, we will be forced to scale down or perhaps even cease the operation of our business, which may result in the loss of some or all of your investment in our common stock.

In addition, in seeking debt or equity private placement financing, we may be forced by business and economic conditions to accept terms which will require us to issue our securities at a discount from the prevailing market price or face amount, which could result in further dilution to our existing stockholders.

WE HAVE A HISTORY OF OPERATING LOSSES AND FLUCTUATING OPERATING RESULTS, WHICH RAISE SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY CAUSE US TO GO UT OF BUSINESS.

Since inception through December 31, 2004, we have incurred aggregate losses of $36,000,363. Our loss from operations for the fiscal year ended December 31, 2004 was $33,131,286 .There is no assurance that we will operate profitably or will generate positive cash flow in the future. In addition, our operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as the unpredictability of when customers will order products, the size of customers' orders, the demand for our products, and the level of competition and general economic conditions.

Although we are confident that revenues will increase, we also expect an increase in development costs and operating costs. Consequently, we expect to incur operating losses and negative cash flow until our products gain market acceptance sufficient to generate a commercially viable and sustainable level of sales, and/or additional products are developed and commercially released and sales of such products made so that we are operating in a profitable manner.

WE WILL REQUIRE ADDITIONAL FUNDING TO LAUNCH OUR PHANTOM GAME SERVICE AND IF WE ARE UNSUCCESSFUL IN OBTAINING ADDITIONAL FUNDING, WE WILL BE UNABLE TO EXECUTE OUR BUSINESS PLAN AND GO OUT OF BUSINESS.

We will need to obtain additional funding in order to:

•	fund the final phases of product development and launch of our Phantom Game Service;
•	finance additional growth and working capital requirement;
•	respond to competitive pressures; and
•	respond to other opportunities or challenges as they arise.

We expect that additional equity financing will result in substantial dilution of our stockholders. Debt financing will result in higher interest expense. The amount of any such debt cannot be predicted at this time, nor can our ability to obtain or service such debt be predicted. Moreover, there is no assurance that future equity or debt financing will be available on terms acceptable to us. Failure to obtain additional financing could cause us to go out of business.

BECAUSE WE HAVE A LIMITED OPERATING HISTORY, WE ARE UNABLE TO ACCURATELY FORECAST OUR REVENUES, AND A SHORTFALL IN REVENUES COULD CAUSE A MATERIAL ADVERSE EFFECT IN OUR BUSINESS, RESULTS OF OPERATIONS, AND FINANCIAL CONDITION.

We currently intend to increase our operating expenses substantially in order to, among other things:

•	expand our current operating expenses;
•	fund sales and marketing activities;
•	manufacture inventory; and
•	incur capital expenditures.

See "PLAN OF OPERATION - Cash Requirements." Our expense levels are based, in part, on our expectations with regard to potential future revenues, and to a large extent such expenses will be fixed, particularly in the short term. To the extent we are not successful in generating such revenues, we may be unable to appropriately adjust spending in a timely manner to compensate for any unexpected revenue shortfall or will have to reduce our operating expenses, causing us to forego potential revenue-generating activities, either of which could cause us to go out of business. In addition, as a strategic response to changes in the competitive environment, we may from time to time make certain pricing or marketing decisions that may adversely affect our revenues. Retail sales revenue is also subject to seasonal fluctuations. These factors add to the difficulty in accurately forecasting revenue.

BECAUSE WE HAVE A LIMITED OPERATING HISTORY AND THE VIDEO GAME INDUSTRY IS RAPIDLY CHANGING, WE ARE UNABLE TO ACCURATELY FORECAST OUR ACTUAL COSTS OF OPERATIONS, AND INCREASED COSTS OF OPERATIONS COULD CAUSE US TO GO OUT FO BUSINESS.

Because we have a limited operating history and because the video game and online gaming markets are characterized by rapidly changing technologies, evolving industry standards, frequent new product and service introductions, and changing customer demands, our costs may change dramatically over time. For example, in the event that the cost to manufacture the Phantom Game Receiver is higher than projected or our manufacturing costs increase dramatically, we may not be able to generate profit, which may cause us to go out of business. As a further example, in the event that the cost to host and download games on our Phantom Game Service is higher than projected or in the event that those costs increase dramatically over time, we may not be able to generate profit, which may cause us to go out of business.

IF WE ARE NOT ABLE TO OBTAIN DESIRABLE GAME CONTENT, OUR PHANTOM GAME SERVICE WILL NOT BE ATTRACTIVE TO CONSUMERS.

We must obtain access to desirable games to make our Phantom Game Service and Phantom Game Receiver attractive to consumers. We may not be able to obtain adequate desirable games for our Phantom Game Service due to a number of factors, including existing relationships or contracts between game developers and the dominant video game manufacturers, our limited operating history and our limited financial resources. There are some desirable games that are available only on proprietary platforms and to which we will likely never gain access. Even if we are able to obtain desirable game titles, we may not be able to gain access to them when they are first released. If our competitors have access to the most desirable games before we obtain such access, it will be more difficult for us to attract customers to our Phantom Game Service.

The Company currently has outstanding balances in the sum of $885,000 owed to publishers and developers. These content providers include Riverdeep, Codemasters, Atari, Inc., Enlight Interactive, Vivendi Universal and Eidos. Due to the outstanding balances, these content providers may elect to terminate their agreements with the Company and not provide content now or in the future. This would add risk to the success of the Phantom Game Service and to viability of the Company.

WE WILL DEPEND ON A LIMITED NUMBER OF THIRD PARTIES TO MANUFACTURE, DISTRIBUTE, AND SUPPLY CRITICAL COMPONENTS AND SERVICES FOR THE PHANTOM GAME RECEIVER AND OUR PHANTOM GAME SERVICE. WE MAY BE UNABLE TO OPERATE OUR BUSINESS IF THESE PARTIES DO NOT PERFORM THEIR OBLIGATIONS.

Our Phantom Game Service will be enabled through the use of the Phantom Game Receiver, which we expect will be manufactured by a third-party contract manufacturer. We expect to rely on sole suppliers for a number of key components for the Phantom Game Receiver and Phantom Game Service. We will not control the time and resources that these third parties devote to our business. We cannot be certain that these parties will perform their obligations as expected or that any revenue, cost savings, or other benefits will be derived from the efforts of these parties. If any of these parties breaches or terminates its agreement with us or otherwise fails to perform their obligations in a timely manner, we may be delayed or prevented from commercializing our Phantom Game Service. Because our relationships with these parties are expected to be non-exclusive, they may also support products and services that compete directly with us, or offer similar or greater support to our competitors. Any of these events could require us to undertake unforeseen additional responsibilities or devote additional resources to commercialize our Phantom Game Service. This outcome would harm our ability to compete effectively and achieve increased market acceptance and brand recognition.

If our manufacturing relationships are not successful, we may be unable to satisfy demand for our Phantom Game Service and the Phantom Game Receiver. The ability of our manufacturers to reach sufficient production volume of the Phantom Game Receiver to satisfy anticipated demand is subject to delays and unforeseen problems such as defects, shortages of critical components and cost overruns.

Moreover, our manufacturers will require substantial lead times to produce anticipated quantities of the Phantom Game Receiver. Delays, product shortages and other problems could impair our retail distribution and brand image and make it difficult for us to attract customers. In addition, the loss of a manufacturer would require us to identify and contract with alternative sources of manufacturing, which we may be unable to do and which could prove time-consuming and expensive.

WE HAVE LIMITED EXPERIENCE IN OVERSEEING MANUFACTURING PROCESSES AND MANAGING INVENTORY AND FAILURE TO DO SO EFFECTIVELY MAY RESULT IN SUPPLY IMBALANCES OR PRODUCT RECALLS.

We intend to contract the production of the Phantom Game Receiver to a third-party manufacturer. We expect to sell these units to retailers and distributors. As part of this effort, we expect to maintain some finished goods inventory of the units throughout the year. Overseeing manufacturing processes and managing inventory are outside of our core business and our experience in these areas is limited. If we fail to effectively oversee the manufacturing process and manage inventory, we may suffer from insufficient inventory to meet consumer demand or excess inventory. Ineffective oversight of the manufacturing process could also result in product recalls.

WE EXPECT TO DEPEND ON RETAIL DISTRIBUTION TO SELL THE PHANTOM GAME RECEIVER AND SUBSCRIPTIONS TO THE PHANTOM GAME SERVICE AND IF RETAILERS ARE NOT SUCCESSFUL OR ARE UNWILLING TO SELL OUR PRODUCTS AND SERVICES, WE MAY BE UNABLE TO SELL TO CONSUMERS.

We plan to distribute the Phantom Game Receiver and sell subscriptions to our Phantom Game Service through traditional brick-and-mortar retailers. In the event that retailers are reluctant to sell our products and services or in the event that their proposed financial terms are unacceptable to us, we would be forced to seek alternative channels of distribution, potentially delaying the introduction of our Phantom Game Service or slowing the growth of our subscriber base, which may cause us to go out of business.

OUR PHANTOM GAME SERVICE AND PHANTOM GAME RECEIVER, WHILE COSTLY TO DEVELOP, MAY FAIL TO GAIN MARKET ACCEPTANCE. IF OUR PRODUCTS AND SERVICES DO NOT GAIN MARKET ACCEPTANCE, WE MAY BE UNABLE TO OPERATE OUR BUSINESS.

We plan to invest a significant amount of money and resources in the launch of our Phantom Game Service and Phantom Game Receiver. However, our Phantom Game Service and Phantom Game Receiver are unproven and may fail to gain market acceptance. Because the market for our Phantom Game Service and Phantom Game Receiver is new and evolving, it is difficult to predict the size of the market and its rate of growth, if any. We cannot assure you that the market for video game or online gaming entertainment services will continue to develop or be sustainable. If the market for the Phantom Game Service fails to develop, develops more slowly than expected or becomes more competitive than is currently expected, we may no be able to keep up and go out of business.

WE MAY BE UNABLE TO ANTICIPATE CHANGES IN CONSUMER DEMANDS, AND IF WE ARE UNABLE TO EFFECTIVELY MEET CONSUMER DEMAND, WE WILL NOT MAKE SALES AND GO OUT OF BUSINESS.

Our Phantom Game Service appeals primarily to children, teenagers and young adults, whose preferences cannot be predicted with certainty and are subject to rapid change. Our success will depend on our ability to identify gaming and entertainment trends as well as to anticipate, interpret, and react to changing consumer demands in a timely manner.

We cannot provide assurances that we will be able to continue to offer the types of games that appeal to our consumers, or that we will satisfy changing consumer demands in the future. If we misjudge the market for our Phantom Game Service, our sales may decline significantly, which may lead us to bankruptcy.

WE WILL FACE COMPETITION FROM A NUMBER OF SOURCES, WHICH MAY IMPAIR OUR REVENUES, INCREASE OUR CUSTOMER ACQUISITION COST, AND HINDER OUR ABILITY TO GENERATE NEW CUSTOMERS.

While we are not aware of any direct competitors to our Phantom Game Service, we will indirectly with a large number of hardware manufacturers, Internet sites, media companies, and other companies providing gaming and entertainment services. Our competitors include companies offering gaming and entertainment services either on a stand alone basis or integrated into other products and media properties; vertical markets where competitors may have advantages in expertise, brand recognition, and other factors; and manufacturers of personal computers or game consoles who may develop their own Internet portals to which they would direct their customers.

Our competitors generally have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than ours. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their products or services to address the needs of our prospective customers. We cannot be certain that we will be able to successfully compete against current or future competitors. In order to compete effectively, we may need to expend significant internal engineering resources or acquire other technologies or companies to provide or enhance such capabilities. Any of these efforts will take resources we may not have, which may force us to go out of business.

WE DEPEND ON A NUMBER OF KEY PERSONNEL, AND THEIR LOSS MAY CAUSE US TO GO OUT OF BUSINESS.

Our success will depend upon our senior management and key sales and technical personnel, particularly Timothy M. Roberts, our Chairman and CEO, and Kevin Bachus, our President and COO. The loss of the services of one or more of these persons may cause us to go out of business. Our success also depends on our ability to attract and retain qualified technical, sales and marketing, customer support, financial and accounting, and managerial personnel. Competition for such personnel in the video game entertainment industry is intense, and we cannot be certain that we will be able to retain our key personnel or that we can attract, integrate or retain other highly qualified personnel in the future.

WE MAY BE UNABLE TO SUCCESSFULLY MANAGE RAPID GROWTH, AND THE FAILURE TO DO SO COULD HARM OUR BUSINESS.

We plan to dramatically increase the scope of our operations in both sales and marketing as well as technological development. We expect that we will need to expand and improve our financial and managerial controls, reporting procedures and systems. This rapid growth and expansion in operations will place a significant strain on our managerial, operational and financial resources. We expect the number of our employees to increase in the future. To successfully compete in the evolving gaming industry, we must implement financial and management controls; maintain our reporting systems and procedures; continue to scale our serving systems and upgrade their functional capabilities; and expand, train, retain and manage our work force. We cannot be certain that our systems, procedures or controls will be adequate to support our expanding operations, or that management will be able to respond effectively to such growth. Our future results of operations also depend on the expansion of our sales, marketing and customer support departments.

CONSUMERS WILL NEED A BROADBAND INTERNET CONNECTION TO ACCESS OUR PHANTOM GAME SERVICE, AND IF BROADBAND IS NOT WIDELY ADOPTED BY CONSUMERS, THE POTENTIAL MARKET FOR OUR PRODUCTS AND SERVICES COULD BE LIMITED.

Our anticipated revenues and profits from our Phantom Game Service are dependent upon the widespread acceptance and use of broadband Internet access. Rapid growth in the use of broadband Internet is a recent phenomenon and there can be no assurance that this growth will continue, or that a sufficiently broad base of consumers will adopt broadband as a method of accessing the Internet. For us to be successful, consumers must accept and use broadband as a method of accessing the Internet.

OUR CUSTOMERS WILL ACCESS OUR PHANTOM GAME SERVICE THROUGH A BROADBAND INTERNET CONNECTION, AND IF THEY CANNOT RELIABLY ACCESS THE INTERNET, THEY MAY CANCEL THEIR SUBSCRIPTIONS TO OUR PHANTOM GAME SERVICE, REDUCING OUR REVENUES.

Our success will depend, in large part, upon the maintenance of the Internet infrastructure, such as a reliable network backbone with the necessary speed, data capacity and security, and timely development of enabling products such as high speed modems, for providing reliable Internet access and services and improved content. The Internet infrastructure may not continue to effectively support the demands placed on it as the Internet continues to experience increased numbers of users, frequency of use or increased bandwidth requirements of users. Even if the necessary infrastructure or technologies are developed, we may have to spend considerable amounts to adapt our solutions accordingly. Furthermore, the Internet has experienced a variety of outages and other delays due to damage to portions of its infrastructure. Such outages and delays could negatively impact our customers' use of the Phantom Game Service and could lead to cancellation of subscriptions, which would reduce our revenues.

WE ARE SUBJECT TO U.S. AND FOREIGN GOVERNMENT REGULATION OF THE INTERNET, AND COMPLYING WITH THESE REGULATIONS COULD IMPOSE SIGNIFICANT COSTS.

Our subscribers will require a broadband connection to the Internet in order to access our Phantom Game Service. Existing laws and regulations applicable to the Internet relate to issues such as user privacy, defamation, pricing, advertising, taxation, gambling, sweepstakes, promotions, financial market regulation, content regulation, quality of products and services and intellectual property ownership and infringement. In addition, we will also be subject to new laws and regulations directly applicable to our activities. Any existing or new legislation applicable to us could expose us to substantial liability, including significant expenses necessary to comply with such laws and regulations, and dampen the growth in use of the Internet.

Several federal laws could have an impact on our business. The Digital Millennium Copyright Act is intended to reduce the liability of online service providers for listing or linking to third-party Websites that include materials that infringe copyrights or other rights of others. The Children's Online Protection Act and the Children's Online Privacy Protection Act are intended to restrict the distribution of certain materials deemed harmful to children and impose additional restrictions on the ability of online services to collect user information from minors. In addition, the Protection of Children from Sexual Predators Act of 1998 requires online service providers to report evidence of violations of federal child pornography laws under certain circumstances. Such legislation may impose significant additional costs on our business or subject us to additional liabilities.

Due to the global nature of the Internet, it is possible that the governments of other states and foreign countries might attempt to regulate Internet transmissions or prosecute us for violations of their laws. We might unintentionally violate such laws, such laws may be modified and new laws may be enacted in the future. Any such developments (or developments stemming from enactment or modification of other laws) could have a material adverse effect on our business, operating results and financial condition.

OUR SUCCESS WILL DEPEND ON OUR ABILITY TO SECURE AND PROTECT PATENTS, TRADEMARKS AND OTHER PROPRIETARY RIGHTS.

Our success and ability to compete will be substantially dependent on our internally developed technologies and trademarks, which we plan to protect through a combination of patent, copyright, trade secret and trademark law. Our patent applications or trademark applications may not be approved. Even if they are approved, such patents or trademarks may be successfully challenged by others or invalidated. If our trademark registrations are not approved because third parties own such trademarks, our use of such trademarks will be restricted unless we enter into arrangements with such third parties that may be unavailable on commercially reasonable terms.

We generally enter into confidentiality or license agreements with our employees, consultants and corporate partners, and generally control access to and distribution of our technologies, documentation and other proprietary information. Despite our efforts to protect our proprietary rights from unauthorized use or disclosure, parties may attempt to disclose, obtain or use our solutions or technologies. The steps we have taken may not prevent misappropriation of our solutions or technologies, particularly in foreign countries where laws or law enforcement practices may not protect our proprietary rights as fully as in the United States.

We may license in the future elements of our trademarks, trade dress and similar proprietary rights to third parties. While we attempt to ensure that the quality of our brand is maintained by these business partners, such partners may take actions that could materially and adversely affect the value of our proprietary rights or our reputation. Our proprietary rights may not be viable or of value in the future since the validity, enforceability and scope of protection of certain proprietary rights in Internet-related industries is uncertain and still evolving.

RISKS ASSOCIATED WITH AN INVESTMENT IN OUR COMMON STOCK

THE "PENNY STOCK RULE" COULD MAKE IT CUMBERSOME FOR BROKERS AND DEALERS TO TRADE IN OUR COMMON STOCK, MAKING THE MARKET FOR OUR COMMON STOCK LESS LIQUID WHICH COULD CAUSE THE PRICE OF OUR STOCK TO DECLINE.

Trading of our common stock on the OTC Bulletin Board may be subject to certain provisions of the Securities Exchange Act of 1934, commonly referred to as the "penny stock" rule. A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. If our stock is deemed to be a penny stock, trading in our stock will be subject to additional sales practice requirements on broker-dealers. These may require a broker-dealer to:

•	make a special suitability determination for purchasers of our shares;

•	receive the purchaser's written consent to the transaction prior to the purchase; and

•	deliver to a prospective purchaser of our stock, prior to the first transaction, a risk disclosure document relating to the penny stock market.

Consequently, penny stock rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock. Also, prospective investors may not want to get involved with the additional administrative requirements, which may have a material adverse effect on the trading of our shares.

PLEASE READ THIS PROSPECTUS CAREFULLY. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED BY THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet web site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the selling stockholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling stockholders and we will not receive any proceeds from the resale of the common stock by the selling stockholders. We will, however, incur all costs associated with this registration statement and prospectus.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol "IFLB.OB". In addition, our common stock is quoted on the Frankfurt and Xetra Exchanges, although, the Company has requested to be delisted from both the Frankfurt and Xetra Exchanges. In August 2004, Infinium Labs, Inc., applied for listing of its common stock on the American Stock Exchange. After an initial review, AMEX stated that Infinium Labs, Inc. did not meet the initial listing requirements because its shareholder equity was not more than $4 million. AMEX has requested the company to re-submit its application at the time of a 10K or 10Q filing demonstrating compliance with the AMEX initial listing requirements.

The following quotations obtained from Yahoo Finance (http://finance.yahoo.com) reflect the high and low bids for our common stock based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The high and low bid prices of our common stock for the periods indicated below are as follows:

Quarter Ended	High	Low

03/31/2005	$1.60	$0.24
12/31/2004	$1.45	$0.19
09/30/2004	$1.81	$0.31
06/30/2004	$2.02	$0.92
03/31/2004	$2.50	$0.30
12/31/2003	$0.01	$0.01
09/30/2003	$1.56	$0.00
06/30/2003	$1.26	$0.01

Our common shares are issued in registered form. Corporate Stock Transfer, Inc. is the registrar and transfer agent for our common shares.

As of May 2, 2005, we currently have outstanding 153,817,858 shares of our common stock and have 339 shareholders of record as confirmed by our transfer agent, Corporate Stock Transfer.

DIVIDEND POLICY

We have never paid cash dividends and have no plans to do so in the foreseeable future. Our future dividend policy will be determined by our Board of Directors and will depend upon a number of factors, including our financial condition and performance, our cash needs and expansion plans, income tax consequences, and the restrictions that applicable laws and our credit arrangements then impose.

EQUITY COMPENSATION PLANS

Our 2003 Stock Incentive Plan was terminated on and no options were issued under this plan. We currently do not have any equity compensation plans in place.

PLAN OF OPERATION

We are currently in the development stage of operations and expect to be in that mode for at least the next three to six months. Our goal is to commence the launch of the Phantom Game Service in the fourth quarter of 2005. Our primary mission is to sell video games to consumers who subscribe to our service, which is a combination of gaming hardware, software and secure online digital distribution.

The Company is characterized as a development company until it launches the Phantom Game Service. All product development and testing is near complete. The company does not face risk associated with development, but the company faces certain risk if it fails to secure the required funding to launch the service. At this point management feels that there exists a 9-12 month window to bring the product to market without a competitor taking first mover advantage.

Any delays in launch are not based on product development or content acquisition, as those key elements are in place. Any delays to market are based upon securing the proper amount of funding required to fund the existing Operating Plan. The Company anticipates that it will take 120-150 days to bring the service to market, post funding. Most of that time will be required to manufacture and ship the Phantom Game Receiver and to complete the Electronic Content Delivery.

In the situation where the Company fails to raise the required $11.5 million to launch the Phantom Gaming Service, the company has contingency plans to carry the business going forward. One such scenario involves the Company allowing other hardware manufactures to produce the Phantom Game Receiver. In this example the company's business will be Content Acquisition, Channel Programming and Electronic Content Distribution.

The company has hit all its internal milestones for product development, content licensing and marketing planning. The Phantom Game Receiver has been designed; working prototypes have been built and tested. The Company has contractually secured an ample amount of premium games content to launch its Service. The content delivery has been designed and is awaiting development. The initial subscriber sell thru milestone is 3,000 subscribers in the first month of launch.

We intend to pursue product development and marketing activities, concentrating primarily on the creation of the Phantom Game Service and on generating consumer demand. We are in the latter stages of negotiations with PC component suppliers and contract manufacturers to provide engineering support services, necessary parts and fabrication and assembly of hardware units. We are also in the latter stages of negotiations with data center operators to host our servers and with other providers to perform our customer support functions. Consistent with our business strategy, we have entered into a development agreement with respect to the engineering and industrial design of the Phantom Game Service.

Infinium Labs, Inc., has development agreements with Teague and BIOSTAR(R) Microtech International Corp. for engineering and industrial design of the Phantom Game Service. The company had two contracts with Walter Dorwin Teague for development of the industrial design of the Phantom Game Receiver and Lapboard. Terms were standard time and materials, work-for-hire. The work is complete and the company owns the designs. The company is filing design and utility patents to cover this work. The company has a development agreement in place with BIOSTAR(R) for the Phantom Game Receiver mainboard and graphics adapter. Terms are: 1/2 the total amount ($156k) due at signing; 1/4 ($78k) due before ship of pilot production units from Biostar to IFLB; 1/4 ($78k) due on acceptance of pilot units by IFLB. The end design product will be wholly owned by the company. This work is ongoing.

We have identified a core group of potential customers/distribution partners for the Phantom Game Service and Phantom Game Receiver and continue to meet with these potential partners on a regular basis. We expect to announce some of our distribution partners during the second quarter of 2005.

Our goal is to enter into distribution arrangements with several or more of these parties whereby each partner will purchase the Phantom Game Receiver through a purchase order process and resell the systems to their customers. In exchange, these partners will receive a share of the recurring subscription and/or software sales/rental revenues.

We have contracted with Pinnacle Marketing Group and Summit Sales to assist Infinium Labs with launching the Phantom Game Service into the retail channel.

In keeping with our goal to develop a library of available games, over 20 publishers, including Vivendi Universal Games, Atari Inc., Riverdeep and Eidos, have agreed to supply content. We currently are in negotiations with many other major game publishers with which we expect to build similar content-supplying relationships.

We have signed agreements with the following content providers:

Atari
Chronic Logic
Codemasters
Eidos
Enlight Interactive
Framework Studios
Gamerblitz
Gameware
GarageGames.com
Max Gaming Technologies
O-3 Entertainment
Riverdeep
Vivendi Universal Games

The following are estimated prices for the Phantom Game Receiver, a basic monthly subscription, an enhanced subscription and games that might be included in a basic subscription.

Phantom Game Receiver: $299.95
Activation Fee: $19.99 one time fee
Basic Subscription: $19.95 monthly, with a 2 year commitment. Enhanced Subscription: (not available at launch)
Game Store: $9.95-$54.95 per game purchased, depending on title.

We expect subscribers will able to play up to 10 games per month out of Phantom's Basic Tier library of over 200+ titles (over $300 game play value per month). Each month the subscriber may choose to pick new games, continue to play the same games or purchase any favorites from the previous month. The final value proposition for the basic tier is subject to further consumer testing and modification.

Some examples of games that may be included in the Basic Subscription are:
Unreal Tournament, Quake, Men of Valor, Mafia, Neverwinter, Nights, Baldur's Gate, Sacred, Vampire the Masquerade: Redemption, Civilization: Call to Power II, Tropico, Railroad Tycoon II Platinum Edition, Battleground 5: Antietam, Deus Ex, Tom Clancy's Rainbow Six, Uru: Ages Beyond, Myst, Deer Hunter 2004, Backyard Baseball, Backyard Basketball, Backyard Soccer, Microsoft Links Golf , Pro Bass Fishing, Austin Powers Pinball, Celebrity Deathmatch, Tournament Chess 2, Pitfall: Mayan Adventure, Trivial Pursuit.

Phantom Game Store allows subscribers the ability to purchase any game, anytime from an extensive library of over 500 titles. Once purchased the downloaded games remain on the hard drive of subscriber's Phantom Game Receiver, where updates, versions and patches are maintained by the Company. The library of available games at launch range from recent releases to classic favorites, the Phantom Game Store offers something for everyone in the family ranging in price from $9.95 to $54.95

Examples of Games in the Phantom Store are: Unreal Tournament 2004, Far Cry, Call of Duty,Tom Clancy's Splinter Cell: Pandora Tomorrow, Warcraft III, Beyond Good and Evil, The Suffering, Rise of Nations.

The consumer will own all the games he or she downloads to the Phantom Game Receiver and will not lose the games if the consumer cancels his or her subscription. Subject to local hard drive space, purchased games can still be played on the Phantom Game Receiver after the consumer cancels his or her subscription. If the consumer renews the subscription, full access to all games will be restored.

At this point in time, the company has achieved the following milestones: The Phantom Game Console has been designed; working prototypes have been built and tested. The Company has contractually secured game content to launch its Service. The content delivery has been designed and is awaiting development. The unachieved component is securing at least $11.5 million in funding for launch. The Company will require approximately 120-150 days post financing to launch the Phantom Gaming Service. The initial subscriber sell thru milestone is 3,000 subscribers in the first month of launch.

The Company’s target date for a limited regional rollout of 10,000 units of the Phantom Game Service is Q4 2005. This date and the milestones listed below are contingent upon raising sufficient capital, as also noted on the schedule below. The Company has failed to meet its operating milestones in the past due to insufficient funding on the operating timetable and has thus shifted launch date on numerous occasions.

The Company believes, based on past performance, that there is a high likelihood that sufficient capital will not be available on the timeline outlined below and many or all of these milestones will be missed and the launch date will again shift and/or the company will go out of business

There are however contingency options in place in the event that these milestones are not met, which are also outlined below the following table.

Period	Capital Requirements	Detail

Q2 2005	$ 2,306,000 G&A, Salary, Benefits, T&E, Marketing & Product Development $ 2,306,000 Total Expense
Marketing
Milken Event Los Angeles
E3 Los Angeles (May 17-20)
Microsoft DevCon (May 9-12)
Public Relations Retainer
Public Relations Expenses
Corporate Branding
Business Trade Media Relations
Web Site/Search Engine Optimization

Product Development
Patent Completion and Filing
System Board Development
Lapboard Development
Receiver Enclosure Development
Sample Hardware
Hardware Development Tools
Prototypes
BIOS Development
Prototype Engineering
Usability Testing
UI Redesign
Tooling
e-commerce Development Specs
Content Delivery Network

Q3 2005	$ 703,000 G&A, Salary, Benefits, T&E $ 2,763,000 Marketing Costs $ 2,372,000 Product Development $ 656,000 e-commerce Development $ 6,494,000 Total Expense
Marketing
Secure Print Media
Secure Local Spot Media
Begin Internet Marketing
Secure Promotions
Hire Agencies
Develop Retail Channel Displays
Begin Creative Development
Begin Public Relations

Product Development
Pilot Program - 100 Test Units
Tooling
Parts
Assembly Line

e-commerce Development
Service Hosting
Service Bandwidth
Customer Service
Billing Systems
e-commerce Development Completion
Content Delivery Network Completion

Q4 2005	$ 703,000 G&A, Salary, Benefits, T&E $ 5,800,000 Marketing and Manufacturing $ 550,000 e-commerce Development $ 7,053,000 Total Expense REVENUE: $3,500,000
Marketing
Begin Local Spot Media
Continue Print Media
Continue Internet Marketing
Execute Promotions
Execute Channel Marketing
Continue Public Relations
Plan for CES

Manufacturing
Manufacture and Regional Rollout of 10,000 Units

Q1 2006	$ 703,000 G&A, Salary, Benefits, T&E $ 4,375,000 Marketing $12,305,000 Manufacturing $ 1,061,000 e-commerce Development $18,444,000 Total Expense REVENUE: $9,787,000
Marketing
Trade Show - CES
Continue local Spot Media
Continue Print Media
Continue Internet Marketing
Execute Promotions
Execute Channel Marketing
Continue Public Relations
Plan for E3

Manufacturing
Manufacture and National Rollout of 25,000 Units

Total 04/05 - 03/06	$34,297,000 Total Expense TOTAL REVENUE: $13,287,000

Contingencies

Provided the company is not successful in securing the necessary capital required to fund this operating plan the company will seek an Original Equipment Manufacturer (OEM) to produce the Phantom Gaming Console. This would alleviate some portion of headcount expense and all of the hardware manufacturing expense.

CASH REQUIREMENTS

We estimate that based on our current business strategy, we will have operating cash requirements over the next twelve months of approximately $22,200,000. We estimate we will need approximately $11,500,000 to launch the Phantom Game Service and sell the first 10,000 units of the Phantom Game Receiver, as follows:

Operating expenses, including employee salaries and benefits, office expenses, rent expense, legal and accounting, financing fees,
publicity, investor relations, net of payables	$3,600,000
Marketing	3,100,000
Manufacturing of Inventory (Net of Revenues)	3,600,000
Capital Expenditures	1,200,000
Total Cash Requirements	$11,500,000

After launch, we estimate that we will need approximately $10,700,000 to achieve cash flow break-even, as follows:

Operating expenses, including employee salaries and benefits, office expenses,
rent expense, legal and accounting, financing fees, publicity, investor relations, net of payables	$11,200,000
Marketing	17,100,000
Manufacturing of Inventory (Net of Revenues)	(18,100,000)
Capital Expenditures	500,000
Total Cash Requirements	$10,700,000

Our estimate of operating expenses represents the expenditures we anticipate incurring in the operation of our business. Our estimated operating expenses for the next 16 months includes $7,600,000 of employee salaries and corresponding benefits.

In addition to negotiations with the debt holders to convert their notes to equity in order to reduce our debt service expense, we are seeking additional financing because we require substantial working capital. Although, we do not have any agreements or arrangements as of date for addition financing, if we raise additional financing through the issuance of equity, equity-related or convertible debt securities, those securities may have rights, preferences or privileges senior to those of the holders of our common stock. The issuance of additional common stock or securities convertible into common stock by us will also have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock. In addition, we do not close on sufficient financing, we will be unable to launch our service when currently planned.

We will seek to increase consumer demand for the Phantom Game Service through a number of significant marketing programs, ranging from traditional paid advertising to sponsorships and publicity. We maintained a significant presence at the 2004 Electronic Entertainment Expo (E3), which was held May 12-14, 2004, at the Los Angeles Convention Center. This event is the preeminent annual sales conference for the video game industry, and we showcased the Phantom Game Receiver and Phantom Game Service during this event. We estimate that our marketing plan will require approximately $20,200,000 over the next 16 months, dedicated to the following activities:

Expected Marketing Budget Breakdown
12 Month Forecast

Marketing, Promotions & Channel	$8,900,000
Advertising.	6,900,000
Printing, Reproduction and Website	3,300,000
Trade Shows.	1,100,000
Total	$20,200,000

Assumptions:

•	Total subscribers acquired (less churn/theft) in 12 month period: 97,981
•	Per subscriber acquisition cost: 10,000 subscribers in 3 month regional launch: $310
•	Per subscriber acquisition cost: 87,981 in remaining 9 months: $150
•	Total 12 month marketing budget: $16.7M (including past due accounts payable)

The basis for the expected marketing budget assumptions is an analysis combining annual marketing spends or subscriber acquisition costs (SAC) of similar or competitive products and services and a per-market media plan associated with key reach, frequency and conversion rate metrics.

Comparables included TiVO, Sirius Satellite Radio, Direct TV, XM Satellite Radio and NetFlix. Information was gathered primarily from publicly available information such as SEC filings.

However, no firm launch date has been set thus the expected marketing budget breakdown will continue to be revised in reaction to seasonality, market forces, competition and the Company’s ability to raise sufficient capital. It is possible that significantly more marketing budget will be needed or substantially less.

Based on the comparable analysis and per-market reach, frequency and conversion rate costs, we have budgeted our per subscriber acquisition cost (SAC) in two phases; $310 per subscriber in a three month, 6 market launch phase with the target of acquiring 10,000 net subscribers and phase two national rollout with a target SAC of $150 to acquire an incremental 87,981 subscribers for the nine months remaining in the first 12 month cycle.

By cross-indexing gamer households and broadband using third party syndicated research from Scarborough, we determined that our first six launch markets would be Boston, San Francisco, Detroit, Dallas, Seattle and San Diego. These markets over index in gamer and broadband households compared with the national average and represent a combined audience of 2.6M targeted potential customers. The Company’s goals are to reach 50% of these potential subscribers with advertising and promotional messages and covert .77% potential customers into paying subscribers.

On a national basis, we have identified over 15 million broadband households with home networks and at least 1 gamer, based on research from Penn, Schoen & Berland, Yankee Group and Parks Associates. The Company will need to reach 50% of this population with advertising and promotional messages and convert 1.28% of this potential customer population into paying subscribers.

The Company needs less than 1% of all households w. a broadband home network to achieve it’s Year 1 forecast of 97,981 subscribers.

Rationale for Marketing Spend

$310 Launch SAC (Subscriber Acquisition Cost):
➢	Phantom will need incremental funds to jump start channel presence with sales education, incentives and in store kiosks
➢	While product recognition is high amongst a small niche of game enthusiasts, Phantom will need to investment spend in initial markets to create greater brand awareness and validity
➢	Investment in channel and partner programs will strengthen Phantom’s position in the market
➢	Advertising and promotions options locally lack national efficiency. We anticipate higher CPMs (Cost Per Thousand) and greater field/grassroots tactical expense to fund a local launch
➢	Heavier A&P (Advertising & Promotions) investment needed to overcome limited launch retail presence

$150 National SAC:
➢	Phantom intends to invest in specific sales promotional periods and to leverage partnerships with existing vendors to gain awareness and acceptance for the product.
➢	We believe our reach and conversion projections are conservative against retailer feedback
➢	Publicity efforts and game-industry media outreach will help carry early gross impressions for the brand
➢	Steep retail ramp up expected against regional launch should alleviate some A&P expenditure
➢	Initial brand investment will alleviate some A&P expenditure

Marketing Goals

▪	Establish Phantom’s brand, price point and value proposition
➢	Highlight Phantom’s launch offer with convenience, breadth of content, “best in category” performance and great price

▪	Create demand, intent and drive acquisition through retail
➢	Ignite the brand with promotions, alliances, events and ideas
➢	Inspire retail participation through innovative channel programs
➢	Break through the pre-holiday clutter with a compelling thematic

▪	Drive usage, game purchases and build loyalty
➢	Superior experience through the integration of hardware and distribution services
➢	Customer support and satisfaction is the top priority

▪	Focus on driving value growth attracting the best customer

Marketing Strategies
▪	Launch Phantom Service into key broadband hive (key influencer) markets to stimulate trendsetter buzz among initial enthusiast customer
▪	Roll out Phantom nationally with advertising and promotions that builds off of initial trial and broadens the brand’s scope to include lifestyle and casual gamers
▪	Maximize marketing efforts by focusing expenditures during “retail power periods”
▪	Use advertising and promotion to impact Phantom’s audience at critical stages in the product’s sales cycles
▪	Work with key distributors/vendors on MDF (retail marketing development funds) and promotional partnerships to ensure maximum point-of-sale impact

Launch Campaign Objectives
▪	Plan delivers estimated total men 18-49 impressions of roughly 61million at a reach/frequency of 55/14 and an estimated CPM of $51.29
▪	We believe plan can convert .77% or 10,000 subs in six markets, Men 18-49 with broadband
▪	For plan to be effective, we anticipate a spend of $3 million or $310 per subscriber

Launch Campaign Calendar - Typical Three Month Period

National Campaign Rationale

▪
TV (32%) - most impact, delivers highest reach, offers immediacy of message, strong brand builder, supports retailer needs for driving availability awareness and most gaming/home electronics brands are built with TV

▪
Print (6%) - supports retailer and co-op needs, is timely, and can reach target audience through placement in heavily read sections (i.e. sports, biz). Use of promotional free-standing-inserts as well to support co-op marketing

▪	Internet (5%) - targeted, efficient, can tie into retailer site for ordering information, locations, etc
▪	Channel (26%) - Marketing development funds - paid to retailers for end-caps, POS materials, sales rep training, FSI inclusion, in-channel promotions
▪
Promotions (6%) - One-to-one, guerilla and on-premise marketing techniques.  Utilize event marketing strategies to demo the product and generate interest from core target groups, develop sweepstakes, giveaways and other direct marketing tactics

▪	Marketing (11%) - includes all agencies that will support the execution of the marketing plan; also include public relations services
▪	Production (5%) - TV spots, print, in-store materials, etc.
▪	Trade Shows (7%) - company will secure space, attend and demo the Phantom Game Service at industry trade shows
▪	Alternative (2%) - developing advertising opportunities through alternative channels such as TiVO, text messaging

National Campaign Mix

$16.7 Million marketing budget is expected to be allocated in the following ways:

▪	Third party vendors will be used to:
▪	Solidify media plan (Media Planning Vendor)
▪	Develop Creative Campaigns (Advertising Agency)
▪	Promotions Vendor will execute promotions, alternative and channel marketing (Promotional Vendor)
▪	Public Relations firm will execute trade shows and editorial outreach
▪	Interactive marketing vendor will execute online campaigns

Acronym definitions

MDF - Marketing Development Funds - a fund established to execute co-marketing programs with retail outlets. These include circulars, aisle-end caps and rebates
Jobbers - Jobbers are people hired to help sell the product in a retail outlet. Jobbers will hand out flyers, answer questions, help restock shelves. Jobbers work for the Company, not the retailer
E3 - The Electronic Entertainment Expo (E3) is the largest video game and interactive entertainment trade show in the world.
CES - The Consumer Electronics Show (CES) is the largest consumer electronics trade show in the world
IEMA - The Interactive Entertainment Merchants Association (IEMA) is a trade organization that facilitates the relationship between publishers/manufacturers and retailers. IEMA hosts an annual trade show to set up meetings between buyers and sellers
Demo Swat Teams & Viral Guerilla Marketing: - Abrupt and interruptive marketing techniques that grab attention and break through clutter. This type of marketing tactic targets and educates key prospect groups that sets trends and creates word of mouth “pass along value”
SMS - A protocol that enables text messages to be sent and received via certain mobile phones. SMS advertising is a new way to reach mobile phone users

Our current strategic plan does not indicate a need for material capital expenditures in the conduct of marketing or distribution activities. Advertising costs are expensed either in the periods in which those costs are incurred or the first time the advertising takes place. We currently employ 6 full-time individuals for marketing, distribution and content acquisition.

The Company believes it has completed all the Research and Development required in launching the Phantom Game Service and Phantom Game Receiver. We continue to refine processes by seeking better, faster and more cost effective ways to deliver our goods and services.

SOURCES OF CAPITAL

As of December 31, 2004, we had cash on hand of $4,102 and restricted cash of $894,910 which represents the remaining proceeds from the sale of common stock during 2004 for aggregate proceeds of $3,589,987 and from bridge financing transactions completed in an aggregate amount of $11,177,260. These proceeds have been used as follows:

$3.8 million	Payroll, Payroll Taxes and Employee Benefits

$2.4 million	Consultants

$3.1 million	Development Costs

$1.4 million	Conventions & Trade Shows

$1.4 million	Advertising & Marketing

$1.1 million	Repay Bridge Financing

Balance of funds spent on General & Administrative expenses.

Of the $3.8 million of proceeds used for payroll, payroll taxes and employee benefits, key individuals received gross compensation as follows:

Timothy M. Roberts	$110,417
Kevin Bachus	$143,750
Richard S. Skoba	$131,042

The Company is actively pursuing additional bridge financing and issuing additional shares of equity into a volatile equity market to meet its capital needs for the short term. In addition, the Company is in negotiations with the debt holders to convert their notes to equity in order to reduce our debt service expense. The Company plans on issuing additional shares of equity into a volatile equity market and using the cash proceeds from the sales of its receiver and service to meet the Company's long term capital needs. If the Company does not close on sufficient bridge financing transactions, issue sufficient additional shares of equity into a volatile equity market or is unable to launch its service when currently planned, the Company will need to raise additional capital from other sources or curtail its proposed spending and delay the product launch date.

BUSINESS

OVERVIEW

Currently the Company's business activities are solely dedicated to the development of the Phantom Game Receiver and the Phantom Game Service. Infinium's Product Development engineering team has successfully completed and tested the advanced beta version of the Phantom Game Receiver and Phantom Game Service as demonstrated at the 2005 Consumer Electronics Show (CES). The Company has entered into content distribution agreements that include 4 of the top ten; game companies that represent collectively 1/3 of the PC games sales market according to PC Data's July report.  (see http://www.npd.com/). While we continue to define our retail distribution partners, the Company does not believe that securing proper retail distribution partners will be an issue.

The Company is currently seeking funding for the launch of the Phantom Game Service and manufacture of the Phantom Game Receiver. Management estimates that the Phantom Game Receiver and Phantom Game Service will be available for launch 120-150 after it has secured funding of the first $11.5 million.

The Phantom Game Receiver is a "family room" unit derived from existing PC (Personal Computer) technologies and designed to work seamlessly with the Phantom Game Service. The Phantom Game Receiver and Service provide integration of broadband receiver hardware, subscription-based service and streaming game delivery network, allowing consumers to try, purchase and play PC-based games from a catalog of new and classic titles from the comfort of their living room.

To access the Phantom Game Service, our customers will pay a monthly subscription fee. Subscribers will have access to a number of free games and will be able to purchase or demo games from a library of titles. Subscribers will have access to community features and will be able to learn about the latest games and to try new release titles. If subscribers purchase a game, they will have full access to the title for the life of their subscription, as well as access to any modifications, updates or additional content made available for the game.

The Phantom Game Receiver is a "family room" unit that is designed to fit in an entertainment center and be integrated into a family's home entertainment system. The Phantom Game Receiver connects to any standard television, as well as A/V receivers. The Phantom Game Receiver accesses the Phantom Game Service by connecting to a broadband Internet connection, such as a cable or DSL line or through existing home networks, including wireless home networks. The Phantom Game Receiver is equipped with a "lapboard," which consists of a keyboard and mouse, and can also be used with a console-style game controller. The Phantom Game Receiver features multiple controller ports to enable multi-player gaming and additional ports to provide flexibility for specialized peripherals.

The Phantom Game Receiver differs from current game consoles in a number of significant respects. First, it is built from components that are not proprietary and which are readily available. Its primary components consist of a central processing unit, high-end video processor, high-speed memory, computer motherboard and large hard disk drive. The Phantom Game Receiver also differs from PCs in that it is designed for game play, not to perform other functions such as data processing. This dedicated functionality enables the Phantom Game Receiver to preserve operating resources in order to provide game-play performance.

Additionally, the Phantom Game Receiver does not use external media to play games. The Phantom Game Receiver only plays content downloaded through the Phantom Game Service, The Phantom Game Receiver does not use disks, cartridges or other media that can be easily lost, damaged or copied. Instead, content is downloaded in real time to the internal hard drive of the Phantom Game Receiver to enable game play.

The primary technical characteristics of the receiver are expected to include:

* Display: Any TV
* HDTV Compatible
* Connectivity: Any broadband connection
* Processor: Advanced Micro Devices (AMD) Sempron family
* Graphics Processor: NVIDIA 3D graphics accelerator
* System Memory: 256 Megabyte
* Dolby digital 5.1 Channel Audio
* Operating System: Microsoft Windows XP Embedded
* Hard Disk Drive: 80GigaByte hard drive w/ intelligent cache management
* Accessories: Wireless Lapboard and game pad controllers to be sold separately
* Wide variety of input and output connectors
* Sophisticated security, digital rights management (DRM) and content encryption
* Transparent patches and upgrades
* Client updates add new features to the service
* Content management keeps games fresh and reliable

The Phantom Game Service will be delivered on a hardware and backend platform that makes it possible to securely deliver games directly to consumers over broadband Internet access networks. The Phantom Game Service will use hosted infrastructure for content servers, which will store games and other content and provide for e-commerce transactions. Games will be stored in a proprietary, compressed, encrypted store and distributed over a secure, encrypted connection from our servers.

INFINIUM OPPORTUNITIES

OVERVIEW

Our Phantom Game Service is designed to address the four principal deficiencies identified in the current video game distribution model in order to provide the following significant benefits to publishers, retailers and consumers:

WINDOWS-BASED PLATFORM

The Phantom Game Receiver enables consumers to receive games via the Phantom Game Service. The Phantom Game Receiver and Phantom Game Service are compatible with all PC games developed for the Windows operating system - literally thousands of PC games that have been developed over the years.

UNLIMITED SPACE FOR GAME SOFTWARE

The Phantom Game Service will be deliver games into customers' living rooms securely over broadband Internet access networks. Our content servers will store all of the games and provide for all e-commerce transactions. There is essentially no limit to the number of games that can be stored and made available to our customers, and as a result, we intend to offer a robust catalog of both new releases and previously released games.

INCREASED PROFITABILITY

The Phantom Game Service offers both publishers and developers a content distribution platform that eliminates production, packaging, and retail merchandising costs (including open box returns) from their gross revenues. In addition, both publishers and developers can continue to earn revenues on games that are no longer on retail shelves. The Phantom Game Service can offer publishers and developers a virtually unlimited lifespan of revenue earning for each of their PC games.

CLOSED SYSTEM PREVENTS PIRACY

The Phantom Game Service is a "private" network that runs over any broadband Internet connection. The Phantom Game Service can be accessed only by subscribers though the Phantom Game Receiver. The Phantom Game Receiver is designed as a "closed box" with no removable media and employs a series of authentication protocols. The Phantom Game Service and the Phantom Game Receiver have been designed to ensure security in order to protect game content from piracy.

CONTENT STRATEGY

The Company has entered into content agreements with 11 PC game publishers and developers, representing over 500 titles for launch. The content distribution agreements include four of the top ten game companies that represent collectively 1/3 of the PC games market according to PC Data's July report.  (see http://www.npd.com/). The Company has not yet made payments to some of these publishers, and our failure to make payments could result in cancellation of these agreements. The Company currently owes these entities an aggregate of $885,000 and intends to pay the developers and publishers with the proceeds derived from additional bridge financing transaction and by issuing additional shares of equity. The Company communicates frequently with our content partners about our financing status.

We have signed agreements with the following content providers:

Atari
Chronic Logic
Codemasters
Eidos
Enlight Interactive
Framework Studios
Gamerblitz
Gameware
Max Gaming Technologies
GarageGames.com
O-3 Entertainment
Riverdeep
Vivendi Universal Games

These games will be available for purchase through the Phantom Game Service and publishers will receive a percentage of the revenue generated by the sales of these games. We believe that this arrangement represents an extremely attractive proposition for game publishers because no additional work is required of the Publishers to distribute a game developed for PCs to our subscriber base via the Phantom Game Service. With no extra engineering effort or assumed costs, publishers can access a new distribution channel for past, current and future PC games and receive incremental revenues from existing investments.

Because the Phantom Game Service does not have the shelf space restrictions faced by traditional software retailers, we expect to offer a much broader range of games than that offered in a traditional retail environment, including a large cross-section of games for families and games for children. Unlike traditional video game consoles, the Phantom Game Receiver does not require "exclusive" or platform-specific content in order to operate.

To date, we have been successful in securing front-line, high-profile game release in our content agreements with game publishers.

The company has negotiated terms with over 20 publishers or developers of video game content. These publishers and developers are listed below with the status and salient terms of the agreements. Many of the publishers and developers have given consent to be included in the Company’s content announcement even though final agreements were not signed.

Our standard program includes a definition of Net which is the actuals of credit card processing fees, refunds, rebates, returns, allowances and adjustments, taxes, duties or other governmental charges on production, sales, transportation, delivery, importation or use and bad debit.

1)	Garage Games - including:

	2)	21-6 Productions

	3)	Brave Tree

Status: Signed Contract Term: Multi-Year Revenue Share on Game Titles Purchased Minimum Royalty: N/A Advance: None Definition of Net: Standard Program

4) Max Gaming Technologies.
Status: Signed Contract
Term: Multi-Year
Revenue Share on Game Titles Purchased
Minimum Royalty: N/A
Advance: None
Definition of Net: Standard Program

5) Atari
Status: Signed Contract
Term: Multi Year
Revenue Share on Game Titles Purchased
Minimum Royalty: Yes - Varies by Game
Advance: Yes
Definition of Net: Royalty on Gross Billing

6) Chronic Logic
Status: Signed Contract
Term: Multi Year
Revenue Share on Game Titles Purchased
Minimum Royalty: No
Advance: No
Definition of Net: Standard Program

7) Codemasters
Status: Signed Contract
Term: 1 Year w/ Auto Renewal
Revenue Share on Game Titles Purchased
Minimum Royalty: Yes- varies by game
Advance: Yes
Definition of Net: Standard Program + withholding taxes

8) Dreamcatcher Interactive
Status: Terms finalized but agreement is not signed; approval to list in press release
Term: 1 Year w/1 year auto renewal
Revenue Share on Game Titles Purchased
Minimum Royalty: No
Advance: Yes
Definition of Net: Standard Program

9) eGames.com
Status: In Negotiations; approval to list in Press Release
Term:
Revenue Share:
Minimum Royalty:
Advance:
Definition of Net:

10) Eidos
Status: Signed Contract
Term: 1 year
Revenue Share on Game Titles Purchased
Minimum Royalty: No
Advance: Yes
Definition of Net: Standard Program

11) Enlight Interactive
Status: Signed Contract
Term: Multi Year
Revenue Share on Game Titles Purchased
Minimum Royalty: No
Advance: Yes
Definition of Net: Standard Program

12) Framework Studios
Status: Signed Contract
Term: Multi Year
Revenue Share on Game Titles Purchased
Minimum Royalty: No
Advance: No
Definition of Net: Standard Program

13) GamerBlitz
Status: Signed Contract
Term: 1 Year w/ Auto Renewal
Revenue Share on Game Titles Purchased
Minimum Royalty: No
Advance: No
Definition of Net: Standard Program

14) Gameware Development
Status: Signed Contract
Term: Multi Year
Revenue Share on Game Titles Purchased
Minimum Royalty: No
Advance: No
Definition of Net: Standard Program

15) Global Software Publishing
Status: Terms finalized but not Signed; approval to include in press release
Term: Multi Year
Revenue Share on Game Titles Purchased
Minimum Royalty: No
Advance: No
Definition of Net: Standard Program

16) Interplay
Status: In Final Negotiations; approval to include in press release
Term:
Revenue Share:
Minimum Royalty:
Advance:
Definition of Net:

17) Kuju Interactive
Status: Final but not signed
Term: Multi Year
Revenue Share on Game Titles Purchased
Minimum Royalty: No
Advance: No
Definition of Net:  Standard Program

18) Kuma Reality Games
Status: Negotiating; approval to include in press release
Term:
Revenue Share
            Front Line Titles:
            Catalog Titles:
            Digital Distribution Only Titles:
Minimum Royalty:
Advance:
Definition of Net:

19) Legacy Interactive
Status: Negotiating; approval to include in press release
Term:
Minimum Royalty:
Advance:
Definition of Net:

20) O-3 Entertainment
Status: Signed
Term: Multi Year
Revenue Share on Game Titles Purchased
Minimum Royalty: No
Advance: No
Definition of Net: Standard Program

21) Riverdeep
Status: Signed
Term: 18 Months
Revenue Share on Game Titles Purchased
Minimum Royalty: Yes- varies by game
Advance: Yes
Definition of Net: Standard Program

22) Skunk Studios
Status: Negotiating; approval to include in press release
Term:
Revenue Share
Minimum Royalty:
Advance:

23) Vivendi Universal Games
Status: Signed Contract
Term: Multi Year
Revenue Share on Game Titles Purchased
Minimum Royalty: No
Advance: Yes

The Company currently has outstanding balances in the sum of $885,000 owed to publishers and developers. These content providers include Riverdeep, Codemasters, Atari, Inc., Enlight Interactive, Vivendi Universal and Eidos. Due to the outstanding balances, these content providers may elect to terminate their agreements with the Company and not provide content now or in the future. This would add risk to the success of the Phantom Game Service and to viability of the Company.

The Company believes that based on Ms. Schoback’s resignation and the outstanding balances due to the above noted content suppliers, there is additional risk in securing the content needed to fully populate the service. However it should be noted that due to the fact that the Company only requires the Gold Master version of each PC-based game, there is no new production on the part of publishers and developers of game content and any revenues are purely incremental. This is to say that no content provider has expended significant financial resources against producing product for the Phantom Game Service and while the Company may have less than ideal relations with the content community at this time, the viability of repairing any damaged relationship is feasible and no out of pocket financial risk on the part of publishers or developers is at stake.

DISTRIBUTION STRATEGY

We intend to market and sell the Phantom Game Service, the Phantom Game Receiver and related accessories primarily through retail channels.

Our retail partner program is designed to generate new recurring revenue streams for retailers from the sale of the Phantom Game Service. Retailers will receive a percentage of the subscription revenue and games purchased over the life of the subscription in addition to their profit margin from sales of the Phantom Game Receiver. In today’s model there is no commitment from the consumer to return to the same retailer for additional purchases nor is there a monthly service fee for the retailer to share revenue from. Under our model the original selling retailer will receive a recurring revenue stream in two forms from each consumer they sell to 1) they will receive a percentage of the monthly service fee and 2) they will receive a percentage of each additional titles purchased through the receiver. We are in the process of entering into distribution agreements with prominent retail partners in order to provide the Phantom Game Service with nationwide retail coverage.

We have contracted with Pinnacle Marketing Group and Summit Sales to assist Infinium Labs with securing retail channel distribution for the Phantom Game Service. Pinnacle Marketing Group is based in Minneapolis where Target and Best Buy corporate reside. Summit Sales is based in Richmond Virginia were Circuit City corporate is located. By working with these two firms we are able to provide local support to our potential retail partners. The fees associated with this agreement are 3% retail price of the Phantom Receiver

The terms of these agreements include:

The Company appoints Pinnacle Marketing Group and Summit Sales as exclusive Sales Representatives for its products in assigned territories.

Representative’s compensation shall be a 3% commission on “net sales” of hardware and accessories.

The agreements will continue for one year unless terminated earlier and shall renew automatically unless notified by Company with at least 90-day notice in writing. The agreements may be terminated by either party with at least 45 days notice in writing.

Upon termination, Representative shall be entitled to a commission on all orders which are in place, dated or communicated to the Company prior to effective date of termination and severance equal to one month’s average commission for every year of service with a maximum total server of five months.

Pinnacle Market Group and Summit Sales territories are defined as Target, Best Buy and Circuit City stores in the geographic areas each sales representative currently operates.

We are negotiating terms with retail partners. We have presented term sheets to Electronic Boutique, however, negotiations have been suspended pending the completion of the merger of Electronic Boutique and GameStop. We have presented terms to Best Buy, Circuit City and Target. We expect to contract one of the three within 120 days. All contracts include 10% - 20% gross margin on the Phantom Receiver, 10% - 40% on Phantom accessories, 10% revenue share on the monthly subscription and approximately 10% on Phantom game purchases.

COMPETITION

OVERVIEW

While we are not aware of any direct competitors to our Phantom Game Service, we still face indirect competition from other gaming platforms, game developers and distributors and PC gaming services.

GAMING PLATFORMS

The gaming platforms that are most dominant in the market today are Sony PlayStation2, Microsoft Xbox, Nintendo GameCube and PCs. The following is a summary comparison of the strengths and weaknesses we see in each of these systems:

The Phantom Game Service and Phantom Game Receiver are designed to take advantage of the strengths of the PC platform without being subject to the weaknesses inherent in the platform. We believe that the Phantom Game Service and Phantom Game Receiver will compete with other systems based on the games available for each system, price of the system and games, reputation and convenience. Our ability to compete effectively with these existing platforms will depend heavily on our ability to acquire desirable game content for the Phantom Game Service and Phantom Game Receiver and to achieve attractive price points.

GAME DEVELOPERS AND DISTRIBUTORS

While the Phantom Game Receiver competes with other video game consoles, the Phantom Game Service also competes with other game developers and distributors. While the Phantom Game Service presents an opportunity for distributors of PC games to sell their games through a new channel, we will compete with game developers and distributors whose games are designed for the proprietary platforms of the video game console manufacturers. Because we will initially have a small installed base, developers and distributors of games for the dominant video game consoles may be reluctant to alienate the video game console manufacturers by providing content for the Phantom Game Service. Furthermore, although we look at retailers as partners and customers and believe the Phantom Game Service offers them a compelling opportunity, some retailers may view us as a competitor because the Phantom Game Service will sell games directly to subscribers, where otherwise the retailers might enjoy a direct sales relationship with those customers. Once customers have purchased the Phantom Game Receiver and become subscribers to the Phantom Game Service, we believe that to remain competitive, we must maintain a software portfolio that is attractive enough to cause subscribers to continue using the Phantom Game Service rather than switching to another platform.

PC GAME SERVICES

The past several years have seen the introduction of on-demand gaming services on the PC. These services include Yahoo! Games, Comcast Games on Demand and RealNetworks' RealArcade, as well as other services from or enabled by such companies as Exent Technologies, Trymedia Systems and Stream Theory. We believe that these services complement our offering and legitimize the category of games-on-demand, but are restricted by the limitations of the PC as an entertainment platform, by concerns over PC-based piracy and by reluctance on the part of game publisher to distribute their newest games online due to perceived channel conflicts with traditional retail.

INTELLECTUAL PROPERTY STRATEGY

We will rely on a combination of patent, copyright, trademark and trade secret laws, as well as confidentiality procedures and contractual restrictions, to establish and protect our intellectual property rights.

With respect to patents, we intend to protect all aspects of technologies associated with the make and use of the Phantom Game Service and Phantom Game Receiver through both design and utility patent applications in the United States and potentially in other countries in which we intend to market our products and services. The Phantom Game Service and Phantom Game Receiver will also utilize proprietary software that we develop.

We are pursuing federal registration of our trademarks and service marks in the United States with the U.S. Patent and Trademark Office. We have applied for registration of the marks INFINIUM LABS, INFINIUM LABS (with Infinity Design), PHANTOM, PHANTOM (with Helmet Design), the Phantom Helmet Design No. 1, the
Phantom Helmet Design No. 2, BLACK KNIGHT, BLACKNIGHT, VIRTUAL PRIVATE GAME NETWORK, VPGN, PAY PER PLAY, BUILT BY GAMERS FOR GAMERS and ANY GAME, ANY TIME. The trademark and service mark applications were filed for use in connection with either or both "interactive computer game consoles" in International Class 9, and/or "entertainment services, namely, providing interactive computer gaming network that allows end-users to demo, rent, purchase and play computer games" in International Class 41.

Infinium Labs has filed the following patents:

Patent Title	Number	Filed	Expires

Video Game Platform and User Interface	60/569,187	5/7/04	5/7/05
The Method for Automatic Patching of a Sparsely Streamed Application	10/953,313	9/29/04	9/29/24
Method and Apparatus for Backlighting of a Keyboard for Use with a Game Device	10/910,510	8/2/04	8/2/24

US Patents are pending.  60/569,187 is a provisional patent filing that will be supplemented with multiple utility and design patent filings in April 2005 i.e.

Patent Title	Status	Filed

Modified Keyboard and Systems Containing Keyboard	Final edits	unfiled
Multi-Mode Pointing Device	Final edits	unfiled
System for Securely Booting a Computer Device	Final edits	unfiled
Multiposition Multilevel User Interface System	Final edits	unfiled
Design Patent - Receiver	Draft	unfiled
Design Patent - Lapboard	Draft	unfiled
Design Patent - Mouse	Draft	Unfiled

Although we do not believe that our trademarks or service marks infringe the rights of third parties, third parties have in the past asserted, and may in the future assert, trademark infringement claims against us which may result in costly litigation or which require us to either settle or obtain a license to use third-party intellectual property rights.

NUMBER OF TOTAL EMPLOYEES AND NUMBER OF FULL-TIME EMPLOYEES

At May 2, 2005, we had 34 full-time employees, four of whom are in marketing, 22 of whom are in research and development and 8 of whom are administrative and executive personnel. There is no collective bargaining agreement in place.

PROPERTIES

Our corporate headquarters are located in Sarasota, Florida in a 12,112 square foot office. Our lease for this office space expires on November 30, 2009 and our monthly rent expense for this office space is $21,644. In addition, we have leased 22,284 square feet of office in Seattle, Washington from which we oversee product development. Our lease for this space expires on August 30, 2006 and our monthly rent expense for this office space is $25,070.

We believe that the facilities are well maintained. We also believe that these leased facilities are not unique and could be replaced, if necessary, at the end of the term of the existing leases.

LEGAL PROCEEDINGS
SensAble Technologies, Inc.

On October 27, 2003, SensAble Technologies, Inc. filed a complaint against Infinium in the U.S. District Court for the District of Delaware, alleging federal trademark infringement, federal trademark dilution, federal unfair competition, and Delaware common law unfair competition regarding the trademark "Phantom". The complaint sought damages, injunctive relief against Infinium's use of the name "Phantom", surrender of the Company's website www.phantom.com withdrawal of trademark applications for the "Phantom" mark and other unspecified damages. The complaint was settled in full via a $150,000 payment to SensAble Technologies on January 10, 2005 per the Second Amendment to Concurrent Use and Settlement Agreement dated May 28, 2004. As a condition of the Second Amendment to Concurrent Use and Settlement Agreement dated May 28, 2004, Sensable Technologies subsequently returned their 120,000 shares of common stock after receipt of the $150,000 payment in 2005.

SBI-USA, LLC

On or around November 24, 2004, SBI-USA, LLC, filed suit against us and our chief executive officer, Timothy M. Roberts, in United States District Court, Central District of California. The suit alleges breach of contract and fraud and seeks to recover damages of approximately $600,000 under a contract that we terminated with plaintiff, as well as punitive damages and attorney's fees. In connection with the breach of contract claim, the plaintiff alleges that, since March 6, 2004, we raised more than $30 million in financing and owe plaintiff 2% of all amounts received. In connection with the fraud claim, plaintiff claims that we represented that plaintiff would be our exclusive investment banker during the term of the agreement with plaintiff, and that we hired a competing firm. Prior to filing suit, plaintiff demanded that we pay approximately $66,000 in unpaid expenses as full compensation for amounts due under the agreement. Shortly following our refusal to do so absent documentation of the claimed expenses, plaintiff initiated this suit. Our counsel has advised us that this suit is completely meritless and we intend to vigorously defend it.

A default to the suit was entered against Timothy Roberts on January 5, 2005, but no default judgment has been entered. A motion to set aside the default was filed on February 7, 2005 and set to be heard on March 21, 2005. The complaint was settled in full via a $55,000 payment to SBI-USA, LLC on April 4, 2005. As of December 31, 2004, the Company has accrued expenses of $55,000 for this settlement.

KB Networks, Inc., Kyle Bennett and Steve Lynch

KB Networks, Inc., Kyle Bennett and Steve Lynch v. Infinium Labs, Inc. and Timothy Roberts was filed on February 27, 2004 in the United States District Court for the Northern District of Texas, Dallas Division. The case bore the Cause Number 3:04-CV-423-D.

The parties to the proceeding are identified in the style set forth above. The Complaint asserted only claims for declaratory relief. In this regard, the Complaint did not seek any compensatory damages whatsoever. The subject matter of the Complaint arose out of the publication by the Plaintiffs of an article about the Defendants on a website maintained by the Plaintiffs. That publication took place on September 17, 2003. Defendants sent the Plaintiffs cease and desist letters asserting that the article was defamatory in a number of respects. Defendants also asserted that the use of Infinium Labs, Inc.’s registered marks constituted a violation of the Lanham Act and otherwise constituted trademark infringement. The Original Declaratory Judgment Complaint was filed in order to obtain a declaratory judgment that the publication of the article was not defamatory and that the Plaintiffs’ use of Infinium Labs, Inc.’s trademarks in connection with the article did not constitute infringement and was an act of fair use.

Rather than respond to the Complaint, Defendants filed a Motion to Dismiss the Complaint asserting that the Court lacked both subject matter and personal jurisdiction. However, rather than provide a timely ruling on the Motion to Dismiss, the Court allowed the Plaintiffs to engage in discovery related to the question of personal jurisdiction. However, the Plaintiffs’ tactics during this discovery phase of the action were extremely burdensome and expensive. Accordingly, the decision was made to terminate the litigation by consenting to the exercise of personal jurisdiction and responding to the Complaint in such a way as to concede that the article did not give rise to any liability for the Plaintiffs as a result of its publication. As a result, the District Court entered a declaratory judgment declaring that the Plaintiffs were not liable to the Defendants as a result of the publication of the article.

During the dismissal process, the Plaintiffs asserted a right to recover sanctions against the Defendants for their conduct during the discovery phase of the litigation. The Plaintiffs asserted a sanction claim in the approximate amount of $100,000. Rather than continue to litigate the question of sanctions, the company agreed to pay the Plaintiffs the sum of $50,000 to completely terminate the litigation. As a result, the final declaratory judgment was ultimately entered terminating the litigation with prejudice. In this regard, the Agreed Declaratory Judgment terminating the litigation in all respects was entered by the Court on February 16, 2005. As of December 31, 2004, the Company has accrued expenses of $50,000 for this settlement.

Sue Bohle & Associates d/b/a The Bohle Company

Sue Bohle & Associates d/b/a The Bohle Company v. Infinium Labs, Inc., Case No. 2005-CA-3604-NC in the Circuit Court for Sarasota County, Florida. The Complaint was filed on or about April 14, 2005. The gravamen of the Complaint is that Infinium breached its contract with Plaintiff by allegedly failing to pay for public relations services performed by Plaintiff pursuant to the Contract. Plaintiff has alleged damages in the amount of $262,151.63 plus interest and attorneys' fees. On or about May 2, 2005, Infinium filed its Answer, denying Plaintiff's allegations and asserting a number of affirmative defenses.

Infinium's defenses notwithstanding, the Parties have engaged in settlement negotiations and expect to file a joint Stipulated Motion for Entry of Final Judgment. The negotiated settlement will consist of shares of Infinium common stock sufficient to satisfy Plaintiff's alleged damages.

In re Certain Fax Blasts

A confidential, non-public SEC investigation entitled “In re Certain Fax Blasts” is ongoing. The Company has provided documents in response to SEC subpoenas, and two Company employees, including the CEO, have testified in the investigation concerning, among other things, events at the Company. The Company’s response to the SEC subpoenas is continuing.

Infinium Labs, Inc., Timothy M. Roberts and Robert Shambro v. Digital Interactive Streams, Inc. and Royal O’Brien, Case No. 2004-CA-8193-NC in the Circuit Court for Sarasota County, Florida.

The Complaint was filed on 08/20/04. The gravamen of the Complaint is that the Defendants, DiStream and O’Brien, breached an Agreement of Settlement dated August 3, 2004.

The Agreement of Settlement was to settle DiStream and O’Brien’s claims against Infinium, Roberts and Shambro filed in the Circuit Court for Duval County, Florida in Case No. 2004-CA-28840-CV-B. The Agreement of Settlement provided that Infinium would pay DiStream $500,000 at prescribed times between August 16, 2004 and January 31, 2005 and would pay DiStream 1,000,000 warrants to purchase common stock. The Agreement also provided that both parties agreed to cease and desist disseminating disparaging or otherwise unfavorable remarks against the other. The first payment of $50,000 was due on August 16, 2004. On August 13, 2004, Infinium sent DiStream the first installment of $50,000. However, on August 14, 2004, DiStream and O’Brien substantially and materially breached the Settlement Agreement (and also a Non-Disclosure Agreement) by having Infinium’s Phantom prototype console delivered to the QuakeCon 2004 Conference where O’Brien appeared on stage with the Phantom prototype console, raised a huge hammer over his head as if to smash the Phantom prototype to bits in front of hundreds of cheering fans at the conference and allowed someone else to smash and destroy the console. The context for this part of the Quakecon Conference was to criticize Infinium and its product and appearing on stage in this context was an overt act of disparagement of Infinium and unfavorable to its product.

Infinium has filed a four count Complaint against DiStream and O’Brien. Count III asks the Court to enter a declaratory judgment establishing that Plaintiffs are discharged from performing under the Settlement Agreement because DiStream and O’Brien disseminated disparaging conduct and remarks at the Quakecon 2004 Conference and published this disparagement in front of hundreds of attendees, portraying DiStream and O’Brien’s disdain for the Infinium product and that this was a material breach of the Agreement discharging Infinium from having to perform under the Settlement Agreement.

A counterclaim has been filed by DiStream and O’Brien for damages under the Settlement Agreement, i.e., for failing to pay the first installment of $50,000 on August 16, 2004, the balance of the payments totaling $500,000 and failure to tender the 1,000,000 warrants.

The pleadings have been finalized. The parties are in the process of attempting to take depositions, although DiStream and O’Brien’s counsel are presently taking the position that they do not have to come to Sarasota where the case is pending to submit themselves to deposition.

Except as described above, we are not a party to any litigation other than litigation arising in the ordinary course of its business, which is not expected to have a material adverse effect on its financial condition or results of operations and has not accrued any amounts relating to any litigation.

MANAGEMENT

The following table sets forth information relating to compensation awarded to, earned by or paid to Named Executive Officers, which include:

(a) our chief executive officer;

(b) each of our four most highly compensated executive officers who were serving as executive officers at the end of the most recently completed fiscal year and whose total salary and bonus exceeds $100,000 per year; and

(c) any additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as an executive officer at the end of the most recently completed fiscal year.

Name	Position Held with Our Company	Age	Date First Elected or Appointed
Directors
Timothy M. Roberts	Chairman, Chief Executive Officer and Director	34	January 5, 2004
Richard Angelotti	Director	59	January 5, 2004

Executive Officers Who Are Not Directors
Kevin Bachus	President and Chief Operating Officer	35	January 5, 2004

The directors of our Company are elected at each annual general meeting and hold office until the next annual general meeting or until their successors are appointed.

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Directors and Executive Officers

TIMOTHY M. ROBERTS was the founder of our predecessor, Infinium Labs Operating Corporation, and has been our Chairman and Chief Executive Officer and a member of our board of directors since the merger of our subsidiary into Infinium Labs Operating Corporation. Prior to founding Infinium Labs in December 2002, Mr. Roberts was Chairman and Chief Executive Officer for Broadband Investment Group from 1999 through 2000. Broadband Investment Group was a holding company which owned a portfolio of service companies which handled technology layers 1-7. Broadband Investment Group was a general contractor of sorts which owned all of the sub contractors which allowed customers to have a one stop shop for network application design, build, hosting and also provided the managed services and security. Prior to that, he was Chairman and Chief Executive Officer for Intira Corporation from 1997 through 1999 of which Mr. Roberts was a co-founder, which provided network-based computing and communication services on an outsourced basis for our customers, allowing them to focus on their core business objectives rather than on building and supporting IT infrastructure. Mr. Roberts left Intira on good terms. The board had hired a CFO, 45 days later Mr. Roberts was in a boating accident which put him in intensive care for 6 weeks with a 1 year recovery time. Due to this leave of absence, the board (of which Mr. Roberts was a member) determined that it was in the best interest of the company for CFO to move from CFO and take over as the CEO and Chairman. Mr. Roberts was also a co-founder of broadband services provider Savvis Communications (NASDAQ SVVS). Mr. Roberts co-founded Savvis in 1995 and left Savvis 2 years later to start Intira Corporation.

RICHARD ANGELOTTI was a director of our predecessor, Infinium Labs Operating Corporation, since its formation and has been a member of our board of directors since the merger. Mr. Angelotti has been the CEO of Angelotti & Rosenberg Financial Group, a registered investment advisory firm, from March 2004 through the present. Mr. Angelotti served as the Principal of Global Financial Asset Management from August 2003 through February 2004 and was a Senior Vice President of Morgan Keegan from February 1999 through August 2003. He has over 12 years of experience as a financial advisor, and has held executive positions for major investment firms such as Northern Trust Bank of Sarasota, Bank of Boston in Florida, UBS Paine Webber, and Morgan Keegan. Mr. Angelotti holds Series 6, 7, 63, 65 Insurance and Annuity licenses. Drawing on his 13 years of experience as a practicing attorney, he has specialized his investment strategy to work with his clients on estate planning, tax planning, insurance needs, and annuities. Mr. Angelotti graduated from the University of Notre Dame, and received his Juris Doctor from the Loyola University of Law.

Executive Officers Who Are Not Directors

KEVIN BACHUS became our President and Chief Operating Officer in January 2004. From 1999 through September 2003, Mr. Bachus was Vice President, Publishing of Capital Entertainment Group, of which he was a co-founder. Capital Entertainment Group provided funding and guidance to video game developers for development projects, as well as, selling complete or near-complete projects to publishers allowing developers to focus on working on the game, and cutting down the amount of input a publisher needed to the development process itself. From 1997 through 2001 Mr. Bachus held various positions at Microsoft Corporation. While at Microsoft, Mr. Bachus was a founding member of the Xbox project team where he was instrumental in the development and funding of the Xbox videogame console. Mr. Bachus served as the first director of third party relations and led efforts that brought the hottest games to XBOX from more than 200 of the world's leading developers and publishers. Mr. Bachus previously served as the group product manager for DirectX, where he was responsible for promoting Windows as an entertainment vehicle and ensuring that the DirectX suite of tools became the primary choice for games and multimedia developers. DirectX is a Microsoft Windows technology that enables higher performance in graphics and sound when you're playing games or watching video on your PC (Personal Computer).

Key Employees

ANDREW SCHNEIDER became our Senior Vice President of Marketing in May 2004. Prior to joining us, Mr. Schneider served as Senior Vice President/General Manager for Sony Pictures Digital Entertainment (SPDE) from 1996-2003, where he was responsible for developing media software products and online broadband entertainment based on Columbia TriStar Television Group and Sony Pictures Entertainment brands. At Sony, Schneider was responsible for the online development of the award-winning Dawson's Desktop, the online companion to the hit show Dawson's Creek and the launch of interactive television versions of Wheel of Fortune and JEOPARDY! Schneider's career includes serving as Director of Marketing for Columbia TriStar Interactive and as senior producer for NBC Marketing Interactive from 1994-1996, NBC's Network Television Marketing division.

TYROL R. GRAHAM became our Vice President of Product Development in February 2004. Prior to joining us, Mr. Graham was at Microsoft Corporation from 1991 through 1999. While at Microsoft, Ty created the Windows Hardware Quality Labs (WHQL), a testing facility chartered with ensuring compatibility between Windows and the wide range of hardware and device drivers designed to work with Windows. Subsequently, Mr. Graham became the first hardware evangelist for DirectX, the multimedia technology that serves as the foundation for audio and video in Windows, and was responsible for driving adoption and support of DirectX graphics initiatives. In this role, Mr. Graham forged relationships between Microsoft and over 50 leading graphics component and board manufacturers such as ATI, NVIDIA, Intel, S3 and many others. In 2000 Ty was a founder of Wildseed Ltd., a technology start-up funded in part by Ignition Partners, to create youth-targeted wireless products and was personally responsible for lead product feature specifications, user interface design and industrial design.

JAMES J. ROBERTS is our Vice President of Corporate Development. Mr. Roberts joined Infinium Labs after serving from May 2001 to July 2003 as Director of Corporate Marketing and Regional Manager for Interactive Services, Inc., a nationwide provider of telecommunications and broadband services. James served from January 2000 to January 2001 as Vice President of Marketing at Phoenix Networks, a nationwide Internet services provider. James was a founder and Vice President of Marketing at Intira Corporation and Senior Account Manager at UNICOM Group. James has more than 25 years of experience in advertising, marketing and public relations working for Fortune 500, Enterprise and fast growing startup companies. Jim started his career as a reporter, staff writer and news editor at the St. Louis Globe-Democrat newspaper.
|
CERTAIN LEGAL PROCEEDINGS

None of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

COMMITTEES

Due to the stage of our development and our desire to use our resources to develop and launch our videogame system and service, we have not expanded our board size. We have not established an independent audit committee and do not have an audit committee financial expert.

EXECUTIVE COMPENSATION

The following table sets forth information relating to compensation awarded to, earned by or paid to Named Executive Officers, which include:

(a) our chief executive officer;

(b) each of our four most highly compensated executive officers who were serving as executive officers at the end of the most recently completed fiscal year and whose total salary and bonus exceeds $100,000 per year; and

(c) any additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as an executive officer at the end of the most recently completed fiscal year.

(all such persons are referred to as the "Named Executive Officers") are set out in the summary compensation table below.

SUMMARY COMPENSATION TABLE
		Annual Compensation				Long Term Compensation
						Awards		Payouts
Name and Principal Position	Year	Salary		Bonus	Other Annual Compen-sation(1)	Securities Underlying Options/ SARs Granted (#)	Restricted Shares or Restricted Share Units	LTIP Payouts	All Other Compen-sation
Timothy M. Roberts Chairman, Chief Executive Officer and Director	2004 2003 2002	$ $	250,000(1) 2,500 Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Kevin Bachus President and Chief Operating Officer	2004 2003 2002	$ $	250,000(2) 16,667 Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	2,100,000 Nil Nil	Nil Nil Nil	Nil Nil Nil
Richard S. Skoba Executive Vice President of Sales and Business Development	2004 2003 2002		$207,965(3) Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Andrew Schneider Senior Vice President of Marketing	2004 2003 2002		$190,000(4) Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Tyrol R. Graham Vice President of Product Development	2004 2003 2002		$150,000(5) Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil

The source of funds used for compensation of the company's named executive officers is the same as the source of funds used for the compensation of all other company employees which are proceeds from bridge financing as well as the proceeds from issuances of the company's shares of common stock.

1 included 500,000 shares of S-8 stock issued in lieu of cash compensation.
2 includes 500,000 shares of S-8 stock issued in lieu of cash compensation.
3 includes 224,574 shares of S-8 stock issued in lieu of cash compensation.
4 includes 203,400 shares of S-8 stock issued in lieu of cash compensation.
5 includes 265,966 shares of S-8 stock issued in lieu of cash compensation.

EMPLOYMENT AGREEMENTS

On September 17, 2004, Infinium Labs, Inc. entered into an employment agreement with Timothy M. Roberts, Chief Executive Officer. The agreement is for a one year term and sets Mr. Roberts’ salary at $150,000 per year, automatically increasing to $250,000 per year when the Company’s stockholders’ equity equals or exceeds $5,000,000.

On November 1, 2003, Infinium Labs, Inc. entered into an employment agreement with Kevin Bachus, President and Chief Operating Officer. Per the agreement, Mr. Bachus’ salary is $200,000 per year from November 1, 2003 through April 30, 2004 and, thereafter, increased to $250,000 per year.

On June 1, 2004, Infinium Labs, Inc. entered into a revised employment agreement with Richard S. Skoba, Executive Vice President of Sales and Business Development, that supersedes in its entirety an original employment agreement with Infinium Labs Corporation dated January 3, 2003. The revised agreement sets January 3, 2004 as the effective date of hire and the initial salary is $125,000 per year. Effective February 4, 2004, Mr. Skoba's salary automatically increased to $175,000 per year. Effective June 1, 2004, Mr. Skoba received monthly increases to his salary for five months, in equal installments, until reaching $225,000 per year. Upon termination by us without cause, Mr. Skoba will be entitled to six months' salary and benefits. Richard S. Skoba resigned his position with Infinium Labs effective April 30, 2005, to pursue other opportunities. His resignation terminated his employment agreement.

On January 15, 2004, Infinium Labs, Inc. entered into an employment agreement with Tyrol Graham, Vice President of Product Development. Per the agreement, Mr. Graham’s salary is $150,000 per year and grants Mr. Graham the option to purchase 150,000 shares of the Company’s common stock pursuant to the Company’s stock option plan and the eligibility to participate in the Company’s MBO Plan for a maximum of 400,000 additional shares of common stock to be awarded pursuant to the Company’s Incentive Stock Option Plan.

On May 24, 2004, Infinium Labs, Inc. entered into an employment agreement with Andrew Schneider, Senior Vice President of Marketing. Per the agreement, Mr. Schneider’s salary is $190,000 per year and grants Mr. Schneider the option to purchase 300,000 shares of the Company’s common stock, of which, 20% vested on Mr. Schneider’s first day of employment.

OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

The following table sets forth for each of the Named Executive Officers certain information concerning stock options granted to them during fiscal 2004. Our Company has never issued stock appreciation rights. Our Company grants options that generally vest immediately at an exercise price equal to the fair market value of a share of common stock as determined by its closing price on the OTC Bulletin Board. The term of each option granted is generally five years from the date of grant. Options may terminate before their expiration dates if the optionee’s status as an employee is terminated or upon the optionee’s death or disability.

Name	Number of Securities Underlying Options/ SARs Granted (#)	% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date

Timothy Roberts	4,000,000	28%	$1.43	June 1, 2009
Kevin Bachus	4,000,000	28%	$0.53	June 1, 2009
Richard S. Skoba	1,500,000	11%	$0.53	June 1, 2009
Andrew Schneider	1,000,000	7%	$1.43	June 1, 2009
Tyrol R. Graham	1,000,000	7%	$0.53	June 1, 2009

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
OPTION/SARB VALUES

No options were exercised during 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

Principal Stockholders

The following table sets forth, as of April 12, 2005 certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)

Timothy M. Roberts	19,442,276	12.28%
Kevin Bachus	4,655,556	2.94%
Richard S. Skoba	583,333	0.37%
Tyrol R. Graham	388,889	0.25%
Richard Angelotti 2080 Ringling Blvd Sarasota, Florida 34237	1,064,000	0.67%
All Officers and Directors as a group (5 persons)	26,134,054	16.51%

*	Represents less than 1% of our Company’s outstanding stock
(1)	Shares inclusive of vested stock options.
(2)	Based on 151,829,349 shares of common stock issued and outstanding and 6,351,529 vested stock options as of April 12 , 2005. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

CHANGES IN CONTROL

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of Infinium, other than the conversion of our outstanding convertible debentures in certain circumstances.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH CERTAIN OFFICERS

On January 5, 2004, our wholly owned subsidiary merged with and into Infinium Labs Operating Corporation, with Infinium Labs Operating Corporation surviving as our wholly-owned subsidiary. In connection with such merger, Timothy M. Roberts, our Chief Executive Officer and one of our directors, received 36,199,220 shares of our common stock as merger consideration based on the shares he owned in Infinium Labs Operating Corporation immediately prior to the merger. Also in connection with the merger, Mr. Roberts' mother, sister and brother received, respectively, 3,141,660, 31,400 and 31,400 shares of our common stock as merger consideration.

The Company issued a director 800,000 shares of common stock as consideration for the director's personal guaranty of a $500,000 note payable secured by a real estate mortgage encumbering the director's residence.

The Company compensated the Chief Executive Officer $50,000 as consideration for the Chief Executive Officer's personal guaranty of a $1,500,000 note payable secured by a real estate mortgage encumbering the Chief Executive Officer's residence.

On January 27, 2005, the Company borrowed $300,000 from Timothy Roberts, the Company’s Chief Executive Officer, under a 15% promissory note, which is payable no later than April 27, 2005.

TRANSACTIONS WITH PROMOTER

Immediately prior to the merger described above, Peter Goldstein surrendered to us 10,000,000 shares of our common stock in exchange for all of the issued and outstanding of our wholly-owned subsidiary Global Business Resources, Inc., a Florida corporation. The operations of such subsidiary were not material to us and were not desired to be retained following the merger.

The promoters of our Company are our directors and officers.

DESCRIPTION OF SECURITIES

The following summary is a description of our common stock and certain provisions of our Certificate of Incorporation, Bylaws and Delaware law.

GENERAL

Our authorized capital consists of 600,000,000 shares of common stock, par value $.0001 per share. As of December 31, 2004, we had 119,344,309 shares of common stock outstanding.

COMMON STOCK

Subject to rights which may be granted to holders of preferred stock in the future, each share of our common stock is entitled to one vote at all meetings of our stockholders. Our common stockholders are not permitted to cumulate votes in the election of directors. All shares of our common stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of our common stock. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to receive, on a pro rata basis, all of our assets remaining after satisfaction of all liabilities.

ANTI-TAKEOVER PROVISIONS

Certain provisions of our Certificate of Incorporation, our Bylaws and Delaware Law may have possible anti-takeover effects. These provisions could discourage, delay or prevent an acquisition of our business at a premium price. These provisions:

o limit the matters that may be brought before stockholder meetings; and

o limit the ability of our stockholders to remove a director other than for cause

In addition, Section 203 of the Delaware General Corporation Law provides that, subject to certain exceptions specified therein, a corporation may not engage in any business combination with any interested stockholder (generally a 15% stockholder) for a three-year period following the date that such stockholder becomes an interested stockholder unless (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock at the time the transaction commenced (excluding certain shares), or (iii) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least 66?% of the voting stock which is not owned by the interested stockholder. This Section 203 may accordingly make it more difficult for an interested stockholder to effect various business combinations with us for a three-year period.

TRANSFER AGENT

The transfer agent for our common stock is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the shares of common stock offered may be resold without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

SALE OF RESTRICTED SHARES

Certain shares of our outstanding common stock were issued and sold by us in private transactions in reliance upon exemptions from registration under the Securities Act and have not been registered for resale. Additional shares may be issued pursuant to outstanding warrants and options. Such shares may be sold only pursuant to an effective registration statement filed by us or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, a stockholder, including one of our affiliates, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or our affiliate. The number of shares of common stock which may be sold within any three-month period is limited to the greater of: (i) one percent of our then outstanding common stock, or (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a stockholder who is not our affiliate, who has not been our affiliate for 90 days prior to the sale, and who has beneficially owned shares acquired from us or our affiliate for over two years may resell the shares of common stock without compliance with many of the foregoing requirements under Rule 144.

SELLING STOCKHOLDERS

The following table sets forth information as of December 31, 2004 with respect to the beneficial ownership of our common stock both before and immediately following the offering by each of the selling stockholders.

Calculation of the percent of outstanding shares owned is based on shares of our common stock issued and outstanding as of December 31, 2004. Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission, and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to the table, we believe each holder possesses sole voting and investment power with respect to all of the shares of common stock owned by that holder, subject to community property laws where applicable. In computing the number of shares beneficially owned by a holder and the percentage ownership of that holder, shares of common stock underlying options, warrants, debentures or preferred stock by that holder that are currently exercisable or convertible or are exercisable or convertible within 60 days after the date of the table are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person or group.

The terms of the debentures and warrants owned by certain selling stockholders prohibit conversion of those debentures or exercise of those warrants to the extent that a conversion of those debentures would result in the holder, together with its affiliates, beneficially owning in excess of 4.99% of our outstanding shares of common stock, and to the extent that exercise of the warrants would result in the holder, together with its affiliates, beneficially owning in excess of 4.99% of our outstanding shares of common stock. We have registered for resale all of the shares that can be resold by each selling stockholder, without regard to the conversion or exercise limitations described herein. Because the 4.99% conversion limitation only affects one of our investors, Long View Special Finance, we have prepared the table without regard to any exercise or conversion limitations.

None of the selling stockholders are broker-dealers or affiliates of broker dealers.

		Total
	Total Shares	Percentage
	of Common	of Common					Percentage
	Stock	Stock,	Shares of			Beneficial	of Common
	Issuable Upon	Assuming	Common Stock	Beneficial	Percentage of	Ownership	Stock Owned
	Conversion of	Full	Included in	Ownership	Common Stock	After the	After
	Notes and/or	Conversion/	Prospectus	Before the	Owned Before	Offering	Offering
Name	Warrants	Exercise (1)	(2)	Offering	Offering (1)	(3)	(3)

BL Cubed LLC	1,742,342	1.12%	3,013,592 (4)	1,798,592	1.16%	--	--
Congregation Mishkan Sholom	1,328,229	*	2,342,405 (5)	1,532,405	*	--	--
Darrin M. Ocasio	--	*	500,000 (6)	500,000	*	--	--
David Zajac	795,794	*	1,198,307 (7)	806,807	*	--	--
Eran Salu	565,498	*	565,498 (8)	565,498	*
Fenmore Holdings LLC	3,028,904	1.93%	5,272,654 (9)	3,247,654	2.07%	--	--
Hazinu Limited	3,984,685	2.53%	4,597,185(10)	4,597,185	2.90%	--	--
Heza Holdings, Inc.	853,872	*	866,760(11)	866,760	*	--	--
IK Investment Partners	2,174,994	1.39%	2,174,994 (12)	2,174,994	1.39%
Jacob Friedman	834,514	*	1,265,277 (13)	846,777	*	--	--
JM Investors LLC	2,280,076	1.46%	3,443,115 (14)	2,430,615	1.56%	--	--
John Villarreal	217,499	*	217,499 (15)	217,499	*
Liberty Supplies Corp.	3,647,809	2.32%	5,596,860 (16)	3,706,860	2.35%	--	--
Long View Special Finance Inc.	9,119,520	5.60%	13,938,270 (17)	9,213,270	5.65%	--	--
More International Investments, Inc.	621,561	*	896,949 (18)	626,949	*	--	--
Paul Zaffaroni	163,125	*	163,125 (19)	163,125	*
Robert Efthimos	141,375	*	141,375 (20)	141,375	*
Ronald Nussbaum	50,000	*	50,000 (21)	50,000	*	--	--
Samuel Krieger	50,000	*	50,000 (21)	50,000	*	--	--
Shalom Torah Centers	2,077,639	1.33%	3,059,178 (22)	2,100,678	1.35%	--	--
Shimon Haber	621,561	*	896,949 (23)	626,949	*	--	--
Shlomo Lesin	212,953	*	368,328 (24)	219,828	*	--	--
Solomon Lesin	1,864,686	1.20%	2,690,850 (25)	1,880,850	1.21%	--	--
Timothy M. Roberts	--	*	1,500,000 (26)	24,109,220	13.55%	22,609,220	12.82%
Viscount Investments, Inc.	1,326,458	*	1,960,569 (27)	1,420,569	*	--	--
West Hastings Limited	3,668,654	2.64%	4,972,224 (28)	3,703,224	2.66%	--	--
Yeshiva Gedolah of Seagate	2,486,247	1.59%	3,587,798 (29)	2,507,798	1.60%	--	--
Zenny Tading Limited	4,972,491	3.13%	7,175,592 (30)	5,015,592	3.16%	--	--
Zevi Wolmark	911,951	*	1,399,214 (31)	926,714	*	--	--
Double U Master Fund. L.P	500,000	*	500,000 (32)	500,000	*	--	--

* Less than one percent.

The method for calculating the conversion price of the debentures is as follows:
The debentures are convertible into shares of our common stock, par value $.0001 per share. The conversion price of the debentures means seventy-five percent of the lowest closing price during the five trading days ending on the trading day before the conversion date; provided, however, that in no event will such price be (x) more than $0.10 or (y) until the earlier of (I) June 16, 2005, (II) the date after the closing date on which we file a registration statement on Form S-8 or (III) the date on which we first issue a mandatory conversion notice, lower than $0.10; provided, however, if certain events occur then the conversion price is fixed at $0.10.

(1)	A total of 153,817,858 shares of common stock were issued and outstanding as of May 2, 2005.
(2)	Pursuant to registration rights agreements, we have agreed to register under the Securities Act of 1933, as amended, 200% of the shares of our common stock issuable upon conversion of principal and interest under the 8% convertible debentures. Accordingly, we aggregated the principal amounts of $2,160,000 with the aggregated interest on such debentures of $172,800 for a total amount of $2,332,8000 and then divided by the conversion price $0.10 for an amount of shares equal to 23,328,000 and then multiplied by 200% for a grand total of 46,656,000 shares being registered for the conversion of the debentures.
(3)	Except as noted, assumes that all securities registered will be sold.
(4)	Represents (i) 1,125,000 shares of common stock underlying a $112,500 principal amount convertible note assuming a conversion price of $0.10 per share; (ii) 90,000 shares underlying interest for one year; (iii) 1,215,000 additional shares as per registration rights agreement; (iv) 56,250 shares of common stock; and (v) 527,342 shares of common stock underlying a class A-2 warrant exercisable at $0.10 per share. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, the selling stockholder is owned and managed by Mel Lifshitz, who may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.
(5)	Represents (i) 750,000 shares of common stock underlying a $75,000 principal amount convertible note assuming a conversion price of $0.10 per share; (ii) 60,000 shares underlying interest for one year; (iii) 810,000 additional shares as per registration rights agreement; (iv) 204,176 shares of common stock; (v) 166,667 shares of common stock underlying a warrant exercisable at $0.50 per share; and (vi) 351,562 shares of common stock underlying a class A-2 warrant exercisable at $0.10 per share. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, the selling stockholder is owned and managed by Menachem Lipsker, who may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.
(6)	Represents shares of common stock.
(7)	Represents (i) 362,500 shares of common stock underlying $36,250 principal amount convertible note assuming a conversion price of $0.10 per share; (ii) 29,000 shares underlying interest for one year; (iii) 391,500 additional shares as per registration rights agreement; (iv) 11,013 shares of common stock; (v) 52,733 shares of common stock underlying a class A-2 warrant exercisable at $0.10 per share; and (vi) 117,187 shares of common stock underlying each class A, B, and C warrants exercisable at $0.10, $0.75, and $1.00 per share, respectively.
(8)	Represents 565,498 shares of common stock underlying a warrant exercisable at $0.10 per share.
(9)	Represents (i) 1,875,000 shares of common stock underlying a $187,500 principal amount convertible note assuming a conversion price of $0.10 per share; (ii) 150,000 shares underlying interest for one year; (iii) 2,025,000 additional shares as per registration rights agreement; (iv) 218,750 shares of common stock; (v) 125,000 shares of common stock underlying a warrant exercisable at $0.50 per share; and (vi) 878,904 shares of common stock underlying a class A-2 warrant exercisable at $0.10 per share. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, the selling stockholder is owned by Mark Nordlicht and managed by Harry Adler, who may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.
(10)	Represents (i) 2,250,000 shares of common stock underlying a $225,000 principal amount convertible note assuming a conversion price of $0.10 per share; (ii) 180,000 shares underlying interest for one year; (iii) 2,430,000 additional shares as per registration rights agreement; (iv) 612,500 shares of common stock; (v) 500,000 shares of common stock underlying a warrant exercisable at $0.50 per share; and (v) 1,054,685 shares of common stock underlying a class A-2 warrant exercisable at $0.10 per share. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, the selling stockholder is owned and managed by Joseph Franck, who may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.
(11)	Represents (i) 400,000 shares of common stock underlying $40,000 principal amount convertible note assuming a conversion price of $0.10 per share; (ii) 32,000 shares underlying interest for one year; (iii) 432,000 additional shares as per registration rights agreement; (iv) 12,888 shares of common stock; (v) 70,311 shares of common stock underlying a class A-2 warrant exercisable at $0.10 per share; and (vi) 117,187 shares of common stock underlying each class A, B, and C warrants exercisable at $0.10, $0.75, and $1.00 per share, respectively. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, the selling stockholder is managed by Ari Kluger, who may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.
(12)	Represents 2,174,994 shares of common stock underlying a warrant exercisable at $0.10 per share. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, the selling stockholder is managed by Irene Keller, who may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.
(13)	Represents (i) 387,500 shares of common stock underlying $38,750 principal amount convertible note assuming a conversion price of $0.10 per share; (ii) 31,000 shares underlying interest for one year; (iii) 418,500 additional shares as per registration rights agreement; (iv) 12,263 shares of common stock; (v) 64,453 shares of common stock underlying a class A-2 warrant exercisable at $0.10 per share; and (vi) 117,187 shares of common stock underlying each class A, B, and C warrants exercisable at $0.10, $0.75, and $1.00 per share, respectively.
(14)	Represents (i) 937,500 shares of common stock underlying $93,750 principal amount convertible note assuming a conversion price of $0.10 per share; (ii) 75,000 shares underlying interest for one year; (iii) 1,012,500 additional shares as per registration rights agreement; (iv) 150,539 shares of common stock; (v) 87,890 shares of common stock underlying a class A-2 warrant exercisable at $0.10 per share; (vi) 125,000 shares of common stock underlying a warrant exercisable at $0.50 per share; and (vii) 351,562 shares of common stock underlying each class A, B, and C warrants exercisable at $0.10, $0.75, and $1.00 per share, respectively. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, the selling stockholder is managed by Jeff Rubin, who may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.
(15)	Represents 217,499 shares of common stock underlying a warrant exercisable at $0.10 per share.
(16)	Represents (i) 1,750,500 shares of common stock underlying $175,000 principal amount convertible note assuming a conversion price of $0.10 per share; (ii) 140,000 shares underlying interest for one year; (iii) 1,890,000 additional shares as per registration rights agreement; (iv) 59,051 shares of common stock; (v) 351,562 shares of common stock underlying a class A-2 warrant exercisable at $0.10 per share; and (vi) 468,749 shares of common stock underlying each class A, B, and C warrants exercisable at $0.10, $0.75, and $1.00 per share, respectively. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, the selling stockholder is managed by Abraham Feingold, who may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.
(17)	Represents (i) 4,375,000 shares of common stock underlying $437,500 principal amount convertible note assuming a conversion price of $0.10 per share; (ii) 350,000 shares underlying interest for one year; (iii) 4,725,000 additional shares as per registration rights agreement; (iv) 93,750 shares of common stock; (v) 878,904 shares of common stock underlying a class A-2 warrant exercisable at $0.10 per share; and (vi) 1,171,872 shares of common stock underlying each class A, B, and C warrants exercisable at $0.10, $0.75, and $1.00 per share, respectively. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, the selling stockholder is managed by Francois Morax, who may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.
(18)	Represents (i) 250,000 shares of common stock underlying $25,000 principal amount convertible note assuming a conversion price of $0.10 per share; (ii) 20,000 shares underlying interest for one year; (iii) 270,000 additional shares as per registration rights agreement; (iv) 5,388 shares of common stock; and (v) 117,187 shares of common stock underlying each class A, B, and C warrants exercisable at $0.10, $0.75, and $1.00 per share, respectively. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, the selling stockholder is managed by Herman Vorhand, who may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(19)	Represents 163,125 shares of common stock underlying a warrant exercisable at $0.10 per share.
(20)	Represents 141,375 shares of common stock underlying a warrant exercisable at $0.10 per share.
(21)	Represents 50,000 shares underlying a class A-2 warrant exercisable at $0.10 per share.
(22)	Represents (i) 887,500 shares of common stock underlying $88,750 principal amount convertible note assuming a conversion price of $0.10 per share; (ii) 71,000 shares underlying interest for one year; (iii) 958,500 additional shares as per registration rights agreement; (iv) 23,039 shares of common stock; (v) 64,453 shares of common stock underlying a class A-2 warrant exercisable at $0.10 per share; and (vi) 351,562 shares of common stock underlying each class A, B, and C warrants exercisable at $0.10, $0.75, and $1.00 per share, respectively. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, the selling stockholder is managed by Yisroel Kellner, who may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.
(23)	Represents (i) 500,000 shares of common stock underlying $50,000 principal amount convertible note assuming a conversion price of $0.10 per share; (ii) 40,000 shares underlying interest for one year; (iii) 540,000 additional shares as per registration rights agreement; (iv) 94,111 shares of common stock; and
(v) 234,375 shares of common stock underlying each class A, B, and C warrants exercisable at $0.10, $0.75, and $1.00 per share, respectively. In accordance with rule 13d-3 under the securities exchange act of 1934, the selling stockholder is managed by Joseph Franck, who may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.
(24)	Represents (i) 137,500 shares of common stock underlying a $13,750 principal amount convertible note assuming a conversion price of $0.10 per share; (ii) 11,000 shares underlying interest for one year; (iii) 148,500 additional shares as per registration rights agreement; (iv) 6,875 shares of common stock; and (v) 164,453 shares of common stock underlying a class A-2 warrant exercisable at $0.10 per share.
(25)	Represents (i) 750,000 shares of common stock underlying $75,000 principal amount convertible note assuming a conversion price of $0.10 per share; (ii) 60,000 shares underlying interest for one year; (iii) 810,000 additional shares as per registration rights agreement; (iv) 16,164 shares of common stock; and
(v) 351,562 shares of common stock underlying each class A, B, and C warrants exercisable at $0.10, $0.75, and $1.00 per share, respectively.
(26)	The CEO of Infinium is registering 1,500,000 shares of common stock.

(27)	Represents (i) 500,000 shares of common stock underlying $50,000 principal amount convertible note assuming a conversion price of $0.10 per share; (ii) 40,000 shares underlying interest for one year; (iii) 540,000 additional shares as per registration rights agreement; (iv) 94,111 shares of common stock; and
(v) 234,375 shares of common stock underlying each class A, B, and C warrants exercisable at $0.10, $0.75, and $1.00 per share, respectively. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, the selling stockholder is managed by Joseph Frand, who may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.
(28)	Represents (i) 1,175,000 shares of common stock underlying $117,500 principal amount convertible note assuming a conversion price of $0.10 per share; (ii) 94,000 shares underlying interest for one year; (iii) 1,269,000 additional shares as per registration rights agreement; (iv) 34,570 shares of common stock; (v) 652,343 shares of common stock underlying a class A-2 warrant exercisable at $0.10 per share; (vi) 552,000 shares of common stock underlying a warrant exercisable at $0.50 per share; and (vii) 398,437 shares of common stock underlying each class A, B, and C warrants exercisable at $0.10, $0.75, and $1.00 per share, respectively. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, the selling stockholder is managed by Bernard Korolnik, who may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.
(29)	Represents (i) 1,000,000 shares of common stock underlying $100,000 principal amount convertible note assuming a conversion price of $0.10 per share; (ii) 80,000 shares underlying interest for one year; (iii) 1,080,000 additional shares as per registration rights agreement; (iv) 21,551 shares of common stock; and (v) 468,749 shares of common stock underlying each class A, B, and C warrants exercisable at $0.10, $0.75, and $1.00 per share, respectively. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, the selling stockholder is managed by Yehuda Pollak, who may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.
(30)	Represents (i) 2,000,000 shares of common stock underlying $200,000 principal amount convertible note assuming a conversion price of $0.10 per share; (ii) 40,000 shares underlying interest for one year; (iii) 2,160,000 additional shares as per registration rights agreement; (iv) 43,101 shares of common stock; and (v) 937,497 shares of common stock underlying each class A, B, and C warrants exercisable at $0.10, $0.75, and $1.00 per share, respectively. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, the selling stockholder is managed by Adrian Olivero, who may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.
(31)	Represents (i) 437,500 shares of common stock underlying $43,750 principal amount convertible note assuming a conversion price of $0.10 per share; (ii) 35,000 shares underlying interest for one year; (iii) 472,500 additional shares as per registration rights agreement; (iv) 14,763 shares of common stock; (v) 87,890 shares of common stock underlying a class A-2 warrant exercisable at $0.10 per share; and (vi) 117,187 shares of common stock underlying each class A, B, and C warrants exercisable at $0.10, $0.75, and $1.00 per share, respectively.
(32)	Represents 500,000 shares of common stock underlying a class A-2 warrant exercisable at $0.10 per share. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, the selling stockholder is managed by B & W Advisers, LLC. Isaac Winehouse may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

PLAN OF DISTRIBUTION

GENERAL

Shares of common stock offered through this prospectus may be sold from time to time by the selling stockholders, including their transferees, pledgees, donees or successors. The shares may be sold directly or, alternatively, through underwriters, broker-dealers or agents. If the shares are sold through underwriters, broker-dealers or agents, the applicable selling stockholder will be responsible for underwriting discounts or commissions or agents' commissions. Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Sales may be effected in transactions (which may involve block transactions) (i) in the over-the-counter market, (ii) on any securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, or (iii) in transactions otherwise than in the over-the-counter market or on such exchanges or services.

The selling stockholders may enter into hedging transactions with respect to our shares with broker-dealers, which may in turn engage in short sales of the shares in the course of hedging positions they assume. The selling stockholders may also sell our common stock short and deliver shares to close out short positions, or loan or pledge shares to broker-dealers that in turn may sell such securities. Material amounts of short selling of our common stock could contribute to progressive declines in the trading price of our common stock.

Each selling stockholder will act independently from us in making decisions with respect to the manner, timing, price and size of each sale. The selling stockholders may sell the shares in any manner permitted by law, including one or more of the following:

•
a block trade in which a broker-dealer engaged by a selling stockholder will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its account under this prospectus;

•	an over-the-counter distribution in accordance with the rules of the OTC Bulletin Board;

•	ordinary brokerage transactions in which the broker solicits purchasers; and

•	privately negotiated transactions.

In the event that the sale of any shares covered by this prospectus qualifies for an exemption from the registration requirements of the Securities Act, such shares may be sold pursuant to that exemption rather than pursuant to this prospectus.

The selling stockholders are not obligated to sell any or all of the Shares covered by this prospectus.

In order to comply with the securities laws of certain states, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, the sale and issuance of Shares may be subject to the notice filing requirements of certain states.

REGULATION M

We have informed the selling stockholders that Regulation M promulgated under the Securities Exchange Act of 1934 may be applicable to them with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the shares or any right to purchase the shares, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the selling stockholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock.

None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the selling stockholders will be offering and selling our common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to the securities.

TREATMENT OF INSTITUTIONAL INVESTORS AS STATUTORY UNDERWRITERS

The institutional investors are statutory underwriters within the meaning of the Securities Act of 1933 in connection with their respective resale of shares pursuant to this prospectus. We will not receive any of the proceeds from the resale of shares, although we will receive the consideration payable by the institutional investors for the shares at the time we sell the shares to them pursuant to the stock purchase agreements.

The institutional investors will purchase shares from us under the stock purchase agreements at fixed prices. The difference between what they pay to us for the shares and the amount for which they sell the shares may be viewed as underwriting discounts or commissions. Because we do not know when or the price at which they will sell the shares, it is not possible to quantify these potential discounts or commissions.

REGISTRATION OBLIGATIONS

Under the stock purchase agreements with the institutional investors and certain agreements between us and certain of the selling stockholder, we have agreed to register the shares for resale by such selling stockholders under the Securities Act and to maintain the effectiveness of that registration until the earliest date on which:

•	the shares of such selling stockholders covered by this prospectus have been disposed of pursuant to the registration statement,

•
the shares of such selling stockholders covered by this prospectus that are then held by such selling stockholders may be sold under the provisions of Rule 144 without limitation as to volume, whether pursuant to Rule 144(k) or otherwise, or

•
we have determined that the shares covered by this prospectus that are then held by such selling stockholders may be sold without restriction under the Securities Act and we have removed any stop transfer instructions relating to such shares.

The status of the institutional investors as statutory underwriters may prevent their sale of shares from qualifying for an exemption from applicable securities registration requirements.

The selling stockholders have each agreed to comply with applicable state and federal securities laws and the rules and regulations promulgated thereunder in connection with their sale of the shares. Each selling stockholder will pay all commissions and its own expenses, if any, associated with the sale of the shares, other than the expenses associated with preparing this prospectus and the registration statement of which it is a part. Pursuant to the stock purchase agreements and certain agreements between us and certain selling stockholders, we have agreed to indemnify the selling stockholders against certain liabilities including liabilities under the Securities Act and such selling stockholders have agreed to indemnify us against certain liabilities including liabilities under the Securities Act.

We will pay the costs of registering the shares as contemplated by the stock purchase agreements, including the expenses of preparing this prospectus and the related registration statement of which it is a part. We estimate that our costs associated with such registration will be approximately $50,000.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION MATTERS

We have adopted provisions in our certificate of incorporation and bylaws that limit the liability of our directors to the fullest extent permitted by the by the Delaware General Corporation Law. Pursuant to such provisions, no director will be liable to Infinium or its stockholders for monetary damages for breaches of certain fiduciary duties as a director of Infinium. The limitation of liability will not affect a director's liability for (1) a breach of the director's duty of loyalty to Infinium or its stockholders, (2) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (3) any unlawful distributions, or (4) a transaction from which the director receives an improper personal benefit. The limitation of liability also will not affect the availability of equitable remedies such as injunctive relief or rescission.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling person based on the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the issuance of the common stock offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

The balance sheets of Infinium Labs, Inc. and subsidiary as of December 31, 2004 (consolidated) and 2003, and the related statements of operations, changes in stockholders’ deficiency and cash flows for the year ended December 31, 2004 (consolidated), for the two months ended December 31, 2003 and for the period from December 9, 2002 (inception) to December 31, 2004 (consolidated) appearing in this prospectus have been audited by Webb & Company, P.A., Certified Public Accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

The financial statements of Infinium Labs Operating Corporation as of October 31, 2003 and for the period from December 9, 2002 through October 31, 2003 appearing in this prospectus have been audited by Baumann, Raymondo & Company, P.A., Certified Public Accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

PREVIOUS INDEPENDENT ACOUNTANTS

On January 5, 2004, Baumann, Raymondo & Company PA resigned as the independent accountants of Infinium Labs, Inc.

The Board of Directors approved the decision to change independent accountants.

The report of Baumann, Raymondo & Company PA on the financial statements for the fiscal year ended October 31, 2003 of the Company contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Board of Directors approved the decision to change independent accountants.

In connection with its audit for the most recent fiscal year ended October 31, 2003, there were no disagreements with Baumann, Raymondo & Company PA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Baumann, Raymondo & Company PA would have caused Baumann, Raymondo & Company PA to make reference thereto in their report on the financial statements for such years.

During the most recent fiscal year ended October 31, 2003 and through January 5, 2004 there were no reportable events as that term is defined in Item 304(a)(l)(v) of Regulation S-X.

The Company has requested, and Baumann, Raymondo & Company PA has furnished, a letter addressed to the Commission stating that Baumann, Raymondo & Company PA agrees with subparagraphs (a)(ii), (iv) and (v) above. A copy of such letter, dated January 5, 2004, is filed as Exhibit 16 of this Form 8-K.

NEW INDEPENDENT ACOUNTANTS

On January 5, 2004, the Company engaged Webb & Company PA as its new principal independent accountant. The engagement was approved by the Board of Directors on January 5, 2004

The Company has not consulted with Webb & Company PA on the application of any accounting principles or proposed transactions, the type of audit opinion that might be given, any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(l)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(l)(v) of Regulation S-K.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2004 CONSOLIDATED AND 2003

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

CONTENTS
PAGES	F-1	Reports of Independent Registered Public Accounting Firms

PAGE	F-2	Balance Sheets as of December 31, 2004 (Consolidated) and 2003

PAGE	F-3
Statements of Operations for the Year Ended December 31, 2004 (Consolidated) and for the Two Months Ended December 31, 2003 and for the Period from December 9, 2002 (Inception) to December 31, 2004 and for the Period from December 9, 2002 (Inception) to October 31, 2003

PAGES	F-4 to F-7	Statement of Changes in Stockholders’ Deficiency for the Period from December 9, 2002 (Inception) Through December 31, 2004

PAGES	F-8
Statements of Cash Flows for the Year Ended December 31, 2004 (Consolidated) and for the Two Months Ended December 31, 2003 and for the Period from December 9, 2002 (Inception) to December 31, 2004 and for the Period from December 9, 2002 (Inception) to October 31, 2003

PAGES	F-9 to F-23	Notes to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Infinium Labs, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of Infinium Labs, Inc. and subsidiary (A Development Stage Company) as of December 31, 2004 (consolidated) and 2003, and the related statements of operations, changes in stockholders’ deficiency and cash flows for the year ended December 31, 2004 (consolidated), for the two months ended December 31, 2003 and for the period from December 9, 2002 (inception) to December 31, 2004 (consolidated). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. . The financial statements of Infinium Labs Corporation as of October 31, 2003, were audited by other auditors whose report dated December 11, 2003, except for Note G as to which the date is January 26, 2004, expressed an unqualified opinion on those statements.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Infinium Labs, Inc. and subsidiary (A Development Stage Company) as of December 31, 2004 (consolidated) and 2003 and the results of its operations and its cash flows for the year ended December 31, 2004 (consolidated), for the two months ended December 31, 2003 and for the period from December 9, 2002 (inception) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the consolidated financial statements, the Company has had recurring losses from inception of $36,000,363, has a working capital deficiency of $12,223,911, a stockholders deficiency of $11,468,854 and used cash in operations from inception of $11,996,783. This raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning this matter are also described in Note 9. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEBB & COMPANY, P.A.

Boynton Beach, Florida
April 14, 2005

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Balance Sheets

ASSETS
	December 31, 2004 (Consolidated)	December 31, 2003
Current Assets:
Cash	$4,102	$45,852
Restricted Cash	894,910	-
Other Receivable	407	3,350
Total Current Assets	899,419	49,202

Property and Equipment, Net	475,122	162,763

Other Assets:
Deposits	5,440	7,490
Intangible asset, net (Note 2)	256,495	300,000
Total Other Assets	261,935	307,490

Total Assets	1,636,476	519,455

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current Liabilities:
Accounts payable	$4,583,885	$349,005
Accrued interest expense	301,415	6,781
Other accrued expense	105,000	120,850
Accrued payroll and payroll taxes	834,682	-
Promissory notes (Note 4)	7,298,348	366,154

Total Current Liabilities	13,123,330	842,790

Commitments and Contingencies	--	--

Stockholders’ Deficiency:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, none issued and outstanding	--	--
Common stock, $0.0001 par value, 200,000,000 shares authorized, 121,090,655 and 69,115,900 shares issued and outstanding, respectively (Note 5)	12,109	6,911
Additional paid-in capital (Note 5)	24,523,917	2,702,348
Subscription receivable	(22,517)	(163,517)
Accumulated deficit during development stage	(36,000,363)	(2,869,077)

Total Stockholders’ Deficiency	(11,486,854)	(323,335)

Total Liabilities and Stockholders’ Deficiency	1,636,476	519,455

See accompanying Notes to Financial Statements.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Statements of Operations

	For the Year Ended December 31, 2004 (Consolidated)	For the Two Months Ended December 31, 2003	For the Period from December 9, 2002 (Inception) to October 31, 2003	For the Period from December 9, 2002 (Inception) to December 31, 2004 (Consolidated)

Operating Expenses:
Development costs	$3,130,854	$145,943	$259,407	$3,536,204
Advertising	1,380,377	55,141	153,038	1,588,556
Salary expense	6,776,876	-	-	6,776,876
Professional fees	2,808,733	58,133	837,737	3,704,603
Consultants	9,130,767	191,740	783,860	10,106,367
Impairment of assets	352,299	-	-	352,299
General and administrative	3,864,787	130,032	236,087	4,230,906
Total Operating Expenses	27,444,693	580,989	2,270,129	30,295,811
Net Loss from Operations	(27,444,693)	(580,989)	(2,270,129)	(30,295,811)

Other Income (Expense):
Other income	1,897	37	--	1,934
Loss on sale of equipment	(448)	--	--	(448)
Interest expense	(5,688,042)	(17,996)	--	(5,706,038)
Total Other Income (Expense)	(5,686,593)	(17,959)	--	(5,704,552)

Loss before Income Taxes	(33,131,286)	(598,948)	(2,270,129)	(36,000,363)

Income Taxes	--	--	--	--

Net Loss	$(33,131,286)	$(598,948)	$(2,270,129)	$(36,000,363)

Per Common Share

Loss per common share - basic and diluted	$(0.33)	$(0.01)	$(0.04)	$(0.45)

Weighted average - basic and diluted	100,688,617	67,745,088	57,420,568	79,230,175

See accompanying Notes to Financial Statements.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Statement of Stockholders' Deficiency
For the Period from December 9, 2002 (Inception) to December 31, 2004

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated Deficit During Development	Stock Subscriptions
	Shares	Amount	Shares	Amount	Capital	Stage	Receivable	Total

Stock issued to founders ($0.0004 per share)	--	$--	58,189,728	$5,819	$12,703	$--	$(18,517)	$5

Stock issued for cash ($0.12 per share)	--	--	4,423,012	442	526,261	--	--	526,703

Stock issued for services ($0.3775 per share)	--	--	2,957,376	296	1,112,709	--	--	1,113,005

Net loss for the period from December 9, 2002 (inception) to October 31, 2003	--	--	--	--	--	(2,270,129)	--	(2,270,129)

Balance, October 31, 2003	--	--	65,570,116	6,557	1,651,673	(2,270,129)	(18,517)	(630,416)

Stock issued for cash ($0.28 per share)	--	--	2,169,148	217	612,172	--	(145,000)	467,389

Stock issued for signage rights ($0.3175 per share)	--	--	942,600	94	299,906	--	--	300,000

Stock issued for services ($0.3175 per share)	--	--	434,036	43	138,597	--	--	138,640

Net loss for the two months ended December 31, 2003	--	--	--	--	--	(598,948)	--	(598,948)

Balance, December 31, 2003	--	--	69,115,900	6,911	2,702,348	(2,869,077)	(163,517)	(323,335)

Recapitalization of Global Business Resources	--	--	16,156,000	1,615	(1,615)	--	--	--

Shares issued for cash ($0.25 per share)	--	--	6,650,000	665	1,661,835	--	--	1,662,500

Stock issued for cash ($0.257 per share)	--	--	--	--	--	--	141,000	141,000

Shares issued with note payable ($0.78 per share)	--	--	560,000	56	433,944	--	--	434,000

Shares issued for legal settlement ($1.475 per share)	--	--	66,668	7	98,328	--	--	98,335

Shares issued for services ($1.475 per share)	--	--	1,750,000	175	2,581,075	--	--	2,581,250

Shares issued with note payable ($1.47 per share)	--	--	7,500	--	11,025	--	--	11,025

See accompanying Notes to Financial Statements.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Statement of Stockholders' Deficiency
For the Period from December 9, 2002 (Inception) to December 31, 2004

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated Deficit During Development	Stock Subscriptions
	Shares	Amount	Shares	Amount	Capital	Stage	Receivable	Total

Shares issued with note payable ($1.42 per share)	--	--	200,000	20	283,980	--	--	284,000

Shares issued with note payable ($1.475 per share)	--	--	100,000	10	147,490	--	--	147,500

Shares issued with note payable ($1.13 per share)	--	--	60,000	6	67,794	--	--	67,800

Shares issued with note payable ($1.43 per share)	--	--	33,000	3	47,187	--	--	47,190

Shares issued with note payable ($1.475 per share)	--	--	511,000	51	753,674	--	--	753,725

Share issued for loan default penalty ($1.475 per share)	--	--	74,999	8	110,616	--	--	110,624

Share issued for loan default penalty ($1.13 per share)	--	--	75,000	8	84,742	--	--	84,750

Share issued for loan default penalty ($1.475 per share)	--	--	80,000	8	117,992	--	--	118,000

Share issued for loan default penalty ($1.56 per share)	--	--	603,038	61	942,487	--	--	942,548

Shares issued for loan default penalty ($1.47 per share)	--	--	955,312	96	1,404,213	--	--	1,404,309

Shares issued for cash ($2.50 per share)	--	--	40,000	4	99,996	--	--	100,000

Shares issued for legal settlement ($1.455 per share)	--	--	53,332	5	77,560	--	--	77,565

Shares issued for cash ($2.00 per share)	--	--	100,000	10	199,990	--	--	200,000

See accompanying Notes to Financial Statements.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Statement of Stockholders' Deficiency
For the Period from December 9, 2002 (Inception) to December 31, 2004

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated Deficit During Development	Stock Subscriptions
	Shares	Amount	Shares	Amount	Capital	Stage	Receivable	Total

Share issued to consultants for services ($1.44 per share)	--	--	830,000	83	1,195,117	--	--	1,195,200

Share issued to consultants for services ($1.475 per share)	--	--	100,000	10	147,490	--	--	147,500

Share issued to consultants for services ($1.60 per share)	--	--	279,260	28	446,788	--	--	446,816

Share issued to consultants for services ($0.92 per share)	--	--	440,000	44	404,756	--	--	404,800

Beneficial conversion of promissory notes at $0.75 per share	--	--	--	--	71,275	--	--	71,275

Shares issued for loan guaranty ($1.04 per share)	--	--	800,000	80	831,920	--	--	832,000

Shares issued to consultants ($1.13 per share)	--	--	1,000,000	100	1,129,900	--	--	1,130,000

Share issued to consultants for services ($0.64 per share)	--	--	21,460	2	13,732	--	--	13,734

Share issued to consultants for services ($0.61 per share)	--	--	200,000	20	121,980	--	--	122,000

Share issued to consultants for services ($0.60 per share)	--	--	36,000	4	21,416	--	--	21,420

Share issued to consultants for services ($0.60 per share)	--	--	1,933,224	193	1,162,251	--	--	1,162,444

Shares issued to employees ($0.33 per share)	--	--	300,000	30	98,970	--	--	99,000

Shares issued for cash ($0.25 per share)	--	--	1,900,400	190	474,910	--	--	475,100

See accompanying Notes to Financial Statements.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Statement of Stockholders' Deficiency
For the Period from December 9, 2002 (Inception) to December 31, 2004

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated Deficit During Development	Stock Subscriptions
	Shares	Amount	Shares	Amount	Capital	Stage	Receivable	Total

Shares issued to employees ($0.32 per share)	--	--	1,790,000	179	565,321	--	--	565,500

Shares issued to employees ($0.22 per share)	--	--	5,199,967	520	1,136,579	--	--	1,137,099

Shares issued to executives ($0.22 per share)	--	--	1,100,000	110	240,432	--	--	240,542

Share issued to consultants for services ($0.21 per share)	--	--	3,885,410	388	811,753	--	--	812,141

Shares issued with notes payable ($0.42 per share)	--	--	1,750,000	175	734,825	--	--	735,000

Share issued to consultants for services ($0.28 per share)	--	--	1,350,000	135	377,365	--	--	377,500

Shares issued for interest ($0.18 per share)	--	--	375,000	38	67,462	--	--	67,500

Shares issued for services ($0.25 per share)	--	--	150,000	15	37,485	--	--	37,500

Shares issued for cash ($0.16 per share)	--	--	1,649,635	165	263,910	--	--	264,075

Beneficial conversion of promissory notes at $0.10 per share	--	--	--	--	318,500	--	--	318,500

Fair value of warrants issued in conjunction with promissory notes ranging from $0.10 per share to $1.00 per share	--	--	--	--	2,025,000	--	--	2,025,000

Shares contributed in kind	--	--	(1,191,450)	(119)	119	--	--	--

Net loss, December 31, 2004	--	--	--	--	--	(33,131,286)	--	(33,131,286)

BALANCE, DECEMBER 31, 2004 (CONSOLIDATED)	--	$--	$121,090,655	12,109	$24,523,917	$(36,000,363)	$(22,517)	$(11,486,854)

See accompanying Notes to Financial Statements.

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
Statement of Cash Flows

	For the Year Ended December 31, 2004 (Consolidated)	For the Two Months Ended December 31, 2003	For the Period from December 9, 2002 (Inception) to October 31, 2003	For the Period from December 9, 2002 (Inception) to December 31, 2004
Cash Flows from Operating Activities:
Net loss	$(33,131,286)	$(598,948)	$(2,270,129)	$(36,000,363)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	170,059	3,614	675	174,348
Impairment of assets	352,299	--	--	352,299
Loss on disposal of assets	448	--	--	448
Common stock issued for services	8,452,305	138,680	1,113,005	9,703,990
Common Stock issued to employees	2,042,141	--	--	2,042,141
Common stock issued for legal settlements	175,900	--	--	175,900
Common stock issued for interest	2,727,731	--	--	2,727,731
Common stock issued for loan guarantee	832,000	--	--	832,000
Amortization of interest expense	2,150,588	25,000	--	2,175,588
Changes in operating assets and liabilities:
Decrease (increase) in current assets:
Other receivables	2,943	(36)	(3,314)	(407)
Deposits	2,050	(7,490)	--	(5,440)
Increase (decrease) in current liabilities:
Accounts payable and accrued expenses	5,348,346	(126,424)	603,060	5,824,982
Net Cash Used in Operating Activities	(10,874,476)	(565,604)	(556,703)	(11,996,783)

Cash Flows from Investing Activities:
Purchase of property and equipment	(803,415)	(103,388)	(63,664)	(970,467)
Sale of property and equipment	11,755	--	--	11,755
Increase in restricted cash	(894,910)	--	--	(894,910)
Net Cash Used in Investing Activities	(1,686,570)	(103,388)	(63,664)	(1,853,622)

Cash Flows from Financing Activities:
Repayments of notes payable	(1,075,000)	--	--	(1,075,000)
Proceeds from stockholder	--	--	4,940	4,940
Payments to stockholder	--	(4,940)	--	(4,940)
Proceeds from sale of common stock, net	7,737,690	478,588	515,469	8,731,747
Promissory note	5,856,606	241,154	100,000	6,197,760
Net Cash Provided by Financing Activities	12,519,296	714,802	620,409	13,854,507

NET INCREASE (DECREASE) IN CASH	(41,750)	45,810	42	4,102

CASH AT BEGINNING OF PERIOD	45,852	42	--	--

CASH AT END OF PERIOD	$4,102	$45,852	$42	$4,102

Supplemental Disclosure of Cash Flow Information:

Cash paid for interest	$508,308	$6,780	$--	$515,088

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
During 2003, the Company issued 235,600 shares of common stock with a fair value of $300,000 for intangible signage rights.

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Infinium Labs, Inc. (“Infinium”) a Delaware corporation, formed on December 9, 2002, and located in Sarasota, Florida, is a development stage company, and as such has devoted most of its efforts since inception to developing its business plan, issuing common stock, raising capital and developing its products.

Infinium Labs, Inc. is developing an innovative broadband video game delivery system designed to allow consumers to purchase and play games directly over the internet. Infinium Labs Inc.’s service also will have the capacity to allow multiplayer tournaments and contests, both against other subscribers and against PC gamers. The subscriber can access all of this without ever having to go to a store to purchase games.

On January 5, 2004, Global Business Resources, Inc., a State of Delaware Corporation, consummated an agreement with Infinium Labs, Inc. a Delaware corporation, pursuant to which Infinium Labs, Inc. exchanged all of its then issued and outstanding shares of common stock for 58,189,728 shares or approximately 81% of the common stock of Global Business Resources, Inc. As a result of the agreement, the transaction was treated for accounting purposes as a capital transaction and recapitalization by the accounting acquirer (Infinium Labs, Inc.) and as reorganization by the accounting acquiree (Global Business Resources, Inc.). Subsequent to the merger, Global Business Resources, Inc. changed its name to Infinium Labs, Inc. and Infinium Labs, Inc. changed its fiscal year end to December 31 from October 31.

Accordingly, the financial statements include the following:

(1)	The balance sheet consists of the net assets of the acquirer at historical cost and the net assets of the acquiree at historical cost.

(2)	The statement of operations includes the operations of the acquirer for the periods presented and the operations of the acquiree from the date of the merger.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C) Consolidation

The accompanying December 31, 2004 consolidated financial statements include the accounts of Infinium Labs, Inc. and its wholly owned subsidiary, Infinium Labs Operating Corporation. The accompanying financial statements for the period from November 1, 2003 through December 31, 2003 are for our wholly owned subsidiary, Infinium Labs Operating Corporation. The accompanying financial statements for the period from December 9, 2002 (Inception) through October 31, 2003 are for our wholly owned subsidiary, Infinium Labs Operating Corporation. Intercompany transactions and balances have been eliminated in consolidation.

(D) Research and Development Costs

The Company’s software products reach technological feasibility shortly before the products are released for manufacturing. Costs incurred after technological feasibility is established are not material, and accordingly, the Company expenses all research and development costs when incurred.

(E) Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful life of three to seven years. Various note holders have a security interest in the Company’s assets.

(F) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(G) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by statement of Financial Accounting Standards “SFAS” No. 128, “Earnings per Share.” For the twelve months ended December 31, 2004, the two months ended December 31, 2003, the period from December 9, 2002 (Inception) to October 31, 2003 and the period from December 9, 2002 (Inception) to December 31, 2004, the effect of common share equivalents was anti-dilutive and not included in the calculation of diluted net loss per common share.

(H) Advertising

Advertising costs are expensed either in the periods in which those costs are incurred or the first time the advertising takes place. For the year ended December 31, 2004, the two months ended December 31, 2003, the period from December 9, 2002 (Inception) to October 31, 2003 and the period from December 9, 2002 (Inception) to December 31, 2004 the company incurred advertising costs of $1,380,377, $55,141, $153,038 and $1,588,556, respectively.

(I) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(J) Recent Accounting Pronouncements

Statement of Financial Accounting Standards (“SFAS”) No. 151, “Inventory Costs - an amendment of ARB No. 43, Chapter 4”” SFAS No. 152, “Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67,” SFAS No. 153, “Exchanges of Non-monetary Assets - an amendment of APB Opinion No. 29,” and SFAS No. 123 (revised 2004), “Share-Based Payment,” were recently issued. SFAS No. 151, 152, 153 and 123 (revised 2004) have no current applicability to the Company and have no effect on the financial statements.

(K) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. As of December 31, 2004, the Company had $894,910 held in an attorney trust account related to the notes payable issued in December 2004. The release of the funds to the Company was contingent upon the Form SB-2 being filed with the SEC. The form SB-2 was filed with the SEC on January 5, 2005 and, subsequently, the $894,910 was transferred from the attorney trust account into Infinium Labs, Inc.’s bank account on January 6, 2005.

(L) Concentration of Credit Risk

The Company at times has cash in banks in excess of FDIC insurance limits and places its temporary cash investments with high credit quality financial institutions. At December 31, 2004, the Company had no cash in excess of FDIC insurance limits.

(M) Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for cash, receivables, accrued expenses and notes payable approximate fair value based on the short-term maturity of these instruments.

(N) Stock Based Compensation

The Company accounts for employee stock options in accordance with APB Opinion No. 25, “Accounting For Stock Issued To Employees” and has adopted the disclosure-only option under SFAS No. 123. The Company accounts for non-employee stock transactions in accordance with SFAS No. 123 as amended by SFAS 148 “Accounting for Stock-Based Compensation - Transition and Disclosure” requires that companies, which do not elect to account for stock-based compensation as prescribed by this statement, disclose the pro-forma effects on earnings per share as id SFAS 123 has been adopted.

(O) Long-Lived Assets, Goodwill and Intangible Assets

In accordance with SFAS 142 and 144, long-lived assets, goodwill and certain identifiable intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, goodwill and intangible assets, the recoverability test is performed using undiscounted net cash flows related to the long-lived assets.

NOTE 2 INTANGIBLE ASSETS

During 2003, the Company entered into an agreement for the signage rights to a building located in Sarasota, Florida. The agreement called for the Company to issue 942,600 shares of common stock in exchange for signage rights beginning April 1, 2004 through May 31, 2009. The shares were valued at the recent cash offering price aggregating $300,000. The Company will amortize the cost over the life of the agreement. As of December 31, 2004, the Company has amortized $43,505 of expense of the signage rights.

NOTE 3 PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of:

	December 31, 2004	December 31, 2003	October 31, 2003

Office equipment	$79,331	$25,684	$10,467
Computer equipment	347,677	69,072	15,161
Computer software	368,232	10,451	-
Office furniture	126,631	40,558	28,503
Leasehold improvements	36,914	21,288	9,533
	958,785	167,053	63,664
Less accumulated depreciation	(131,364)	(4,290)	(675)
Less impairment	(352,299)	--	--
	$475,122	$162,763	$62,989

Depreciation expense during the twelve month period ended December 31, 2004, the two month period ended December 31, 2003, the period from December 9, 2002 (Inception) to October 31, 2003 and the period from December 9, 2002 (Inception) to December 31, 2004 was $127,075, $3,614, $675 and $131,364, respectively. During 2004, the Company recognized impairment of property and equipment of $352,299 due to the closing of the Company’s Dallas, Texas office as well as the restructuring and consolidation of the corporate office in Sarasota, Florida.

NOTE 4 NOTES PAYABLE

During 2003, the Company received $275,000, net of offering costs of $25,000 in the form of a 20% secured convertible debenture that matures on February 28, 2004 and is guaranteed by the Company's Chairman and Chief Executive officer. The maximum borrowings available under the debenture agreement are $750,000. The debenture is secured by all of the Company's assets and is convertible in its entirety at the option of the holder into the Company's common stock at a conversion price of $1.00. There was no beneficial conversion recognized on the issuance of the convertible notes payable as the conversion price was equal to recent cash offering price. During February 2004, the entire convertible note was repaid with cash of $275,000. At December 31, 2004, the outstanding balance on the convertible debenture was $0.

During 2003, the Company entered into a $100,000 convertible note payable in full settlement of a lawsuit. The note is non-interest bearing and was due August 11, 2004. The note is convertible at the option of the note holder at any time at the current trading price of the Company's common stock. During February 2004, the entire convertible note was repaid with cash of $100,000. At December 31, 2004, the balance on the note payable was $0.

In February 2004, the Company authorized a private debt offering of secured 12% and 15% promissory notes with due dates one year from the date of issuance, within sixty days of the Company's SB-2 becoming effective or upon the Company receiving an equity investment of at least $15,000,000. For each loan to the Company, the lender was also entitled to 20,000 shares of the Company's common stock. During the twelve months ended December 31, 2004, the Company issued an aggregate of $2,400,000 promissory notes and issued 560,000 common shares. The shares were treated as a discount to the private offering, the shares were valued at $434,000 based on the market price on the dates the funds were received and the discount is being amortized over the life of the notes. These notes secured with the assets of the Company are currently in default.

On February 27, 2004, the Company borrowed $500,000 under a 12% secured subordinated debenture for a maximum term of 12 months. As additional consideration, the Company issued to the holder 200,000 shares of common stock having a fair value of $284,000. The shares were treated as a discount to the debenture and the discount is being amortized over the life of the debenture. This debenture is secured with the assets of the Company and is currently in default.

On April 7, 2004, the Company borrowed $500,000 under a 15% promissory note which was initially payable on December 15, 2004 and subsequently became payable on March 31, 2005 per a conversion option agreement dated November 10, 2004 that entitles the note holder to convert the amount of the note into shares of stock at a per share price of $0.10; in addition, the note holder is entitled to a Stock Purchase Warrant for 150% of the number of shares obtained in the conversion at a warrant exercise price of $0.10. The note is secured with the assets of the Company. On March 22, 2005, the note was paid in full via a Conversion Agreement which converted the entire amount of the note into common stock at a per share price of $0.10.

On May 7, 2004, the Company borrowed $100,000 under a 15% promissory note. As additional consideration, the Company issued the holder 40,000 shares of common stock having a fair value of $55,200. The shares were treated as a discount to the note and the discount is being amortized over the life of the note. The note was fully paid off as of December 31, 2004.

On May 7, 2004, the Company borrowed $250,000 under a 15% promissory note which was initially payable on September 15, 2004 and was extended to April 30, 2005 per a conversion option agreement dated November 10, 2004 that entitles the note holder to convert the amount of the note into shares of stock at a per share price of $0.10. In addition, the note holder is entitled to a Stock Purchase Warrant for 200% of the number of shares obtained in the conversion at a warrant exercise price of $0.10. As additional consideration, the Company issued to the holder 100,000 shares of common stock having a fair value of $147,500. The shares were treated as a discount to the note and the discount is being amortized over the life of the note. The note is secured with the assets of the Company.

On May 19, 2004, the Company borrowed $417,260 under a 15% secured promissory note which was initially payable on June 3, 2004 but has been amended to January 15, 2005 for an additional consideration of $30,000. The additional consideration is being amortized over the life of the amendment as of December 31, 2004. This note is currently in default.

On May 28, 2004, the Company borrowed $350,000 under a 15% secured promissory note, which was payable August 1, 2004. As additional consideration, the Company issued the holder 33,000 shares of common stock having a fair value of $47,190. The shares were treated as a discount to the note and the discount is being amortized over the life of the note. The note is secured with the assets of the Company. As of December 31, 2004, this note was in default but was subsequently settled on January 6, 2005 via a Conversion Agreement which converted the entire amount of the note into common stock at a per share price of $0.10 (see Note 11).

On May 28, 2004, the Company borrowed $350,000 under a 15% promissory note which was initially payable on June 8, 2004 but has been amended to January 1, 2005 for additional consideration of $30,000. The additional consideration is being amortized over the life of the amendment as of December 31, 2004. As additional consideration, the Company issued the holder 7,500 shares of common stock having a fair value of $11,025. The shares were treated as a discount to the note and the discount is being amortized over the life of the note. This note is currently in default.

On June 4, 2004, the Company borrowed $825,000 under a 15% secured convertible promissory note, which was initially due no later than June 3, 2005 but the note was amended and is now payable no later than January 15, 2005. As additional consideration, the Company issued the holder 511,000 shares of common stock having a fair value of $753,725. The shares were treated as a discount to the note and the discount is being amortized over the life of the note. The Company recognized beneficial conversion on the promissory note of $71,275. The beneficial conversion was treated as a discount to the note and the discount is being amortized over the life of the note. The note is secured with the assets of the Company. On February 11, 2005, the note was paid in full via a Conversion Agreement which converted the entire amount of the note into common stock at a per share price of $0.215.

On June 21, 2004, the Company borrowed $1,500,000 under a 15% promissory note, which was payable no later than June 22, 2005. As additional consideration, the Company issued the holder 60,000 shares of common stock having a fair value of $67,800. The shares were treated as a discount to the note and the discount is being amortized over the life of the note. As consideration for the Chief Executive Officer’s personal guaranty of note, the Company compensated the Chief Executive Officer $50,000. On April 11, 2005, the note was paid in full via a Conversion Agreement which converted the entire amount of the note into common stock at a per share price of $0.15.

On July 28, 2004, the Company borrowed $500,000 under a 15% promissory note which is payable on July 28, 2005. As consideration for a Director's personal guaranty of note, the Company issued the Director 800,000 shares of common stock having a fair value of $832,000.

On September 13, 2004, the Company borrowed $350,000 under a 15% secured promissory note, which is payable September 13, 2005. The note is secured with the assets of the Company. On January 6, 2005, the note was paid in full via a Conversion Agreement which converted the entire amount of the note into common stock at a per share price of $0.10.

On October 20, 2004, the Company entered into a Bridge Loan Agreement with Hazinu Ltd. pursuant to which the Lender advanced the principal amount of $300,000 to the Company on October 21, 2004 in exchange for (i) a 10% secured promissory note in such principal amount, (ii) 500,000 shares of our common stock, and (iii) warrants to purchase 500,000 shares of our common stock at an exercise price of $0.50 per share. The value of the shares and warrants of $152,500 and $147,500, respectively were treated as a discount to the note and the discount is being amortized over the life of the note. The note was due December 31, 2004 and during December 2004, the entire note was repaid with cash. At December 31, 2004, the outstanding balance on the convertible debenture was $0.

On October 27, 2004, the Company entered into a Bridge Loan Agreement with JM Investors, LLC, Fenmore Holdings, LLC, Viscount Investments Limited and Congregation Mishkan Sholom pursuant to which the Lenders advanced an aggregate principal amount of $300,000 to the Company on October 28, 2004 in exchange for (i) 10% secured promissory notes in such aggregate principal amount, (ii) 500,000 shares of our common stock and (iii) warrants to purchase an aggregate of 500,000 shares of our common stock at an exercise price of $0.50 per share. The value of the shares and warrants of $152,500 and $147,500, respectively were treated as a discount to the note and the discount is being amortized over the life of the note. The note was due December 31, 2004 and during December 2004, the entire note was repaid with cash. At December 31, 2004, the outstanding balance on the convertible debenture was $0.

On December 13, 2004, the Company entered into a Bridge Loan Agreement with 15 various entities pursuant to which the Lenders advanced an aggregate principal amount of $1,160,000 to the Company on December 16, 2004 in exchange for (i) 8% secured promissory notes in such aggregate principal amount, (ii) 250,000 shares of our common stock and (iii) warrants to purchase an aggregate of 16,312,461 shares of our common stock at exercise prices ranging from $0.10 to $1.00 per share. The value of the shares and warrants of $60,000 and $1,100,000, respectively were treated as a discount to the note and the discount is being amortized over the life of the note. The note is due December 16, 2005.

On December 28, 2004, the Company entered into a Bridge Loan Agreement with 14 various entities pursuant to which the Lenders advanced an aggregate principal amount of $1,000,000 to the Company on January 6, 2005 in exchange for (i) 8% secured promissory notes in such aggregate principal amount, (ii) 500,000 shares of our common stock and (iii) warrants to purchase an aggregate of 4,4687,485 shares of our common stock at an exercise price of $0.10 per share. The value of the shares and warrants of $370,000 and $630,000, respectively were treated as a discount to the note and the discount is being amortized over the life of the note. The note is due December 28, 2005.

Note payable - face value	$10,102,260
Note payable - discount	2,803,912
$7,298,348

The discount from the face value of the promissory notes is being amortized over the life of the promissory notes as additional interest expense. During the twelve month period ended December 31, 2004, the two month period ended December 31, 2003, the period from December 9, 2002 (Inception) to October 31, 2003 and the period from December 9, 2002 (Inception) to December 31, 2004, the Company has recorded interest expense from the discounts of $2,150,588, $25,000, $0 and $2,175,588, respectively.

All of these transactions were exempt from the registration requirements of Section 4(2) of the Securities Act as transactions not involving a public offering.

NOTE 5 STOCKHOLDERS’ DEFICIENCY

(A) Stock Issued for Cash

During 2002, the Company issued 58,189,728 shares of common stock to its founder for $18,522 ($0.0004 per share).

During 2003, the Company issued 4,423,012 shares of common stock for cash of $526,703 ($0.12 per share).

During 2003, the Company issued 1,748,380 shares of common stock for $545,717 ($0.28 per share), net of offering costs of $11,239.

During 2003, the Company issued 420,768 shares of common stock for $66,672 ($0.16 per share).

During 2004, the Company issued 6,650,000 shares of common stock for $1,662,500 ($0.25 per share).

During 2004, the Company issued 40,000 shares of common stock for cash of $100,000 ($2.50 per share).

During 2004, the Company issued 1,900,400 shares of common stock for $475,100 ($0.25 per share). In connection with this transaction, the Company issued 2,022,900 warrants to purchase common stock exercisable at a price of $0.25. The warrants are fully exercisable at any time for a period of five years after the closing date of the sale. None of the warrants were executed, forfeited or expired in 2004. Therefore, all 2,022,900 warrants were outstanding and exercisable as of December 31, 2004.

On August 26, 2004, the Company issued 100,000 shares of common stock for $200,000 ($2.00 per share).

During 2004, the Company issued 1,649,635 shares of common stock for $264,075 ($0.16 per share).

(B) Stock Issued for Services

During 2002, the Company issued 2,957,376 shares of common stock for software development services valued for financial accounting purposes at $1,113,005 ($0.3775 per share) based upon recent cash offering prices.

During 2003, the Company issued 434,036 shares of common stock for software development services valued for financial accounting purposes at $138,640 ($0.3175 per share) based upon recent cash offering prices.

During 2003, the Company issued 942,600 shares of common stock for signature rights valued for financial accounting purposes at $300,000 ($0.3175 per share) based upon recent cash offering prices.

During 2004, the Company issued 1,750,000 shares of common stock for software development and consulting services with a fair value of $2,581,250 ($1.475 per share).

During 2004, the Company issued 279,260 shares of common stock for services with a fair value of $446,816 ($1.60 per share).

During 2004, the Company issued 830,000 shares of restricted common stock for services to three consultants having a fair value of $1,195,200 ($1.44 per share).

During 2004, the Company issued 440,000 shares of restricted common stock for services with a fair value of $404,800 ($.92 per share).

During 2004, the Company issued 100,000 shares of our restricted common stock for services with a fair value of $147,500 ($1.475 per share).

During 2004, the Company issued 1,933,224 shares to consultants for services with a fair value of $1,162,444 ($0.60 per share).

On July 28, 2004, as consideration for the Director's personal guaranty of a note payable (see Note 4), the Company issued the Director 800,000 shares of common stock having a fair value of $832,000 ($1.04 per share). These shares issued to the Director were restricted shares of common stock and, therefore, were not tradable at the time of issuance. These shares of common stock issued to the Director may become unrestricted on July 28, 2005.

During August 2004, the Company issued 1,000,000 shares to consultants for real estate service with a fair value of $1,130,000 ($1.13 per share).

During August 2004, the Company issued 21,460 shares to a consultant for services with a fair value of $13,734 ($0.64 per share).

During August, 2004, the Company issued 200,000 shares to a consultant for financial services with a fair value of $122,000 ($0.61 per share).

During August 2004, the Company issued 36,000 shares to a consultant for engineering services with a fair value of $21,420 ($0.60 per share).

On September 30, 2004, the Company issued 300,000 to employees as a bonus with a fair value of $99,000 ($0.33 per share).

During 2004, the Company issued 1,790,000 shares of common stock to employees with a fair value of $565,500 ($0.32 per share) for bonuses. This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

During 2004, the Company issued 5,199,967 shares of common stock to employees with a fair value of $1,137,099 ($0.22 per share) as regular compensation. This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

During 2004, the Company issued 1,100,000 shares of common stock to executives with a fair value of $240,542 ($0.22 per share) as compensation. This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

During 2004, the Company issued 3,885,410 shares of common stock for consulting services with a fair value of $812,141 ($0.21 per share). This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

During 2004, the Company issued 1,350,000 shares of common stock for consulting services with a fair value of $377,500 ($0.28 per share). This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

During 2004, the Company issued 150,000 shares of common stock for advisory services with a fair value of $37,500 ($0.25 per share). This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

(C) Stock Issued for Legal Settlement

During February 2004, the Company issued 66,668 shares of common stock with a fair value of $98,335 ($1.475 per share) in partial settlement of a lawsuit.

On June 4, 2004, the Company issued 53,332 shares of common stock with a fair value of $77,565 in final settlement of a lawsuit ($1.455 per share).

(D) Stock Issued for Cash with Notes Payable

During 2004, the Company issued 560,000 shares of common stock with a fair value of $434,000 as additional consideration for a note payable. The fair value of the stock was allocated from the total proceeds received on the note payable and the resulting discount on the note payable will be amortized over the life of the note ($0.78 per share).

During 2004, the Company issued 200,000 shares of common stock with a fair value of $284,000 as additional consideration for a note payable. The fair value of the stock was allocated from the total proceeds received on the note payable and the resulting discount on the note payable will be amortized over the life of the note ($1.42 per share).

During 2004, the Company issued 100,000 shares of common stock with a fair value of $147,500 as additional consideration for a note payable. The fair value of the stock was allocated from the total proceeds received on the note payable and the resulting discount on the note payable will be amortized over the life of the note ($1.475 per share).

During 2004, the Company issued 60,000 shares of common stock with a fair value of $67,800 as additional consideration for a note payable. The fair value of the stock was allocated from the total proceeds received on the note payable and the resulting discount on the note payable will be amortized over the life of the note ($1.13 per share).

During 2004, the Company issued 33,000 shares of common stock with a fair value of $47,190 as additional consideration for a note payable. The fair value of the stock was allocated from the total proceeds received on the note payable and the resulting discount on the note payable will be amortized over the life of the note ($1.43 per share).

During 2004, the Company issued 511,000 shares of common stock with a fair value of $753,725 as additional consideration for a note payable. The fair value of the stock was allocated from the total proceeds received on the note payable and the resulting discount on the note payable will be amortized over the life of the note ($1.475 per share).

During 2004, the Company issued 7,500 shares of common stock with a fair value of $11,025 as additional consideration for a note payable. The fair value of the stock was allocated from the total proceeds received on the note payable and the resulting discount on the note payable will be amortized over the life of the note ($1.47 per share).

During 2004, the Company issued 1,750,000 shares of common stock with a fair value of $735,000 as additional consideration for notes payable. The fair value of the stock was allocated from the total proceeds received on the note payable and the resulting discount on the note payable will be amortized over the life of the notes ($0.42 per share).

(E) Stock Issued for Cash as Interest on Notes Payable

During 2004, the Company issued 375,000 shares to note payable holders for accrued interest on the notes with a fair value of $67,500 ($0.18 per share).

(F) Stock Issued Under Loan Default Provisions

During 2004, the Company issued 74,999 shares to a note payable holder under a loan default provision with a fair value of $110,624 ($1.475 per share).

During 2004, the Company issued 75,000 shares to a note payable holder under a loan default provision with a fair value of $84,750 ($1.13 per share).

During 2004, the Company issued 80,000 shares to a note payable holder under a loan default provision with a fair value of $118,000 ($1.475 per share).

During 2004, the Company issued 603,038 shares to a note payable holder under a loan default provision with a fair value of $942,548 ($1.56 per share).

During 2004, the Company issued 955,312 shares to a note payable holder under a loan default provision with a fair value of $1,404,309 ($1.47 per share).

(G) In Kind Contribution

During 2004, 1,191,450 shares of common stock were returned to the Company by a stockholder and recorded as an In Kind Contribution.

(H) Stock Dividend

During January 2004, the Company declared a 4 for 1 common stock dividend effected to stockholders of record on January 19, 2004. Per share and weighted average share amounts have been retroactively restated in the accompanying financial statements and related notes to reflect this dividend.

(I) Stock Split

During May 2004, the Company declared a 4 for 1 common stock split effected to stockholders of record on May 5, 2004. Per share and weighted average share amounts have been retroactively restated in the accompanying financial statements and related notes to reflect this dividend.

(J) Stock Issued in Reverse Merger

On January 5, 2004, the Company issued 16,156,000 shares of common stock for all the outstanding shares of Global Business Resources.

All of these transactions were exempt from registration requirements of Section 4(2) of the Securities Act as transactions not involving a public offering.

(K) Obligation to Reserve Stock

As of December 31, 2004, the Company had an obligation to reserve 46,656,000 shares of common stock issuable upon conversion of debentures. In addition, as of December 31, 2004, the Company had outstanding options and warrants totaling 41,014,493 shares of common stock.

NOTE 6 INCOME TAXES

Income tax expense (benefit) is summarized as follows:

	Year Ended December 31, 2004	Two Months Ended December 31, 2003	December 9, 2002 (Inception) through October 31, 2003	December 9, 2002 (Inception) through December 31, 2004
Current:
Federal	$--	$--	$--	$--
State	--	--	--	--
Deferred - Federal and State	--	--	--	--
Income tax expense (benefit)	$--	$--	$--	$--

The Company's tax expense differs from the "expected" tax expense as follows:

	Year Ended December 31, 2004	Two Months Ended December 31, 2003	December 9, 2002 (Inception) through October 31, 2003	December 9, 2002 (Inception) through December 31, 2004

U.S. Federal income tax expense (benefit)	$(11,264,637)	$(203,642)	$(771,844)	$(12,240,123)
Effect on net operating loss carryforward	11,264,637	203,642	771,844	12,240,123
	$--	$--	$--	$--

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities are as follows:

	December 31, 2004	December 31, 2003	October 31, 2003
Deferred tax assets:
Net operating loss carryforward	$12,240,123	$975,486	$771,844
Total gross deferred tax assets	12,240,123	975,486	771,844
Less valuation allowance	(12,240,123)	(975,486)	(771,884)
Net deferred tax assets	$--	$--	$--

At December 31, 2004, the Company had a net operating loss carryforward of approximately $36,000,363 for U.S. Federal income tax purposes available to offset future taxable income expiring through 2025. The net change in the valuation allowance during the year ended December 31, 2004 was an increase of $11,264,637.

NOTE 7 COMMITMENTS AND CONTINGENCIES

(A) Distribution Agreements

Riverdeep, Inc.
Infinium signed a distribution agreement with Riverdeep, Inc. ("Riverdeep") that will allow Infinium to market Riverdeep's catalog of award-winning video games and edutainment software on the Phantom Game System. The agreement expires on March 30, 2006 and authorizes Infinium to distribute Riverdeep's products, via the Phantom Game Service or pre-load, onto the Phantom Game Receiver. The titles will be available to subscribers of the Phantom Game Service on both a pay-per-play and pay-to-own basis.

The agreement with Riverdeep requires Infinium to make the following guaranteed, non-refundable, irrevocable, non-transferable license fees as follows:

March 30, 2004	$50,000
June 30, 2004	50,000
September 30, 2004	125,000

Total	$225,000

In addition, Infinium incurs license fees with respect to each unit of product distributed. These per unit license fees shall be applied against the aforementioned guaranteed license fees. Once the guaranteed license fees have been earned down and recouped by Infinium, then Infinium shall pay directly to Riverdeep the per unit license fees for every unit of product it distributes. The per unit unlimited license (pay-to-own) fee ranges from $6.50 to $28.00 per title. The per unit limited license (pay-per-play) fee equals fifty percent (50%) of Infinium's revenue realized from the limited licenses granted to end users.

As the Company has not commenced sales of the game system and there is no definitive way to determine the future economic benefit associated with the payments for the guaranteed license fees, the company has expensed the guaranteed license fees as incurred. From December 9, 2002 (inception) through December 31, 2004, $225,000 of guaranteed license fees had been accrued and reported on the accompanying financial statements.

In the event that the per unit license fees exceed the guaranteed license fees, those per unit license fees will be expensed as incurred. Accordingly, the corresponding revenue related to the product distribution will be recognized as earned.

The Company is currently in default of this agreement.

Codemasters Software Company Ltd.
Infinium signed a distribution agreement with The Codemasters Software Company Ltd. (“Codemasters”) that will allow Infinium to market Codemasters’ catalog of video games software on the Phantom Game System. The agreement expires on December 31, 2005 and authorizes Infinium to distribute Codemasters’ products, via the Phantom Game Service or pre-load, onto the Phantom Game Receiver. The titles will be available to subscribers of the Phantom Game Service on both a pay-per-play and pay-to-own basis.

The agreement with Codemasters requires Infinium to make the following advance royalty payments as follows:

November 21, 2004	$25,000
Upon receipt of the Licensor Deliverables	25,000
Total	$50,000

In addition, Infinium incurs royalty fees with respect to each unit of product distributed. These per unit royalty fees shall be applied against the aforementioned advance royalty payments. Once the advance royalty payments have been earned down and recouped by Infinium, then Infinium shall pay directly to Codemasters the per unit royalty fees for every unit of product it distributes. The per unit royalty fee ranges from 25% to 50% of Infinium’s net receipts with a minimum per unit royalty fee ranging from $1.25 to $7.16 per title.

As the company has not commenced sales of the game system and there is no definitive way to determine the future economic benefit associated with the advance payments, the company has expensed the advance royalty payments as incurred. From December 9, 2002 (inception) through December 31, 2004, $50,000 of guaranteed license fees had been accrued and reported on the accompanying financial statements.

In the event that the per unit royalty fees exceed the advance royalty payments, those per unit royalty fees will be expensed as incurred. Accordingly, the corresponding revenue related to the product distribution will be recognized as earned. The Company is currently in default of this agreement.

Atari, Inc.
Infinium signed a distribution agreement with Atari, Inc. (“Atari”) that will allow Infinium to market Atari’s catalog of video games software on the Phantom Game System. The agreement expires on September 14, 2007 and authorizes Infinium to distribute Atari’s products, via the Phantom Game Service or pre-load, onto the Phantom Game Receiver. The titles will be available to subscribers of the Phantom Game Service on both a pay-per-play and pay-to-own basis.

The agreement with Atari requires Infinium to make the following non-refundable advance royalty payments as follows:

September 19, 2004	$300,000
September 29, 2004	200,000
Total	$500,000

In addition, Infinium incurs royalty fees with respect to each unit of product distributed. These per unit royalty fees shall be applied against the aforementioned advance royalty payments. Once the advance royalty payments have been earned down and recouped by Infinium, then Infinium shall pay directly to Atari the per unit royalty fees for every unit of product it distributes. The per unit royalty fee ranges from $5.00 to $15.00 per title.

As the company has not commenced sales of the game system and there is no definitive way to determine the future economic benefit associated with the advance payments, the company has expensed the advance royalty payments as incurred. From December 9, 2002 (inception) through December 31, 2004, $500,000 of guaranteed license fees had been accrued and reported on the accompanying financial statements.

In the event that the per unit royalty fees exceed the advance royalty payments, those per unit royalty fees will be expensed as incurred. Accordingly, the corresponding revenue related to the product distribution will be recognized as earned. The Company is currently in default of this agreement.

Eidos Inc.
Infinium signed a distribution agreement with Eidos Inc. (“Eidos”) that will allow Infinium to market Eidos’s catalog of video games software on the Phantom Game System. The agreement expires on December 31, 2005 and authorizes Infinium to distribute Eidos’s products, via the Phantom Game Service or pre-load, onto the Phantom Game Receiver. The titles will be available to subscribers of the Phantom Game Service on both a pay-per-play and pay-to-own basis.

The agreement with Eidos requires Infinium to make the following non-refundable advance royalty payments as follows:

September 25, 2004	$62,500
Upon receipt of the Licensor Deliverables	62,500
Total	$125,000

In addition, Infinium incurs royalty fees with respect to each unit of product distributed. These per unit royalty fees shall be applied against the aforementioned advance royalty payments. Once the advance royalty payments have been earned down and recouped by Infinium, then Infinium shall pay directly to Eidos the per unit royalty fees for every unit of product it distributes. The per unit royalty fee ranges from 25% to 50% of Infinium’s net receipts

As the company has not commenced sales of the game system and there is no definitive way to determine the future economic benefit associated with the advance payments, the company has expensed the advance royalty payments as incurred. From December 9, 2002 (inception) through December 31, 2004, $125,000 of guaranteed license fees had been accrued and reported on the accompanying financial statements.

In the event that the per unit royalty fees exceed the advance royalty payments, those per unit royalty fees will be expensed as incurred. Accordingly, the corresponding revenue related to the product distribution will be recognized as earned. The Company is currently in default of this agreement.

Enlight Inc.
Infinium signed a distribution agreement with Enlight Interactive Inc. (“Enlight”) that will allow Infinium to market Enlight’s catalog of video games software on the Phantom Game System. The agreement expires on September 2, 2009 and authorizes Infinium to distribute Enlight’s products, via the Phantom Game Service or pre-load, onto the Phantom Game Receiver. The titles will be available to subscribers of the Phantom Game Service on both a pay-per-play and pay-to-own basis.

The agreement with Enlight requires Infinium to make the following non-refundable advance royalty payments as follows:

October 2, 2004	$5,000
Upon receipt of the Licensor Deliverables	5,000
Total	$10,000

In addition, Infinium incurs royalty fees with respect to each unit of product distributed. These per unit royalty fees shall be applied against the aforementioned advance royalty payments. Once the advance royalty payments have been earned down and recouped by Infinium, then Infinium shall pay directly to Enlight the per unit royalty fees for every unit of product it distributes. The per unit royalty fee ranges from 30% to 50% of Infinium’s net receipts

As the company has not commenced sales of the game system and there is no definitive way to determine the future economic benefit associated with the advance payments, the company has expensed the advance royalty payments as incurred. From December 9, 2002 (inception) through December 31, 2004, $10,000 of guaranteed license fees had been accrued and reported on the accompanying financial statements.

In the event that the per unit royalty fees exceed the advance royalty payments, those per unit royalty fees will be expensed as incurred. Accordingly, the corresponding revenue related to the product distribution will be recognized as earned. The Company is currently in default of this agreement.

(B) Development Agreement

The company has a development agreement in place with BIOSTAR for the Phantom Game Receiver mainboard and graphics adapter. Terms are: $156,000 due at signing; $78,000 due before ship of pilot production units from Biostar; $78,000 due on acceptance of pilot units. The end design product will be wholly owned by the company. This work is ongoing. From December 9, 2002 (inception) through December 31, 2004, $312,000 of expenses have been accrued and reported on the accompanying financial statements. No payments have been made to Biostar.

(C) Leases

Infinium leases office space in Sarasota, Florida (starting September 18, 2003) and Seattle, Washington (starting August 1, 2004) under operating leases that expire in 2009 and 2006, respectively. Minimum future rental payments under these leases are as follows:

Year Ending December 31,
2005	$571,893
2006	491,055
2007	309,938
2008	329,378
2009	309,355
Thereafter	-
$2,011,619

The Florida lease provides for a renewal option of 5 years at a rental rate equal to the last year of the initial term with an increase equal to the Consumer Price Index not to exceed 5%. Rent expense for the year ended December 31, 2004, the two months ended December 31, 2003, the period from December 9, 2002 (Inception) to October 31, 2003 and the period from December 9, 2002 (Inception) to December 31, 2004 was $373,590, $3,859, $0 and $377,449, respectively.

(D) Litigation

On October 27, 2003, SensAble Technologies, Inc. filed a complaint against Infinium in the U.S. District Court for the District of Delaware, alleging federal trademark infringement, federal trademark dilution, federal unfair competition, and Delaware common law unfair competition regarding the trademark "Phantom". The complaint sought damages, injunctive relief against Infinium's use of the name "Phantom", surrender of the Company's website www.phantom.com withdrawal of trademark applications for the "Phantom" mark and other unspecified damages. The complaint was settled in full via a $150,000 payment to SensAble Technologies on January 10, 2005 per the Second Amendment to Concurrent Use and Settlement Agreement dated May 28, 2004. As a condition of the Second Amendment to Concurrent Use and Settlement Agreement dated May 28, 2004, Sensable Technologies returned their 120,000 shares of common stock after receipt of the $150,000 payment in 2005.

On or around November 24, 2004, SBI-USA, LLC, filed suit against us and our chief executive officer, Timothy M. Roberts, in United States District Court, Central District of California. The suit alleges breach of contract and fraud and seeks to recover damages of approximately $600,000 under a contract that we terminated with plaintiff, as well as punitive damages and attorney's fees. In connection with the breach of contract claim, the plaintiff alleges that, since March 6, 2004, we raised more than $30 million in financing and owe plaintiff 2% of all amounts received. In connection with the fraud claim, plaintiff claims that we represented that plaintiff would be our exclusive investment banker during the term of the agreement with plaintiff, and that we hired a competing firm. Prior to filing suit, plaintiff demanded that we pay approximately $66,000 in unpaid expenses as full compensation for amounts due under the agreement. Shortly following our refusal to do so absent documentation of the claimed expenses, plaintiff initiated this suit. Our counsel has advised us that this suit is completely meritless and we intend to vigorously defend it.

A default to the suit was entered against Timothy Roberts on January 5, 2005, but no default judgment has been entered. A motion to set aside the default was filed on February 7, 2005 and set to be heard on March 21, 2005. The motion seeks to set aside the default based on both lack of personal jurisdiction against Mr. Roberts as well as for good cause to set aside the default. The complaint was settled in full via a $55,000 payment to SBI-USA, LLC on April 4, 2005. As of December 31, 2004, the Company has accrued expenses of $55,000 for this settlement.

KB Networks, Inc., Kyle Bennett and Steve Lynch v. Infinium Labs, Inc. and Timothy Roberts was filed on February 27, 2004 in the United States District Court for the Northern District of Texas, Dallas Division. The case bore the Cause Number 3:04-CV-423-D.

The parties to the proceeding are identified in the style set forth above. The Complaint asserted only claims for declaratory relief. In this regard, the Complaint did not seek any compensatory damages whatsoever. The subject matter of the Complaint arose out of the publication by the Plaintiffs of an article about the Defendants on a website maintained by the Plaintiffs. That publication took place on September 17, 2003. Defendants sent the Plaintiffs cease and desist letters asserting that the article was defamatory in a number of respects. Defendants also asserted that the use of Infinium Labs, Inc.’s registered marks constituted a violation of the Lanham Act and otherwise constituted trademark infringement. The Original Declaratory Judgment Complaint was filed in order to obtain a declaratory judgment that the publication of the article was not defamatory and that the Plaintiffs’ use of Infinium Labs, Inc.’s trademarks in connection with the article did not constitute infringement and was an act of fair use.

Rather than respond to the Complaint, Defendants filed a Motion to Dismiss the Complaint asserting that the Court lacked both subject matter and personal jurisdiction. However, rather than provide a timely ruling on the Motion to Dismiss, the Court allowed the Plaintiffs to engage in discovery related to the question of personal jurisdiction. However, the Plaintiffs’ tactics during this discovery phase of the action were extremely burdensome and expensive. Accordingly, the decision was made to terminate the litigation by consenting to the exercise of personal jurisdiction and responding to the Complaint in such a way as to concede that the article did not give rise to any liability for the Plaintiffs as a result of its publication. As a result, the District Court entered a declaratory judgment declaring that the Plaintiffs were not liable to the Defendants as a result of the publication of the article.

During the dismissal process, the Plaintiffs asserted a right to recover sanctions against the Defendants for their conduct during the discovery phase of the litigation. The Plaintiffs asserted a sanction claim in the approximate amount of $100,000. Rather than continue to litigate the question of sanctions, the company agreed to pay the Plaintiffs the sum of $50,000 to completely terminate the litigation. As a result, the final declaratory judgment was ultimately entered terminating the litigation with prejudice. In this regard, the Agreed Declaratory Judgment terminating the litigation in all respects was entered by the Court on February 16, 2005. As of December 31, 2004, the Company has accrued expenses of $50,000 for this settlement.

A confidential, non-public SEC investigation entitled “In re Certain Fax Blasts” is ongoing. The Company has provided documents in response to SEC subpoenas, and two Company employees, including the CEO, have testified in the investigation concerning, among other things, events at the Company. The Company’s response to the SEC subpoenas is continuing.

Except as described above and as of December 31, 2004, we are not a party to any litigation other than litigation arising in the ordinary course of its business, which is not expected to have a material adverse effect on its financial condition or results of operations and has not accrued any amounts relating to any litigation.

(E) Employment Agreements

On September 17, 2004, Infinium Labs, Inc. entered into an employment agreement with Timothy M. Roberts, Chief Executive Officer. The agreement is for a one year term and sets Mr. Roberts’ salary at $150,000 per year, automatically increasing to $250,000 per year when the Company’s stockholders’ equity equals or exceeds $5,000,000.

On November 1, 2003, Infinium Labs, Inc. entered into an employment agreement with Kevin Bachus, President and Chief Operating Officer. Per the agreement, Mr. Bachus’ salary is $200,000 per year from November 1, 2003 through April 30, 2004 and, thereafter, increased to $250,000 per year.

On June 1, 2004, Infinium Labs, Inc. entered into a revised employment agreement with Richard S. Skoba, Executive Vice President of Sales and Business Development, that supersedes in its entirety an original employment agreement with Infinium Labs Corporation dated January 3, 2003. The revised agreement sets January 3, 2004 as the effective date of hire and the initial salary is $125,000 per year. Effective February 4, 2004, Mr. Skoba's salary automatically increased to $175,000 per year. Effective June 1, 2004, Mr. Skoba received monthly increases to his salary for five months, in equal installments, until reaching $225,000 per year. Upon termination by us without cause, Mr. Skoba will be entitled to six months' salary and benefits.

On January 15, 2004, Infinium Labs, Inc. entered into an employment agreement with Tyrol Graham, Vice President of Product Development. Per the agreement, Mr. Graham’s salary is $150,000 per year and grants Mr. Graham the option to purchase 150,000 shares of the Company’s common stock pursuant to the Company’s stock option plan and the eligibility to participate in the Company’s MBO Plan for a maximum of 400,000 additional shares of common stock to be awarded pursuant to the Company’s Incentive Stock Option Plan.

On May 24, 2004, Infinium Labs, Inc. entered into an employment agreement with Andrew Schneider, Senior Vice President of Marketing. Per the agreement, Mr. Schneider’s salary is $190,000 per year and grants Mr. Schneider the option to purchase 300,000 shares of the Company’s common stock, of which, 20% vested on Mr. Schneider’s first day of employment.

(F) Licenses

We have entered into agreements with a number of publishers to provide content for our Phantom Game Service. These agreements provide that we pay an advance to each publisher, which is recoupable by us against future royalties payable to these publishers under their respective agreements. We currently owe an aggregate of $885,000 to these publishers pursuant to these agreements and if we fail to pay these advances, these agreements may be terminated.

NOTE 8 STOCK OPTIONS AND WARRANTS

(A) Stock Options Issued Under Qualified Stock Option Plan

Under the 2004 Incentive Stock Option Plan, the Company may grant incentive stock options to its employees, officers, directors, and consultants of the Company to purchase up to 25,000,000 shares of common stock. Under the plan, the exercise price of each option equals or exceeds the market price of the Company’s stock on the date of grant, and the options’ maximum term is five years. Options are granted at various times and are exercisable per a 36 month vesting period.

During 2004, the Company granted 18,505,000 stock options to certain employees during the year ended December 31, 2004. The Company applies APB Opinion No. 25 and related interpretations in accounting for stock options issued to employees. Accordingly, no compensation cost has been recognized for options issued to employees. Had compensation cost been determined based on the fair market value at the grant date, consistent with SFAS 123, the Company’s net income (loss) would have changed to the pro-forma amounts indicated below.

		Year Ended December 31, 2004	Two Months Ended December 31, 2003	December 9, 2002 (Inception) through October 31, 2003	December 9, 2002 (Inception) through December 31, 2004

Net loss available to common shareholders	As Reported	$(33,131,286)	$(598,948)	$(2,270,129)	$(36,000,363)
	Pro Forma	$(40,250,036)	$(598,948)	$(2,270,129)	$(43,119,113)

Basic and diluted loss per share	As Reported	$(0.33)	$(0.01)	$(0.04)	$(0.45)
	Pro Forma	$(0.40)	$(0.01)	$(0.04)	$(0.54)

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2004: dividend yield of zero; expected volatility of 187%, risk-free interest rate of 3.86%; expected life of five years for the plan. The cost of the options was calculated based on the amount of vested shares as the vesting period is the same as the service period of the options (3 years). Based on the common stock share price, the weighted average shares equal the primary EPS on the income statement for the year ended December 31, 2004, the two months ended December 31, 2003, from December 9, 2002 (Inception) through October 31, 2003 and from December 9, 2002 (Inception) through December 31, 2004 of $(0.33), $(0.01), $(0.04) and $(0.45), respectively.

A summary of the status of Company’s fixed stock option plan as of December 31, 2004 and 2003, and the changes during the years then ended is presented below:

	December 31, 2004		December 31, 2003
Fixed Options	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price

Outstanding at beginning of period	--	$--	--	$--
Cancelled	--	$--	--	$--
Granted	18,505,000	$1.43	--	$--
Forfeited	3,355,000	$1.43	--	$--
Expired	--	$--	--	$--
Exercised	--	$--	--	$--
Outstanding at end of period	15,150,000	$1.43	--	$--

Options exercisable at period end	5,184,862		--

Weighted average fair value of options granted to employees during the year	$1.43		$-

Options Outstanding				Options Exercisable
Range of Exercise Price	Number Outstanding at December 31, 2004	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at December 31, 2004	Weighted Average Exercise Price

$0.00 - 0.99	--	--	$--	--	$--
1.00 - 1.99	15,150,000	4.5	1.43	5,184,862	1.43
	15,150,000	4.5	$1.43	5,184,862	$1.43

Options Outstanding				Options Exercisable
Range of Exercise Price	Number Outstanding at December 31, 2003	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at December 31, 2003	Weighted Average Exercise Price

$0.00 - 0.99	--	--	$--	--	$--
1.00 - 1.99	--	--	--	--	--
	--	--	$--	--	$--

During the period ended October 31, 2003, the Company had no Stock Option Plan in place.

(B) Warrants Issued and Outstanding

	December 31, 2004	December 31, 2003	October 31, 2003

Warrants for common stock issued to investors. The term of the warrants are five years expiring November 10, 2009. The warrants are exercisable at $0.25 per share	5,107,081	--	--
Warrants for common stock issued to an investor. The term of the warrants are five years expiring November 10, 2009. The warrants are exercisable at $0.10 per share.	8,722,604	--	--
Warrants for common stock issued to note holders. The term of the warrants are five years expiring October 22, 2009. The warrants are exercisable at $0.50 per share.	500,000	--	--
Warrants for common stock issued to note holders. The term of the warrants are five years expiring October 27, 2009. The warrants are exercisable at $0.50 per share.	500,000	--	--
Warrants for common stock issued to note holders. The term of the warrants are five years expiring December 31, 2009. The warrants are exercisable at $0.26667 per share.	5,437,487	--	--
Warrants for common stock issued to note holders. The term of the warrants are five years expiring December 31, 2009. The warrants are exercisable at $0.75 per share.	5,437,487	--	--
Warrants for common stock issued to note holders. The term of the warrants are five years expiring December 31, 2009. The warrants are exercisable at $1.00 per share.	5,437,487	--	--
Warrants for common stock issued to note holders. The term of the warrants are five years expiring December 31, 2009. The warrants are exercisable at $0.10 per share.	4,687,485	--	--
Total	35,829,631	--	$--

NOTE 9 GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with no sales and has recurring losses from inception of $36,000,363, has a working capital deficiency of $12,223,911, a stockholders deficiency of $11,468,854 and has a negative cash flow from operations of $11,996,783. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its business plan provide the opportunity for the Company to continue as a going concern.

NOTE 10 RELATED PARTY TRANSACTIONS

The Company issued a director 800,000 shares of common stock as consideration for the director's personal guaranty of a $500,000 note payable secured by a real estate mortgage encumbering the director's residence.

The Company compensated the Chief Executive Officer $50,000 as consideration for the Chief Executive Officer's personal guaranty of a $1,500,000 note payable secured by a real estate mortgage encumbering the Chief Executive Officer's residence.

NOTE 11 SUBSEQUENT EVENTS

(A) Notes Payable

On January 27, 2005, the Company borrowed $300,000 Timothy Roberts, the Company’s Chief Executive Officer, under a 15% promissory note, which is payable no later than April 27, 2005.

On January 28, 2005, the Company borrowed $118,000 under a 15% promissory note, which is payable no later than April 30, 2005.

On January 31, 2005, the Company borrowed $175,000 under a 15% promissory note, which is payable no later than May 10, 2005.

On January 31, 2005, the Company borrowed $100,000 under a 15% promissory note, which is payable no later than May 10, 2005.

On February 3, 2005, the Company borrowed $100,000 under a 15% promissory note, which is payable no later than May 10, 2005.

On March 9, 2005, the Company borrowed $400,000 under a 10% promissory note, which is payable no later than April 15, 2005.

On March 21, 2005, the Company borrowed $200,000 under a 17% promissory note, which is payable no later than May 10, 2005.

(B) Common Stock Issuances

During 2005, the Company issued 2,747,632 shares of common stock for consulting services with a fair value of $931,805 ($0.34 per share). These transactions were exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

During 2005, the Company issued 1,465,000 shares of common stock to employees with a fair value of $767,850 ($0.52 per share). These transactions were exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

On January 6, 2005, the Company issued 7,043,750 shares of common stock to convert a note payable with a fair value of $704,375 ($0.10 per share). There was no gain or loss on the conversion of this note. This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

On February 11, 2005, the Company issued 4,925,291 shares of common stock to convert a note payable with a fair value of $1,058,938 ($0.215 per share). There was no gain or loss on the conversion of this note. This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

On March 22, 2005, the Company issued 5,815,069 shares of common stock to convert a note payable with a fair value of $581,507 ($0.10 per share). There was no gain or loss on the conversion of this note. This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

On April 11, 2005, the Company issued 7,825,000 shares of common stock to convert a note payable with a fair value of $1,565,000 ($0.15 per share). There was no gain or loss on the conversion of this note. This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

During April 2005, the Company issued 816,952 shares of common stock for consulting services with a fair value of $200,323 ($0.25 per share). These transactions were exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

During April 2005, the Company issued 100,000 shares of common stock to an employee with a fair value of $26,000 ($0.26 per share). This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

(C) Stock Returned per Legal Settlement

During 2005, Sensable Technologies returned their 120,000 shares of common stock after the Company’s receipt of the $150,000 payment from Sensable Technologies as a specified in the Second Amendment to Concurrent Use and Settlement Agreement dated May 28, 2004.

(D) Amendment to Articles of Incorporation

During 2005, the Company amended its Articles of Incorporation to provide for an increase in its authorized share capital. The authorized capital stock increased to 600,000,000 common shares at a par value of $0.0001 per share.

FINANCIAL STATEMENTS

INFINIUM LABS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders Infinium Labs Corporation Sarasota, Florida

We have audited the accompanying balance sheet of Infinium Labs Corporation (a Development Stage Company), as of October 31, 2003, and the related statements of operations, cash flows and stockholders' (deficit) from December 9, 2002 (inception) to October 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Infinium Labs Corporation at October 31, 2003 and the result of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note A, the Company has been in the development stage since its inception on December 9, 2002. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

BAUMANN, RAYMONDO & COMPANY, P.A.
Tampa, Florida

December 11, 2003, except for Note F
as to which the date is January 26, 2004

INFINIUM LABS CORPORATION
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
OCTOBER 31, 2003

ASSETS

CURRENT ASSETS

Cash	$42
Shareholder receivable, net of allowance of $0	3,314

TOTAL CURRENT ASSETS	3,356

FURNITURE AND EQUIPMENT, net of depreciation of $675	62,989

DEFERRED OFFERING COSTS	11,239
TOTAL ASSETS	$77,584

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES

Accounts payable and accrued expenses	$84,467
Litigation payable	100,000
Accrued legal fees	418,593
Shareholder loan	4,940
Convertible promissory note	100,000

TOTAL LIABILITIES	708,000

STOCKHOLDERS' (DEFICIT)

Common stock, $.001 par value, 75,400,000 shares
Authorized 65,570,116 shares issued and outstanding	6,557
Additional paid-in capital	1,651,673
Deficit accumulated during the development stage	(2,270,129)
(611,899)
Less: Common stock subscribed	(18,517)
Total stockholders' (deficit)	(630,416)

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$77,584

The accompanying notes are an integral part of these financial statements.

INFINIUM LABS CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD DECEMBER 9, 2002 (INCEPTION) TO OCTOBER 31, 2003

REVENUE	$--

OPERATING EXPENSES
Professional fees	637,737
Advisory fees	349,529
Development costs	259,407
Consulting fees	338,247
Litigation expense	200,000
Travel and entertainment	106,523
Marketing	65,789
Commissions	96,084
Advertising	45,691
Website development	41,558
Telephone	31,302
Internet costs	26,518
Office supplies	29,729
Printing and reproduction	12,655
Taxes and licenses	12,610
Miscellaneous	12,212
Postage and delivery	3,863
Depreciation	675
TOTAL OPERATING EXPENSES	2,270,129

LOSS BEFORE INCOME TAXES	(2,270,129)

INCOME TAXES	--
NET LOSS	$(2,270,129)

PER COMMON SHARE

Loss per common share - basic and diluted	$(0.04)

Weighted average - basic and diluted	60,819,195

The accompanying notes are an integral part of these financial statements.

INFINIUM LABS CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD DECEMBER 9, 2002 (INCEPTION) TO OCTOBER 31, 2003

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(2,270,129)
Adjustments to reconcile net loss to cash (used) in operating activities:
Depreciation	675
Common stock issued for services	1,113,005
Decrease (increase) in current assets:
Shareholder receivable	(3,314)

Increase (decrease) in current liabilities
Accounts payable and accrued expenses	84,467
Litigation payable	100,000
Accrued legal fees	418,593
Convertible promissory note	100,000
Total adjustments	1,813,426

Net cash (used) in operating activities	(456,703)

CASH FLOWS (USED) IN INVESTING ACTIVITIES

Purchase of furniture and equipment	(63,664)

CASH FLOWS FROM FINANCING ACTIVITIES
Shareholder loan	4,940
Proceeds from sale of common stock	526,708
Deferred offering costs	(11,239)
Net cash provided by investing activities	520,409
NET INCREASE IN CASH	42

CASH, BEGINNING OF PERIOD	--
CASH, END OF PERIOD	$42

The accompanying notes are an integral part of these financial statements.

INFINIUM LABS CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' (DEFICIT)
FOR THE PERIOD DECEMBER 9, 2002 (INCEPTION) TO OCTOBER 31, 2003

				DEFICIT
				ACCUMULATED
				DURING THE
	COMMON STOCK		PAID-IN	DEVELOPMENT
	SHARES	AMOUNT	CAPITAL	STAGE	TOTAL

BALANCE, DECEMBER 9, 2002	--	$--	$--	$--	$--
Issuance of common stock for cash	62,612,740	6,261	538,964	--	545,225
Issuance of common stock for services	2,957,376	296	1,112,709	--	1,113,005
Common stock subscribed	--	--	--	--	(18,517)
Net (loss) for the period	--	--	--	(2,270,129)	(2,270,129)
BALANCE, OCTOBER 31, 2003	65,570,116	$6,557	$1,651,673	$(2,270,129)	$(630,416)

The accompanying notes are an integral part of these financial statements.

INFINIUM LABS CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2003

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Infinium Labs Corporation ("Infinium") a Delaware corporation located in Sarasota, Florida organized on December 9, 2002, is a development stage company, and as such has devoted most of its efforts since inception to developing its business plan, issuing common stock, raising capital, establishing its accounting systems and other administrative functions.

Infinium is positioned to be a leader in the "pervasive gaming/interactive entertainment" market by introducing, marketing and selling the first combination game console and broadband gaming network, Phantom Game Console(TM) and PhantomNet VPGN(TM). The console and network allows consumers to search, preview, purchase and play a large selection of interactive entertainment (video games) online. Infinium's mission is to provide users with the ultimate gaming experience by developing a leading edge video game console and an online game service that provides on-demand access to a selection of games and interactive entertainment via a broadband Internet connection.

Furniture and Equipment

Furniture and equipment are stated at cost. Maintenance and repairs are charged to operations when incurred. Depreciation of furniture, equipment and software is calculated using the straight-line method based on assets' estimated useful lives as follows:

Computer equipment	3 years
Office furniture and equipment	5 years
Leasehold improvements	5 years

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

Infinium records its federal and state tax liability in accordance with Financial Accounting Standards Board Statement No. 109 "Accounting for Income Taxes". The deferred taxes payable are recorded for temporary differences between the recognition of income and expenses for tax and financial reporting purposes, using current tax rates.

Deferred assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

INFINIUM LABS CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2003

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes (Continued)

Since its inception, Infinium has an accumulated loss of $2,270,129 for income tax purposes, which can be used to offset future taxable income through 2023. The potential tax benefit of this loss is estimated as follows:

Future tax benefit	$771,843
Valuation allowance	(771,843)
Net tax benefit	$0

As of October 31, 2003, no deferred tax assets or liabilities are recorded in the accompanying financial statements.

Advertising Costs

Infinium expenses the production cost of advertising the first time the advertising takes place.
Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share." As of October 31, 2003 the effects of common share equivalents was anti-dilutive and not included in the calculation of diluted net loss per common share.

Fiscal Year

The Company elected October 31 as its fiscal year end.

NOTE B - SHAREHOLDER RECEIVABLE

Shareholder receivable represents amounts advanced to a shareholder. The receivable is not evidenced by formal agreement and is non-interest bearing.

NOTE C - DEFERRED OFFERING COSTS

Infinium has a Private Placement Memorandum in place that will close at the earliest of subscribing the maximum amount of subscriptions received for its Class A common stock (1,000,000) or December 31, 2003. In connection with this placement, any placement costs (consisting of legal, accounting and filing fees) will be netted against the proceeds from the placement in the event the placement is successful. In the event the placement is unsuccessful or abandoned, any placement costs will be expensed. Costs incurred to date in connection with the placement aggregated $11,239 at October 31, 2003. Total proceeds received from the Private Placement closing on December 31, 2003 aggregated $556,455 with the issuance of 556,455 of its Class A common stock.

INFINIUM LABS CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2003

NOTE D - COMMITMENTS AND CONTINGENCIES

Distribution Agreement

Infinium signed a distribution agreement with Riverdeep, Inc. ("Riverdeep") that will allow Infinium to market Riverdeep's catalog of award-winning video games and edutainment software on the Phantom Game System. The agreement expires on March 30, 2006 and authorizes Infinium to distribute Riverdeep's products, via the Phantom Game Service or pre-load, onto the Phantom Game Receiver. The titles will be available to subscribers of the Phantom Game Service on both a pay-per-play and pay-to-own basis.

The agreement with Riverdeep requires Infinium to make the following guaranteed, non-refundable, irrevocable, non-transferable license fees as follows:

March 30, 2004	$50,000
June 30, 2004	50,000
September 30, 2004	125,000
Total	$225,000

In addition, Infinium incurs license fees with respect to each unit of product distributed. These per unit license fees shall be applied against the aforementioned guaranteed license fees. Once the guaranteed license fees have been earned down and recouped by Infinium, then Infinium shall pay directly to Riverdeep the per unit license fees for every unit of product it distributes. The per unit unlimited license (pay-to-own) fee ranges from $6.50 to $28.00 per title. The per unit limited license (pay-per-play) fee equals fifty percent (50%) of Infinium's revenue realized from the limited licenses granted to end users.

As the company has not commenced sales of the game system and there is no definitive way to determine the future economic benefit associated with the payments for the guaranteed license fees, the company has expensed the guaranteed license fees as incurred. Since the periods presented on the accompanying financial statements are from December 9, 2002 (inception) through October 31, 2003, no guaranteed license fees had been incurred during this reporting period and, therefore, no expense was reported for these guaranteed license fees on the accompanying financial statements.

In the event that the per unit license fees exceed the guaranteed license fees, those per unit license fees will be expensed as incurred. Accordingly, the corresponding revenue related to the product distribution will be recognized as earned.

INFINIUM LABS CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2003

NOTE D - COMMITMENTS AND CONTINGENCIES (CONTINUED)

Leases

Infinium leases office space in Sarasota, Florida (starting September 18, 2003) and Richardson, Texas (starting December 15, 2003) under operating leases that expire in 2009 and 2007, respectively. Minimum future rental payments under these leases are as follows:

Year ending October 31,	AMOUNT

2004	$213,312
2005	255,341
2006	271,914
2007	240,426
2008	243,488
Thereafter	134,134
$1,358,615

The Florida lease provides for a renewal option of 5 years at a rental rate equal to the last year of the initial term with an increase equal to the Consumer Price Index not to exceed 5%. Rent expense for the period ended October 31, 2003 was $0.

Litigation

Infinium and its majority shareholders and officers are a defendant in a lawsuit filed by one of its competitors for alleged theft of intellectual property and fraud. The suit asks for actual and treble damages totaling $1,860,000. Outside counsel for Infinium has advised that a favorable outcome is unlikely and that a settlement in the form of cash and a convertible promissory note in the amount of $100,000 and $100,000, respectively, would be owed as part of the settlement. Accordingly, a provision for the settlement of $200,000 in the form of cash and convertible promissory note has been charged to operations in the accompanying financial statements. The promissory note is non-interest bearing and must be paid or converted into common shares if Infinium has an anticipated merger with a corporation that has common stock trading on the over-the-counter or similar exchange within 241 days from the date of the note, or the liquidated damages total $150,000.

On October 27, 2003, SensAble Technologies, Inc. filed a complaint against Infinium in the U.S. District Court for the District of Delaware, alleging federal trademark infringement, federal trademark dilution, federal unfair competition, and Delaware common law unfair competition regarding the trademark "Phantom". The complaint seeks damages, injunctive relief against Infinium's use of the name "Phantom", surrender of the Company's website www.phantom.com withdrawal of trademark applications for the "Phantom" mark and other unspecified damages. The Company believes they have meritorious defenses against these claims and intend to defend themselves vigorously. In December 2003, Infinium filed a response to the suit denying all of the claims and seeking dismissal of the suit in summary judgment. Regardless of the outcome, this litigation could result in significant expense and diversion of management time and other resources. If SensAble successfully asserts its claims, Infinium may need to change or end the use of the name "Phantom" in its products or modify their use of the "Phantom" name, and may be forced to pay damages to SensAble.

INFINIUM LABS CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2003

NOTE E - EMPLOYEE BENEFIT PLAN

Infinium started the 2003 Stock Incentive Plan ("2003 Plan"). The Plan provides for grants of Incentive Stock Options to employees. These Options generally become exercisable at a rate of twenty percent per year. During the period ending October 31, 2003 no options were issued.

Infinium accounts for the Plan under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," under which no compensation has been recognized.

(E) LOSS PER SHARE

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share." As of December 31, 2003 the effects of common share equivalents was anti-dilutive and not included in the calculation of diluted net loss per common share.

NOTE F - SUBSEQUENT EVENTS

Employment Agreements

On November 1, 2003, Infinium entered into an employment agreement with its President/Chief Operating Officer that automatically renews for a one year period on each anniversary date unless Infinium or the employee agree to terminate the agreement within three months prior to the anniversary date. The agreement provides for an initial minimum annual salary of $200,000 for the initial year and $250,000 per year thereafter. The employee was also awarded 432,000 shares of Infinium's Class A common stock under a shareholder vesting agreement that allows the shares to vest 1/36th on each monthly anniversary. The agreement also has a repurchase provision that allows Infinium to repurchase the shares under certain conditions. The agreement was subsequently abated in 2003.

On January 3, 2004, Infinium entered into an employment agreement with its Executive Vice President of Channel Sales for a period of three years unless Infinium or the employee agree to terminate the agreement within three months prior to the anniversary date The agreement provides for an initial minimum annual salary of $125,000 which increases to $175,000 upon Infinium closing its second round financing or June 1, 2004 which ever occurs earlier.

Convertible Debenture

On November 17, 2003, Infinium received $250,000 in the form of a 20% secured convertible debenture that matures on February 28, 2004 and is guaranteed by Infinium's Chairman and Chief Executive Officer. Maximum borrowings available under the debenture agreement are $750,000. The debenture is secured by all of Infinium's assets and is convertible in its entirety at the option of the holder into Infinium's Class A common stock at a conversion price of $1.00.

INFINIUM LABS CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2003

NOTE F - SUBSEQUENT EVENTS (CONTINUED)

Reverse Merger Method of Accounting

On December 24, 2003, the Company entered into an agreement and plan of merger with Global Business Resources, Inc. (Global) whereby the Company will merge into Global and will be the surviving corporation as a wholly-owned subsidiary of Global. In accordance with accounting principles generally accepted in the United States of America, Global's acquisition of Infinium will be accounted for as a reverse merger. As a result, Infinium will be treated as the acquiring entity and Global treated as the acquired entity for accounting purposes.

On January 5, 2004, the merger was consummated pursuant to the Agreement and Plan of Merger dated December 24, 2003. As a result of the merger, Infinium Labs Corporation became a wholly owned subsidiary of Global Business Resources, Inc., a publicly held company.

In conjunction therewith, the Company now operates under the name of Infinium Labs, Inc. and effective January 9, 2004, is trading on the over-the-counter (OTC) market under the trading symbol "IFLB".

Stock Issuance

On January 7, 2004, Infinium issued 114,500 shares of its Class A common stock in a private placement for consideration of $5.00 per share.

Stock Dividend

On January 7, 2004, the Board of Directors declared a stock dividend of 4 shares of Class A common stock for each share of common stock outstanding on January 19, 2004.

Stock Issuance

On January 22, 2004, Infinium issued 1,090,000 shares of its Class A common stock for consideration of $1.00 per share.

Financing Commitment

On January 26, 2004, Infinium announced that it has received a $15 million financing commitment. The financing, subject to certain conditions, will be provided by SBI-Brightline VI, LLC, an affiliate of SBI-USA, LLC and Infinium Investment Partners, LLC, an affiliate of Trilogy Capital Partners, Inc. Pursuant to the terms of the financing, SBI-Brightline VI and Infinium Investment Partners each have agreed to purchase 1 million shares of Common Stock of Infinium Labs at an average share price of $7.50, representing a total financing commitment of $15 million. Among other conditions, the financing is contingent on the effectiveness of a Registration Statement with the Securities and Exchange Commission covering the resale of the shares.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law ("DGCL") permits us to indemnify our directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement or incurred in defense of any action (other than an action by us or in our right) arising by reason of the fact that he is or was our officer or director, if in any civil action or proceeding it is determined that he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, it is determined that he had no reasonable cause to believe his conduct was unlawful. Section 145 also permits us to indemnify any such officer or director against expenses incurred in an action by us or in our right if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, except in respect of any matter as to which such person is adjudged to be liable to us, unless allowed by the court in which such action is brought. This statute requires indemnification of such officers and directors against expenses to the extent they may be successful in defending any such action. The statute also permits purchase of liability insurance by us on behalf of our officers and directors.

Our Bylaws provide for the mandatory indemnification of and advancement of litigation expenses to any person to the full extent permitted by the DGCL against expenses, judgments, fines and amounts paid in settlement reasonably incurred in connection with any action, suit or proceeding in which he is made, or threatened to be made, a party by reason of the fact he is or was our director or officer or, at our request, of another entity. These provisions are not exclusive of any other indemnification rights to which a person may otherwise be entitled. We may also purchase liability insurance on behalf of our directors and officers [and have done so].

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any breach of a director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends, stock purchases or redemptions of shares, or (iv) for any transaction from which the director derives an improper personal benefit. Our Certificate of Incorporation, as amended, includes such a provision.

Item 25. Other Expenses of Issuance and Distribution.

SEC registration fee	$10,000
Legal and accounting fees and expenses	$50,000
Transfer Agent	0
Taxes	0
Printing fees	0
Total	$60,000

All amounts in the above table have been paid by us from the proceeds of our offering.

Item 26. Recent Sales of Unregistered Securities.

On January 5, 2004, the Company issued 69,115,900 shares of restricted common stock as merger consideration to the former stockholders of Infinium Labs Operating Corporation.
.
On January 7, 2004, the Company issued 2,290,000 shares of restricted common stock to eight investors in a private placement for consideration of $572,500 ($0.25 per share).

On January 22, 2004, the Company issued 4,360,000 shares of restricted common stock to 32 investors in a private placement for consideration of $1,090,000 ($0.25 per share).

On February 12, 2004, the Company borrowed $1.4 million under a 15% secured debenture for a maximum term of 12 months. As additional consideration, the Company issued to the holder 80,000 shares of restricted common stock valued at $118,000 ($1.475 per share). The Company subsequently issued 1,638,350 shares of restricted common stock valued at $2,464,857 ($1.50 per share) under loan default provisions. These transactions were exempt from registration under Section 4(2) of the Securities Act because they did not involve any public offering.

On February 23, 2004, the Company borrowed $1.0 million under a 12% secured subordinated debenture for a maximum term of 12 months. As additional consideration, the Company issued to the holder 400,000 shares of restricted common stock valued at $198,000 ($0.495 per share). These transactions were exempt from registration under Section 4(2) of the Securities Act because they did not involve any public offering.

On February 27, 2004, the Company borrowed $500,000 under a 12% secured subordinated debenture for a maximum term of 12 months. As additional consideration, the Company issued to the holder 80,000 shares of restricted common stock valued at $118,000 ($1.475 per share). These transactions were exempt from registration under Section 4(2) of the Securities Act because they did not involve any public offering.

During February 2004, the Company issued 66,668 shares of restricted common stock valued at $98,335 ($1.475 per share) to a single claimant as consideration for the settlement of a lawsuit. This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve any public offering.

On March 30, 2004, the Company issued 1,750,000 shares of restricted common stock to six service providers in exchange for services valued at $2,581,250 ($1.475 per share). These transactions were exempt from registration under Section 4(2) of the Securities Act because they did not involve any public offering.

On April 7, 2004, the Company borrowed $500,000 under a 15% promissory note which was payable on December 15, 2004. As additional consideration, the Company issued 200,000 shares of restricted common stock valued at $284,000 ($1.42 per share). These transactions were exempt from section 4(2) of the Securities Act.

On May 7, 2004, the Company borrowed $250,000 under a 15% promissory note, which was payable on September 15, 2004. As additional consideration, the Company issued 100,000 shares of restricted common stock valued at $147,500 ($1.475 per share). This transactions were exempt from registration under section 4(2) of the Securities Act because they did not involve any public offering.

On May 18, 2004, the Company borrowed $350,000 under a 15% promissory note, which was payable on September June 8, 2004. As additional consideration, the Company issued 7,500 shares of restricted common stock valued at $11,025 ($1.47 per share). This transactions were exempt from registration under section 4(2) of the Securities Act because they did not involve any public offering.

On May 24, the Company issued 279,260 shares of restricted common stock for services with a fair value of $446,816 ($1.60 per share). These transactions were exempt from registration under Section 4(2) of the Securities Act because they did not involve any public offering.

On May 25, 2004, the Company issued 600,000 shares of restricted common stock for services valued at $864,000 ($1.44 per share). This transaction was exempt from registration under section 4(2) of the Securities Act because it did not involve any public offering.

On May 25, 2004, the Company issued 200,000 shares of restricted common stock for services valued at $288,000 ($1.44 per share). This transaction was exempt from registration under section 4(2) of the Securities Act because it did not involve any public offering.

On May 25, 2004, the Company issued 30,000 shares of restricted common stock for services valued at $43,200 ($1.44 per share). This transaction was exempt from registration under section 4(2) of the Securities Act because it did not involve any public offering.

On May 28, 2004, the Company borrowed $350,000 under a 15% promissory note, which was payable on August 2, 2004. As additional consideration, the Company issued 33,000 shares of restricted common stock valued at $47,190 ($1.43 per share). These transactions were exempt from registration under section 4(2) of the Securities Act because they did not involve any public offering.

On June 4, 2004, the Company borrowed $825,000 under a 15% secured convertible promissory note, which was payable no later than June 3, 2005. As additional consideration, the Company issued 511,000 shares of restricted common stock valued at $753,725 ($1.475 per share). The Company subsequently issued 74,999 shares of restricted common stock valued at $110,624 ($1.475 per share) as a penalty for our failure to profile a timely registration statement under the terms of our agreement. These transactions were exempt from registration under section 4(2) of the Securities Act because they did not involve any public offering.

On June 4, 2004, the Company issued 53,332 shares of restricted common stock valued at $77,565 ($1.455 per share) to a single claimant as consideration for the settlement of a lawsuit. This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve any public offering.

On June 18, 2004, the Company issued 440,000 shares of restricted common stock for services valued at $404,800 ($0.92 per share). This transaction was exempt from registration under section 4(2) of the Securities Act because it did not involve any public offering.

On June 21, 2004, the Company borrowed $1,500,000 under a 15% promissory note, which was payable no later than June 22, 2004. As additional consideration, the Company issued 60,000 shares of restricted common stock valued at $67,800 ($1.13 per share). The Company subsequently issued 75,000 shares of restricted common stock valued at $84,750 ($1.13 per share) under a loan default provision. These transactions were exempt from registration under section 4(2) of the Securities Act because they did not involve any public offering.

On June 30, 2004, the Company issued 100,000 shares of restricted common stock for services valued at $147,500 ($1.475 per share). This transaction was exempt from registration under section 4(2) of the Securities Act because it did not involve any public offering.

During June 2004, the Company issued 400,000 shares of restricted common stock to an investor for consideration of $100,000 ($0.25 per share). These transactions were exempt from registration under Section 4(2) of the Securities Act because they did not involve any public offering.

On July 28, 2004, the Company borrowed $500,000 under a 15% promissory note which is payable on July 28, 2005 and was guaranteed by a Director. As consideration for the Director's personal guaranty of note, the Company issued the Director 800,000 shares of restricted common stock having a fair value of $832,000 ($1.04 per share). This transaction was exempt from registration under section 4(2) of the Securities Act because it did not involve any public offering.

During August 2004, the Company issued 1,000,000 shares of restricted common stock to a consultant for real estate service with a fair value of $1,130,000 ($1.13 per share). This transaction was exempt from registration under section 4(2) of the Securities Act because it did not involve any public offering.

During August 2004, the Company issued 21,460 shares of restricted common stock to a consultant for services with a fair value of $13,734 ($0.64 per share). This transaction was exempt from registration under section 4(2) of the Securities Act because it did not involve any public offering.

During August, 2004, the Company issued 200,000 shares of restricted common stock to a consultant for financial services with a fair value of $122,000 ($0.61 per share). This transaction was exempt from registration under section 4(2) of the Securities Act because it did not involve any public offering.

During August 2004, the Company issued 36,000 shares of restricted common stock to a consultant for engineering services with a fair value of $21,420 ($0.60 per share). This transaction was exempt from registration under section 4(2) of the Securities Act because it did not involve any public offering.

On August 26, 2004, the Company issued 200,000 shares of restricted common stock to an investor for consideration of $200,000 ($1.00 per share). This transaction was exempt from registration under section 4(2) of the Securities Act because it did not involve any public offering.

On September 30, 2004, the Company issued 300,000 shares of restricted common stock to two employees with a fair value of $99,000 ($0.33 per share). This transaction was exempt from registration under section 4(2) of the Securities Act because it did not involve any public offering.

During August 2004, the Company issued 1,900,400 shares of restricted common stock to 36 investors for total consideration of $475,100 ($0.25 per share). This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

On October 8, 2004, the Company issued 40,000 shares of restricted common stock to an employee with a fair value of $20,000 ($0.50 per share). This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

On October 18, 2004, the Company issued 100,000 shares of restricted common stock to an employee with a fair value of $38,000 ($0.38 per share). This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

On October 21, 2004, the Company issued 50,000 shares of restricted common stock to a consultant for financial services with a fair value of $15,500 ($0.31 per share). This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

On October 21, 2004, the Company issued 800,000 shares of restricted common to a consultant for marketing services with a fair value of $232,000 ($0.29 per share). This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

On October 20, 2004, the Company borrowed $500,000 under a 10% promissory note which was payable on December 31, 2004. The Company issued 500,000 shares of restricted common stock with a fair value of $155,000 ($0.31 per share) as additional consideration for the note payable. This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

On October 27, 2004, the Company borrowed an aggregate of $500,000 under four 10% promissory notes which were payable on December 31, 2004. The Company issued 500,000 shares of restricted common stock with a fair value of $150,000 ($0.30 per share) as additional consideration for these notes payable. This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

On November 10, 2004, the Company issued 1,189,635 shares of restricted common stock to an investor for consideration of $264,075 ($0.22 per share). This transaction was exempt from registration under section 4(2) of the Securities Act because it did not involve any public offering.

On November 17, 2004, the Company issued 700,000 shares of restricted common stock to an employee with a fair value of $196,000 ($0.28 per share). This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

On November 17, 2004, the Company issued 200,000 shares of restricted common stock to an employee with a fair value of $56,000 ($0.28 per share). This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

On November 18, 2004, the Company issued 500,000 shares of restricted common stock to a consultant for services with a fair value of $130,000 ($0.26 per share). This transaction was exempt from registration under section 4(2) of the Securities Act because it did not involve any public offering.

On December 16, 2004, the Company borrowed an aggregate of $1,160,000 under 15 separate 8% convertible debentures Series 04-02. The Company issued 250,000 shares of restricted common stock with a fair value of $60,000 ($0.24 per share) as additional consideration for these debentures. The aforementioned securities were issued to the Lender by us pursuant to Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended, and/or Section 4(2) of the Act.

On December 28, 2004, the Company borrowed an aggregate of $1,000,000 under 14 separate 8% convertible debentures Series 04-03. The Company issued 500,000 shares of restricted common stock with a fair value of $370,000 ($0.74 per share) as additional consideration for these debentures. The aforementioned securities were issued to the Lender by us pursuant to Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended, and/or Section 4(2) of the Act.

During December 2004, the Company issued 175,000 shares of restricted common stock to debt holders for interest values at $17,500 ($0.10 per share). This transaction was exempt from registration under section 4(2) of the Securities Act because it did not involve any public offering.

During December 2004, the Company issued 100,000 shares of restricted common stock to debt holders for interest values at $25,000 ($0.25 per share). This transaction was exempt from registration under section 4(2) of the Securities Act because it did not involve any public offering.

During December 2004, the Company issued 100,000 shares of restricted common stock to debt holders for interest values at $25,000 ($0.25 per share). This transaction was exempt from registration under section 4(2) of the Securities Act because it did not involve any public offering.

During December 2004, the Company issued 150,000 shares of restricted common stock to an advisor for advisory services valued at $37,500 ($0.25 per share). This transaction was exempt from registration under section 4(2) of the Securities Act because it did not involve any public offering.

During December 2004, the Company issued 750,000 shares of restricted common stock to an employee with a fair value of $255,000 ($0.34 per share). This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

On January 6, 2005, the Company issued 7,043,750 shares of restricted common stock to convert a note payable with a fair value of $704,375 ($0.10 per share). This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

On January 28, 2005, the Company issued 1,200,000 shares of restricted common stock to a former employee with a fair value of $648,000 ($0.54 per share). This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

On February 11, 2005, the Company issued 4,925,291 shares of restricted common stock to convert a note payable with a fair value of $1,058,938 ($0.215 per share). This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

On March 10, 2005, the Company issued 100,000 shares of restricted common stock to a consultant with a fair value of $32,000 ($0.32 per share). This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

On March 11, 2005, the Company issued 800,000 shares of restricted common stock to a Director with a fair value of $272,000 ($0.34 per share). This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

On March 22, 2005, the Company issued 5,815,069 shares of restricted common stock to convert a note payable with a fair value of $581,507 ($0.10 per share). This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

On April 8, 2005, the Company issued 100,000 shares of restricted common stock to an employee with a fair value of $26,000 ($0.26 per share). This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

On April 11, 2005, the Company issued 7,825,000 shares of restricted common stock to convert a note payable with a fair value of $1,565,000 ($0.15 per share). This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

Unless otherwise stated all of the above-referenced securities were issued in a transaction exempt from the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Rule 506 of Regulation D promulgated thereunder based on the following facts (the "Rule 506 Conditions"):

(i) the securities were sold only to accredited investors;

(ii) the securities were not offered by any form of general solicitation or general advertising;

(iii) each investor had represented that such investor was acquiring the securities for such investor's own account for investment; and

(iv) the securities were issued with restrictive legends.

Item 27. Exhibits.

All of the documents listed below as exhibits have been executed.

Exhibit No.	Exhibit Description	Location

2-1	Agreement and Plan of Merger dated as of Filed herewith	Incorporated by Reference to Exhibit
	December 24, 2003 by and among Global Business	2-1 to Form 8-K filed with the SEC on
	Resources, Inc., Global Infinium Merger Sub, Inc.,	January 20, 2004
Infinium Labs Corporation and Peter J. Goldstein

3-1	Certificate of Incorporation	Incorporated by Reference to Exhibit
3-0 to Form SB-2 (Registration No.
333-67990) filed with the SEC on
August 20, 2001

3-2	Certificate of Amendment of Certificate of Incorporation	Incorporated by reference to Exhibit
3-2 to the Company's Form 10-KSB for
the year ended December 31, 2003

3-3	Certificate of Amendment of Certificate of Incorporation	Incorporated by reference to Exhibit
3-3 to the Company's Form 10-KSB for
the year ended December 31, 2003

3-4	By-laws	Incorporated by reference to Exhibit
3-4 to the Company's Form 10-KSB for
the year ended December 31, 2003

4-1	Stock Purchase Agreement dated as of January 22, 2004	Incorporated by reference to Exhibit
	between Infinium Labs, Inc. and SBI Brightline VI, LLC	4-1 to Form 8-K filed with the SEC on
January 26, 2004

4-2	Stock Purchase Agreement dated as of January 22, 2004	Incorporated by reference to Exhibit
	between Infinium Labs, Inc. and Infinium Investment	4-2 to Form 8-K filed with the SEC on
	Partners, LLC	January 26, 2004

4-3	Form of Subscription Agreement between Infinium Labs,	Incorporated by reference to Exhibit
	Inc. and certain stockholders of Infinium Labs, Inc.	4-3 to the Company's Form 10-KSB for
the year ended December 31, 2003

5-1	Opinion from counsel	Filed herewith

10-1	12% Secured Subordinated Debenture between the Company	Incorporated by reference to Exhibit
	and Contare Ventures, LLC, dated February 23, 2004	10-12 to the Form 10-QSB filed with the
SEC on August 23, 2004

10-2	12% Secured Subordinated Debenture between the Company	Incorporated by reference to Exhibit
	and Gary Kurfirst, dated February 23, 2004	10-9 to the Form 10-QSB filed with the
SEC on August 23, 2004

10-3	15% Secured Debenture between the Company and James	Incorporated by reference to Exhibit
	Beshara, dated March 29, 2004	10-4 to the Form 10-QSB filed with the
SEC on August 23, 2004

10-4	15% Secured Debenture between the Company and Ronald	Incorporated by reference to Exhibit
	Westman, dated April 7, 2004	10-11 to the Form 10-QSB filed with the
SEC on August 23, 2004

10-5	15% Secured Subordinated Debenture between the Company	Incorporated by reference to Exhibit
	and James Beshara, dated May 3, 2004	10-3 to the Form 10-QSB filed with the
SEC on August 23, 2004

10-6	15% Secured Debenture between the Company and Ronald	Incorporated by reference to Exhibit
	Westman, dated May 7, 2004	10-1 to the Form 10-QSB filed with the
SEC on August 23, 2004

10-7	Pledge Agreement between Robert F. Shambro in favor of	Incorporated by reference to Exhibit
	Phoenix Capital Opportunity Fund, dated May 12, 2004	10-6 to the Form 10-QSB filed with the
SEC on August 23, 2004

10-8	Promissory Note between the Company and Sharon M.	Incorporated by reference to Exhibit
	Beshara, dated May 18, 2004	10-5 to the Form 10-QSB filed with the
SEC on August 23, 2004

10-9	15% Secured Subordinated Debenture between the Company	Incorporated by reference to Exhibit
	and SBI USA, LLC, dated May 28, 2004	10-10 to the Form 10-QSB filed with the
SEC on August 23, 2004

10-11	Amended and restated convertible secured promissory note	Incorporated by reference to Exhibit
	dated, June 16, 2004, between the Company and Phantom	10-2 to the Form 10-QSB filed with
	Investors, LLC	the SEC on August 23, 2004

10-12	Commercial Promissory Note between the Company and	Incorporated by reference to Exhibit
	Video Associates, LLC, dated June 2004	10-8 to the Form 10-QSB filed with
the SEC on August 23, 2004

10-13	Employee Stock Ownership	Incorporated by reference to Exhibit
10-13 to the Form 10-QSB filed with
the SEC on August 23, 2004

10-14	Promissory Note between the Company and Stephen	Incorporated by reference to Exhibit
	A. Witzer, dated July 28, 2004	10-14 to the Form SB-2/A filed with
the SEC on February 14, 2005

10-15	10% Secured Promissory Note between the Company and	Incorporated by reference to Exhibit
	Hazinu Ltd., dated October 20, 2004	4-2 to Form 8-K filed with the SEC on
October 29, 2004

10-16	10% Secured Promissory Note between the Company and JM	Incorporated by reference to Exhibit
	Investors, LLC, Fenmore Holdings, LLC, Viscount	4-6 to Form 8-K filed with the SEC on
	Investments Limited and Congregation Mishkan Sholom,	October 29, 2004
dated October 27, 2004

10-17	Securities Purchase Agreement between the Company and	Incorporated by reference to Exhibit
	Hazinu Ltd., JM Investors, LLC, Fenmore Holdings, LLC,	4-1 to Form 8-K filed with the SEC on
	Viscount Investments Limited and Congregation Mishkan	December 22, 2004
Sholom, dated December 13,2004

10-18	Registration Rights Agreement between the Company and	Incorporated by reference to Exhibit
	Hazinu Ltd., JM Investors, LLC, Fenmore Holdings, LLC,	4-2 to Form 8-K filed with the SEC on
	Viscount Investments Limited and Congregation Mishkan	December 22, 2004
Sholom, dated December 13,2004

10-19	8% Convertible Debenture between the Company and Hazinu	Incorporated by reference to Exhibit
	Ltd., JM Investors, LLC, Fenmore Holdings, LLC, Viscount	4-3 to Form 8-K filed with the SEC on
	Investments Limited and Congregation Mishkan Sholom,	December 22, 2004
dated December 13,2004

10-20	8% Convertible Debenture between the Company and	Incorporated by reference to Form 8-K
	accredited investors, dated December 23,2004	filed with the SEC on January 5, 2005

10-21	Employment agreement between the Company and Richard	Incorporated by reference to Exhibit
	Skoba dated January 3, 2003	10-21 to the Company's Form 10-KSB
for the year ended December 31, 2004

10-22	Pinnacle Marketing agreement to serve as manufacturing	Incorporated by reference to Exhibit
	Representatives	10-22 to the Form SB-2/A filed with
the SEC on February 14, 2005

10-23	Summit Marketing agreement to serve as manufacturing	Incorporated by reference to Exhibit
	Representatives	10-23 to the Form SB-2/A filed with
the SEC on February 14, 2005

10-24	Limelight Networks agreement to provide digital	Incorporated by reference to Exhibit
	delivery network services	10-24 to the Form SB-2/A filed with
the SEC on February 14, 2005

10-25	Chicony agreement to manufacture system hardware	Incorporated by reference to Exhibit
10-25 to the Form SB-2/A filed with
the SEC on February 14, 2005

10-26	Saitek agreement to manufacture system hardware	Incorporated by reference to Exhibit
10-26 to the Form SB-2/A filed with
the SEC on February 14, 2005

10-27	BIOSTAR® Microtech International Corp. agreement for	Incorporated by reference to Exhibit
	engineering, industrial design and manufacturing	10-27 to the Form SB-2/A filed with
the SEC on February 14, 2005

10-28	Teague agreement for engineering and industrial design	Incorporated by reference to Exhibit
10-28 to the Form SB-2/A filed with
the SEC on February 14, 2005

10-29	Employment agreement between the Company and Richard	Incorporated by reference to Exhibit
	Skoba dated June 1, 2004	10-29 to the Company's Form 10-KSB
for the year ended December 31, 2004

10-30	Employment agreement between the Company and Timothy	Incorporated by reference to Exhibit
	M. Roberts dated September 17, 2004	10-30 to the Company's Form 10-KSB
for the year ended December 31, 2004

10-31	Employment agreement between the Company and Kevin	Incorporated by reference to Exhibit
	Bachus dated November 1, 2003	10-31 to the Company's Form 10-KSB
for the year ended December 31, 2004

10-32	Employment agreement between the Company and Tyrol	Incorporated by reference to Exhibit
	Graham dated January 15, 2004	10-32 to the Company's Form 10-KSB
for the year ended December 31, 2004

10-33	Employment agreement between the Company and Andrew	Incorporated by reference to Exhibit
	Schneider dated May 24, 2004	10-33 to the Company's Form 10-KSB
for the year ended December 31, 2004

23-1	Consent from accountants	Filed herewith

Exhibit No.	Exhibit Description	Location

2-1	Agreement and Plan of Merger dated as of Filed herewith	Incorporated by Reference to Exhibit
	December 24, 2003 by and among Global Business	2-1 to Form 8-K filed with the SEC on
	Resources, Inc., Global Infinium Merger Sub, Inc.,	January 20, 2004
Infinium Labs Corporation and Peter J. Goldstein

3-1	Certificate of Incorporation	Incorporated by Reference to Exhibit
3-0 to Form SB-2 (Registration No.
333-67990) filed with the SEC on
August 20, 2001

3-2	Certificate of Amendment of Certificate of Incorporation	Incorporated by reference to Exhibit
3-2 to the Company's Form 10-KSB for
the year ended December 31, 2003

3-3	Certificate of Amendment of Certificate of Incorporation	Incorporated by reference to Exhibit
3-3 to the Company's Form 10-KSB for
the year ended December 31, 2003

3-4	By-laws	Incorporated by reference to Exhibit
3-4 to the Company's Form 10-KSB for
the year ended December 31, 2003

4-1	Stock Purchase Agreement dated as of January 22, 2004	Incorporated by reference to Exhibit
	between Infinium Labs, Inc. and SBI Brightline VI, LLC	4-1 to Form 8-K filed with the SEC on
January 26, 2004

4-2	Stock Purchase Agreement dated as of January 22, 2004	Incorporated by reference to Exhibit
	between Infinium Labs, Inc. and Infinium Investment	4-2 to Form 8-K filed with the SEC on
	Partners, LLC	January 26, 2004

4-3	Form of Subscription Agreement between Infinium Labs,	Incorporated by reference to Exhibit
	Inc. and certain stockholders of Infinium Labs, Inc.	4-3 to the Company's Form 10-KSB for
the year ended December 31, 2003

5-1	Opinion from counsel	Filed herewith

10-1	12% Secured Subordinated Debenture between the Company	Incorporated by reference to Exhibit
	and Contare Ventures, LLC, dated February 23, 2004	10-12 to the Form 10-QSB filed with the
SEC on August 23, 2004

10-2	12% Secured Subordinated Debenture between the Company	Incorporated by reference to Exhibit
	and Gary Kurfirst, dated February 23, 2004	10-9 to the Form 10-QSB filed with the
SEC on August 23, 2004

10-3	15% Secured Debenture between the Company and James	Incorporated by reference to Exhibit
	Beshara, dated March 29, 2004	10-4 to the Form 10-QSB filed with the
SEC on August 23, 2004

10-4	15% Secured Debenture between the Company and Ronald	Incorporated by reference to Exhibit
	Westman, dated April 7, 2004	10-11 to the Form 10-QSB filed with the
SEC on August 23, 2004

10-5	15% Secured Subordinated Debenture between the Company	Incorporated by reference to Exhibit
	and James Beshara, dated May 3, 2004	10-3 to the Form 10-QSB filed with the
SEC on August 23, 2004

10-6	15% Secured Debenture between the Company and Ronald	Incorporated by reference to Exhibit
	Westman, dated May 7, 2004	10-1 to the Form 10-QSB filed with the
SEC on August 23, 2004

10-7	Pledge Agreement between Robert F. Shambro in favor of	Incorporated by reference to Exhibit
	Phoenix Capital Opportunity Fund, dated May 12, 2004	10-6 to the Form 10-QSB filed with the
SEC on August 23, 2004

10-8	Promissory Note between the Company and Sharon M.	Incorporated by reference to Exhibit
	Beshara, dated May 18, 2004	10-5 to the Form 10-QSB filed with the
SEC on August 23, 2004

10-9	15% Secured Subordinated Debenture between the Company	Incorporated by reference to Exhibit
	and SBI USA, LLC, dated May 28, 2004	10-10 to the Form 10-QSB filed with the
SEC on August 23, 2004

10-11	Amended and restated convertible secured promissory note	Incorporated by reference to Exhibit
	dated, June 16, 2004, between the Company and Phantom	10-2 to the Form 10-QSB filed with
	Investors, LLC	the SEC on August 23, 2004

10-12	Commercial Promissory Note between the Company and	Incorporated by reference to Exhibit
	Video Associates, LLC, dated June 2004	10-8 to the Form 10-QSB filed with
the SEC on August 23, 2004

10-13	Employee Stock Ownership	Incorporated by reference to Exhibit
10-13 to the Form 10-QSB filed with
the SEC on August 23, 2004

10-14	Promissory Note between the Company and Stephen	Incorporated by reference to Exhibit
	A. Witzer, dated July 28, 2004	10-14 to the Form SB-2/A filed with
the SEC on February 14, 2005

10-15	10% Secured Promissory Note between the Company and	Incorporated by reference to Exhibit
	Hazinu Ltd., dated October 20, 2004	4-2 to Form 8-K filed with the SEC on
October 29, 2004

10-16	10% Secured Promissory Note between the Company and JM	Incorporated by reference to Exhibit
	Investors, LLC, Fenmore Holdings, LLC, Viscount	4-6 to Form 8-K filed with the SEC on
	Investments Limited and Congregation Mishkan Sholom,	October 29, 2004
dated October 27, 2004

10-17	Securities Purchase Agreement between the Company and	Incorporated by reference to Exhibit
	Hazinu Ltd., JM Investors, LLC, Fenmore Holdings, LLC,	4-1 to Form 8-K filed with the SEC on
	Viscount Investments Limited and Congregation Mishkan	December 22, 2004
Sholom, dated December 13,2004

10-18	Registration Rights Agreement between the Company and	Incorporated by reference to Exhibit
	Hazinu Ltd., JM Investors, LLC, Fenmore Holdings, LLC,	4-2 to Form 8-K filed with the SEC on
	Viscount Investments Limited and Congregation Mishkan	December 22, 2004
Sholom, dated December 13,2004

10-19	8% Convertible Debenture between the Company and Hazinu	Incorporated by reference to Exhibit
	Ltd., JM Investors, LLC, Fenmore Holdings, LLC, Viscount	4-3 to Form 8-K filed with the SEC on
	Investments Limited and Congregation Mishkan Sholom,	December 22, 2004
dated December 13,2004

10-20	8% Convertible Debenture between the Company and	Incorporated by reference to Form 8-K
	accredited investors, dated December 23,2004	filed with the SEC on January 5, 2005

10-21	Employment agreement between the Company and Richard	Incorporated by reference to Exhibit
	Skoba dated January 3, 2003	10-21 to the Company's Form 10-KSB
for the year ended December 31, 2004

10-22	Pinnacle Marketing agreement to serve as manufacturing	Incorporated by reference to Exhibit
	Representatives	10-22 to the Form SB-2/A filed with
the SEC on February 14, 2005

10-23	Summit Marketing agreement to serve as manufacturing	Incorporated by reference to Exhibit
	Representatives	10-23 to the Form SB-2/A filed with
the SEC on February 14, 2005

10-24	Limelight Networks agreement to provide digital	Incorporated by reference to Exhibit
	delivery network services	10-24 to the Form SB-2/A filed with
the SEC on February 14, 2005

10-25	Chicony agreement to manufacture system hardware	Incorporated by reference to Exhibit
10-25 to the Form SB-2/A filed with
the SEC on February 14, 2005

10-26	Saitek agreement to manufacture system hardware	Incorporated by reference to Exhibit
10-26 to the Form SB-2/A filed with
the SEC on February 14, 2005

10-27	BIOSTAR® Microtech International Corp. agreement for	Incorporated by reference to Exhibit
	engineering, industrial design and manufacturing	10-27 to the Form SB-2/A filed with
the SEC on February 14, 2005

10-28	Teague agreement for engineering and industrial design	Incorporated by reference to Exhibit
10-28 to the Form SB-2/A filed with
the SEC on February 14, 2005

10-29	Employment agreement between the Company and Richard	Incorporated by reference to Exhibit
	Skoba dated June 1, 2004	10-29 to the Company's Form 10-KSB
for the year ended December 31, 2004

10-30	Employment agreement between the Company and Timothy	Incorporated by reference to Exhibit
	M. Roberts dated September 17, 2004	10-30 to the Company's Form 10-KSB
for the year ended December 31, 2004

10-31	Employment agreement between the Company and Kevin	Incorporated by reference to Exhibit
	Bachus dated November 1, 2003	10-31 to the Company's Form 10-KSB
for the year ended December 31, 2004

10-32	Employment agreement between the Company and Tyrol	Incorporated by reference to Exhibit
	Graham dated January 15, 2004	10-32 to the Company's Form 10-KSB
for the year ended December 31, 2004

10-33	Employment agreement between the Company and Andrew	Incorporated by reference to Exhibit
	Schneider dated May 24, 2004	10-33 to the Company's Form 10-KSB
for the year ended December 31, 2004

23-1	Consent from accountants	Filed herewith

Item 28. Undertakings.

The undersigned registrant hereby undertakes that:

(1) It will file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) For the purpose of determining any liability under the Securities Act of 1933, treat each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof; and

(3) It will remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida on May 9, 2005.

INFINIUM LABS, INC.

By:	/s/ Timothy M. Roberts

Timothy M. Roberts Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy M. Roberts his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy M. Roberts	Chairman, Chief Executive	May 9, 2005
Timothy M. Roberts	Officer and Director
(Principal Executive Officer)
and Acting Chief
Financial Officer
(Principal Financial
and Accounting Officer)

/s/ Richard Angelotti	Director	May 9, 2005
Richard Angelotti